As filed with the U.S. Securities and Exchange Commission on March 30, 2007

File No. 811-7436

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    ☒

Amendment No. 36

THE DFA INVESTMENT TRUST COMPANY

(Exact Name of Registrant as Specified in Charter)

1299 Ocean Avenue, Santa Monica, CA 90401

(Address of Principal Executive Offices) (Zip Code)

(310) 395-8005

(Registrant’s Telephone Number, Including Area Code)

Catherine L. Newell, 1299 Ocean Avenue, Santa Monica, CA 90401

(Name and Address of Agent for Service of Process)

Please Send Copy of Communications to:

Mark A. Sheehan, Esq.

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103

THE DFA INVESTMENT TRUST COMPANY

The U.S. Large Company Series

The Enhanced U.S. Large Company Series

The U.S. Large Cap Value Series

The Tax-Managed U.S. Marketwide Value Series

The Tax-Managed U.S. Equity Series

The U.S. Small Cap Value Series

The U.S. Small Cap Series

The U.S. Micro Cap Series

The DFA International Value Series

The Japanese Small Company Series

The Asia Pacific Small Company Series

The United Kingdom Small Company Series

The Continental Small Company Series

The Canadian Small Company Series

The Global Value Series

The Global Large Company Series

The Global Small Company Series

The Emerging Markets Series

The Emerging Markets Small Cap Series

The DFA One-Year Fixed Income Series

The DFA Two-Year Global Fixed Income Series

March 30, 2007

FORM N-1A, Part A:

Responses to Items 1 through 3 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

4(a) and (b) Investment Objectives and Implementation of Investment Objectives. The DFA Investment Trust Company (the “Trust”) issues twenty-one series that are listed above, each of which operates as a diversified investment company and represents a separate class (“Series”) of the Trust’s shares of beneficial interest. Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (the “Advisor”) serves as investment advisor to each of the Series, except The Global Value Series, The Global Large Company Series and The Global Small Company Series (collectively the “Global Series”). The Advisor serves as administrator of the Global Series.

The investment objectives, policies and investment limitations of each Series are set forth below. The investment objective of a Series may not be changed without the affirmative vote of a majority of the outstanding voting securities of that Series. The Trust sells its shares to institutional investors only. Shares of each Series may be issued for cash and/or securities in which a Series is authorized to invest. In addition, when acquiring securities from an institutional investor in consideration of the issuance of its shares, a Series may accept securities from the transferor that it would not otherwise purchase pursuant to its investment policies, as described below. Any such acquisition would be very small in relation to the then total current value of the assets acquired by a Series in any such transaction.

The U.S. Large Company Series

The U.S. Large Company Series seeks, as its investment objective, to approximate the total investment return of the Standard & Poor’s 500 Composite Stock Index® (the “S&P 500® Index”). The Series intends to purchase all of the stocks that comprise the S&P 500® Index in approximately the proportions as they are represented in the S&P 500® Index. The S&P 500® Index is comprised of a broad and diverse group of stocks. Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S. stocks. For this Series, the Advisor considers the stocks that comprise the S&P 500® Index to be those of large companies. Under normal market conditions, at least 95% of the Series’ assets will be invested in the stocks that comprise the S&P 500® Index. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The U.S. Large Company Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. The Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. In addition, the Series may enter into futures contracts and options on futures contracts for U.S. equity market securities and indices. In addition to money market instruments and other short-term investments, The U.S. Large Company Series may invest in affiliated and unaffiliated unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

Ordinarily, portfolio securities will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500® Index, including as a result of mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series’ shares. Given the impact on prices of securities affected by the reconstitution of the S&P 500® Index around the time of a reconstitution date, the Series may purchase or sell securities that may be impacted by the reconstitution before or after the reconstitution date of the S&P 500® Index. For information concerning Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies (“S&P”) and disclaimers of S&P with respect to the Series, see “STANDARD & POOR’S—INFORMATION AND DISCLAIMERS,” below.

The Enhanced U.S. Large Company Series

The Enhanced U.S. Large Company Series seeks, as its investment objective, to achieve a total return that exceeds the total return performance of the S&P 500® Index. The Series may purchase all of the stocks represented in the S&P 500® Index, options on stock indices, stock index futures, options on stock index futures, swap agreements on stock indices and, to the extent permissible pursuant to the Investment Company Act of 1940, shares of investment companies that invest in stock indices. The Series generally invests in S&P 500® Index futures contracts and fixed income contracts. The Series may, from time to time, also invest in options on stock indices, stock index futures, options on stock index futures and swap agreements based on indices other than, but similar to, the S&P 500® Index (such instruments, whether or not based on the S&P 500® Index, hereinafter collectively referred to as “Index Derivatives”). The S&P 500® Index is comprised of a broad and diverse group of stocks. Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S. stocks. The Advisor considers the stocks that comprise the S&P 500® Index to be those of large companies. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in short term fixed income obligations that are overlaid by futures, swaps and other derivatives of the S&P 500® Index to create exposure to the performance of large U.S. companies. Alternatively, the Series may invest at least 80% of its net assets directly in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Series may invest all of its assets in Index Derivatives (see Item 4(c) “Risks”). Assets of The Enhanced U.S. Large Company Series not invested in S&P 500® Index or Index Derivatives may be invested in short-term fixed income obligations including: U.S. government obligations, U.S. government agency obligations, corporate debt obligations, bank obligations, commercial paper, repurchase agreements, foreign government and agency obligations, supranational organization obligations, foreign issuer obligations, Eurodollar obligations, and to the extent permitted by the Investment Company Act of 1940, shares of affiliated and unaffiliated registered and unregistered money market funds (collectively, “Fixed Income Investments”). (For a description of these fixed income investments and credit quality requirements, see “INVESTMENT OBJECTIVES AND POLICIES—FIXED INCOME SERIES—Description of Investments.”) In addition, The Enhanced U.S. Large Company Series may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled investments for the purpose of gaining exposure to the equity markets while maintaining liquidity. Investments in the securities of other investment companies, including ETFs and money market funds, will involve duplication of certain fees and expenses.

The percentage of assets of the Series that will be invested in S&P 500® Index stocks, Index Derivatives and Fixed Income Investments may vary from time to time, within the discretion of the Advisor and according to restraints imposed by the Investment Company Act of 1940. The Series will maintain a segregated account consisting of liquid assets (or, as permitted by applicable interpretations by the Securities and Exchange Commission (“SEC”), enter into offsetting positions) to cover its open positions in Index Derivatives to avoid leveraging by the Series.

The Series will enter into positions in futures and options on futures only to the extent such positions are permissible with respect to applicable rules of the Commodity Futures Trading Commission without registering the Series or the Trust as a commodity pool operator. In addition, the Series may not be able to utilize Index Derivatives to the extent otherwise permissible or desirable because of constraints imposed by the Internal Revenue Code of 1986, as amended (the “Code”) or by unanticipated illiquidity in the marketplace for such instruments. For more information about Index Derivatives, see Item 4(c) “Risks.”

It is the position of the SEC that over-the-counter options are illiquid. Accordingly, the Series will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

STANDARD & POOR’S - INFORMATION AND DISCLAIMERS

Neither The U.S. Large Company Series nor The Enhanced U.S. Large Company Series (together, the “Large Company Series”) are sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Large Company Series or any member of the public regarding the advisability of investing in securities generally or in the Large Company Series particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to the Large Company Series is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Large Company Series. S&P has no obligation to take the needs of the Large Company Series or their respective owners into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Large Company Series or in the issuance or sale of shares of the Large Company Series or in the determination or calculation of the equation by which the Large Company Series shares are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Large Company Series.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES AND U.S. EQUITY SERIES

U.S. VALUE SERIES

The investment objective of The U.S. Large Cap Value Series (the “Large Cap Value Series”), The Tax-Managed U.S. Marketwide Value Series (the “Tax-Managed Value Series”), and The U.S. Small Cap Value Series (the “Small Cap Value Series”) (collectively, the “U.S. Value Series”) is to achieve long-term capital appreciation. Ordinarily, each U.S. Value Series generally will purchase a broad and diverse group of readily marketable common stocks of U.S. companies that the Advisor determines to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value (a “book-to-market ratio”). In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time.

The Large Cap Value Series generally will purchase a broad and diverse group of the common stocks of large cap companies traded on a principal U.S. exchange or the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, for the purposes of this Series, the Advisor considers large cap companies to be companies whose market capitalizations are generally in the highest 90% of total market capitalization or companies whose market capitalizations are larger than the 1000th largest U.S. company, whichever results in the higher market capitalization break. For purposes of this registration statement, “total market capitalization” is based on the market capitalization of U.S. operating companies listed on the New York Stock Exchange (“NYSE”), American Stock Exchange (“Amex”) or the Nasdaq Global Market® (“Nasdaq”). Under the Advisor’s market capitalization guidelines described above, as of December 31, 2006, the market capitalization of a large cap company was defined by the 90% market capitalization guideline to be $2,092 million or above. This dollar amount will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Large Cap Value Series will invest at least 80% of its net assets in securities of large cap U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Tax-Managed Value Series generally will purchase a broad and diverse group of the common stocks of companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers for purchase by the Series securities of companies whose market capitalizations generally fall within the range of total market capitalization. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in securities of U.S. companies. If the Series changes this policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Small Cap Value Series generally will purchase a broad and diverse group of the common stocks of small cap companies traded on a principal U.S. exchange or the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, for the purposes of this Series, the Advisor considers small cap companies to be companies whose market capitalizations are generally in the lowest 10% of total market capitalization or whose market capitalizations are smaller than the 1000th largest U.S. company, whichever results in the higher market capitalization break. Under the Advisor’s market capitalization guidelines described above, as of December 31, 2006, the market capitalization of a small cap company was defined by the 10% market capitalization guideline to be $2,092 million or below. This dollar amount will change due to market conditions. When implementing its strategy, the Small Cap Value Series will, as of the date of this registration statement, generally purchase securities of companies that are in the lowest 8% of total market capitalization but also may purchase securities of companies above this range that are considered small cap companies under the Advisor’s market capitalization guidelines. As a non-fundamental policy, under normal circumstances, the Small Cap Value Series will invest at least 80% of its assets in small cap U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

On at least a semi-annual basis, the Advisor will prepare lists of companies whose stock is eligible for investment by a U.S. Value Series. The total market capitalization ranges, and the value criteria used by the Advisor for the U.S. Value Series, as described above, generally apply at the time of purchase by the Series. Each U.S. Value Series is not required to dispose of a security if the security’s issuer is no longer within the total market capitalization range or does not meet current value criteria. Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization and/or value criteria nevertheless may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale. See “INVESTMENT OBJECTIVES AND POLICIES—U.S. VALUE SERIES AND U.S. EQUITY SERIES—Portfolio Transactions” in this registration statement.

Each U.S. Value Series may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. Each U.S. Value Series also may enter into futures contracts and options on futures contracts for U.S. equity securities and indices. The Tax-Managed Value Series also may invest in ETFs and similarly structured pooled investments for the purpose of gaining exposure to the U.S. equity markets while maintaining liquidity.

In addition to money market instruments and other short-term investments, the Large Cap Value Series and the Small Cap Value Series each may invest in affiliated and unaffiliated unregistered money market funds and the Tax-Managed Value Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

U.S. EQUITY SERIES

The investment objective of The Tax-Managed U.S. Equity Series (the “Tax-Managed Equity Series”) is to achieve long-term capital appreciation. The Tax-Managed Equity Series generally will purchase a broad and diverse group of the common stocks of companies traded on a principal U.S. exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers for purchase by the Series securities of all companies whose market capitalizations generally fall within the range of total market capitalization. As a non-fundamental policy, under normal circumstances, the Tax-Managed Equity Series will invest at least 80% of its net assets in equity securities of U.S. companies. If the Series changes this policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

On at least a semi-annual basis, the Advisor will prepare lists of companies whose stock is eligible for investment by the Tax-Managed Equity Series. The total market capitalization range used by the Advisor for the Tax-Managed Equity Series, as described above, generally applies at the time of purchase by the Series. The Tax-Managed Equity Series is not required to dispose of a security if the security’s issuer is no longer within the total market capitalization range. Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization criteria nevertheless may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale. See “INVESTMENT OBJECTIVES AND POLICIES—U.S. VALUE SERIES AND U.S. EQUITY SERIES—Portfolio Transactions” in this registration statement. The Tax-Managed Equity Series may invest in ETFs and similarly structured pooled investments for the purpose of gaining exposure to the U.S. equity markets while maintaining liquidity. The Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Series may enter into futures contracts and options on futures contracts for U.S. equity securities and indices.

The Tax-Managed Series. Except as described under “Portfolio Structure,” the Tax-Managed Value Series and Tax-Managed Equity Series (collectively, the “Tax-Managed Series”) intend to invest in a large portion of the universe of companies whose shares are eligible for investment. The investment portfolio of each Tax-Managed Series generally will be structured using a market capitalization weighted approach. Ordinarily, the amount of each security is purchased based on the issuer’s relative market capitalization. However, the Tax-Managed Series should not be expected to adhere to the market capitalization weighted approach to the same extent as non-tax-managed Series.

Each Tax-Managed Series seeks to maximize the after-tax value of shareholders’ investment in the Series by managing its portfolio in a manner that will defer the realization of net capital gains where possible and may attempt to reduce dividend income.

When selling securities, a Tax-Managed Series typically will select the highest cost shares of the specific security in order to minimize the realization of capital gains. In certain cases, the highest cost shares may produce a short-term capital gain. Since short-term capital gains generally are taxed at higher tax rates than long-term capital gains, the highest cost shares with a long-term holding period may be disposed of instead. A Tax-Managed Series, when possible, will refrain from disposing of a security until the long-term holding period for capital gains for tax purposes has been satisfied. Additionally, a Tax-Managed Series, when consistent with all other tax management policies, may sell securities in order to realize capital losses. Realized capital losses can be used to offset realized capital gains, thus reducing capital gains distributions.

The Advisor may attempt to time the purchases and sales of securities to reduce the receipt of dividends when possible. With respect to dividends that are received, a Tax-Managed Series may not be eligible to pass through the dividends received deduction attributable to holdings in U.S. equity securities to corporate shareholders if, because of certain timing rules, hedging activities, or debt financing activities at the level of the Series, a feeder portfolio of the Series, or the corporate shareholder of the feeder portfolio, the requisite holding period of the dividend-paying stock is not met.

Each Tax-Managed Series is expected to deviate from its market capitalization weighted approach to a greater extent than the non-tax-managed Series. For example, the Advisor may delay buying or exclude the stock of a company that meets applicable market capitalization criteria in order to avoid dividend income, and may sell the stock of a company that meets applicable market capitalization criteria in order to realize a capital loss. Also, while other Series are managed with the expectation that securities generally will be held for longer than one year, a Tax-Managed Series may dispose of securities whenever the Advisor determines that disposition is consistent with its tax management strategies or is otherwise in the best interest of the Tax-Managed Series.

Although the Advisor intends to manage each Tax-Managed Series in a manner that considers the effects of the realization of capital gains and taxable dividend income each year, each Tax-Managed Series may nonetheless distribute taxable gains and dividends to shareholders. Realization of capital gains is not entirely within the Advisor’s control. Capital gains distributions may vary considerably from year to year; there will be no capital gains distributions in years when a Tax-Managed Series realizes a net capital loss. Furthermore, redeeming shareholders will be required to pay taxes on their capital gains, if any, on a redemption of the Series’ shares, whether paid in cash or in-kind, if the amount received on redemption is greater than the amount of the shareholder’s tax basis in the shares redeemed.

Portfolio Structure. The U.S. Value Series may invest a portion of their assets, ordinarily not more than 20%, in high quality, highly liquid fixed income securities, such as money market instruments and short-term repurchase agreements. The Tax-Managed Equity Series also may invest a portion of its assets, ordinarily not more than 20%, in a wide variety of cash investments, such as money market instruments. In addition, the Large Cap Value Series and Small Cap Value Series are permitted to purchases shares of affiliated and unaffiliated unregistered money market funds and both Tax-Managed Series are permitted to purchase shares of affiliated and unaffiliated registered and unregistered money market funds.

The U.S. Value Series and the Tax-Managed Equity Series will purchase securities that are listed on the principal U.S. national securities exchanges or traded on the over-the-counter market. Each of the U.S. Value Series and the Tax-Managed Equity Series will be structured using a market capitalization weighted approach. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization (except as described above in “The Tax-Managed Series”). Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as momentum, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may deviate from market capitalization weighting to limit or fix the exposure of a Series to a particular issuer to a maximum proportion of the assets of the Series. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Deviation from market capitalization weighting also will occur in the U.S. Value Series and the Tax-Managed Equity Series because the Advisor generally intends to purchase round lots. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by a Series may be reduced, from time to time. A portion, but generally not in excess of 20% of a Series’ assets, may be invested in interest-bearing obligations, as described above, thereby causing further deviation from market capitalization weighting. The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange in exchange for the issuance of their shares. (See “In-kind Purchases” in Item 6(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of a Series. On not less than a semi-annual basis, for each U.S. Value Series, the Advisor will calculate the book-to-market ratio necessary to determine those companies whose stocks may be eligible for investment.

Portfolio Transactions. The U.S. Value Series and the Tax-Managed Equity Series do not intend to purchase or sell securities based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase. As described above under “Portfolio Structure,” investments generally will be made in most of the eligible securities using a market capitalization weighted approach.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. The Large Cap Value Series and the Tax-Managed Series may sell portfolio securities when the issuer’s market capitalization falls below that of the issuer with the minimum market capitalization that is then eligible for purchase by the Series. The Small Cap Value Series each may sell portfolio securities when the issuer’s market capitalization increases to a level that substantially exceeds that of the issuer with the largest market capitalization that is then eligible for investment by the Series. However, securities, including securities that are eligible for purchase, may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale.

In addition, the Large Cap Value Series and the Tax-Managed Value Series may sell portfolio securities when their book-to-market ratios fall below that of the security with the lowest such ratio that is then eligible for purchase by the Series. The Small Cap Value Series may also sell portfolio securities in the same circumstances; however, this Series generally anticipates retaining securities of issuers with relatively smaller market capitalizations for longer periods, despite any decrease in the issuers’ book-to-market ratios.

INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES

Each of The U.S. Small Cap Series, The U.S. Micro Cap Series, The Japanese Small Company Series, The Asia Pacific Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series and The Canadian Small Company Series of the Trust (collectively, the “Small Company Series”) has an investment objective to achieve long-term capital appreciation. The Small Company Series provides investors with access to securities portfolios consisting of small U.S., Japanese, United Kingdom, European, Asia Pacific and Canadian companies. Company size will be determined for purposes of these Series on the basis of a company’s market capitalization. “Market capitalization” will be calculated by multiplying the price of a company’s stock by the number of its shares of outstanding common stock.

The U.S. Small Cap Series

The U.S. Small Cap Series (the “U.S. Small Cap Series”) generally will purchase a broad and diverse group of the common stocks of small cap companies traded on a principal U.S. exchange or the over-the-counter market. As of the date of this registration statement, for the purposes of this Series, the Advisor considers small cap companies to be companies whose market capitalizations are generally in the lowest 10% of total market capitalization or companies whose market capitalizations are smaller than the 1000th largest U.S. company, whichever results in the higher market capitalization break. For purposes of this registration statement, “total market capitalization” is based on the market capitalization of U.S. operating companies listed on the NYSE, Amex or Nasdaq. Under the Advisor’s market capitalization guidelines described above, as of December 31, 2006, the market capitalization of a small cap company was defined by the 10% market capitalization guideline to be $2,092 million or below. This dollar amount will change due to market conditions. When implementing its strategy, the U.S. Small Cap Series will, as of the date of this registration statement, generally purchase securities of companies that are in the lowest 8% of total market capitalization but also may purchase securities of companies above this range that are considered small cap companies under the Advisor’s market capitalization guidelines. On at least a semi-annual basis, the Advisor will review total market capitalization to prepare lists of companies whose stock is eligible for investment by the U.S. Small Cap Series. As a non-fundamental policy, under normal circumstances, the U.S. Small Cap Series will invest at least 80% of its net assets in small cap U.S. companies. If the U.S. Small Cap Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series. The U.S. Small Cap Series may purchase securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series. Generally, it is the intention of the U.S. Small Cap Series to purchase the common stock of eligible companies using a market capitalization weighted approach. In addition, the Series is authorized to invest in private placements of interest-bearing debentures that are convertible into common stock. Such investments are considered illiquid, and the value thereof, together with the value of all other illiquid investments, may not exceed 15% of the value of the Series’ net assets at the time of purchase. In addition to money market instruments and other short-term investments, the U.S. Small Cap Series may invest in affiliated and unaffiliated unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The U.S. Micro Cap Series

The U.S. Micro Cap Series (the “U.S. Micro Cap Series”) generally will purchase a broad and diverse group of the common stocks of micro cap companies traded on a principal U.S. exchange or the over-the-counter market. As of the date of this registration statement, for the purposes of this Series, the Advisor considers micro cap companies to be companies whose market capitalizations are generally in the lowest 5% of total market capitalization or companies whose market capitalizations are smaller than the 1500th largest U.S. company, whichever results in the higher market capitalization break. Under the Advisor’s market capitalization guidelines described above, as of December 31, 2006, the market capitalization of a micro cap company was defined by the 5% market capitalization guideline to be $1,020 million or below. This dollar amount will change due to market conditions. When implementing its strategy, the U.S. Micro Cap Series will, as of the date of this registration statement, generally purchase securities of companies that are in the lowest 4% of total market capitalization but also may purchase companies above this range that are considered micro cap companies under the Advisor’s market capitalization guidelines. As a non-fundamental policy, under normal circumstances, the U.S. Micro Cap Series will invest at least 80% of its net assets in securities of U.S. micro cap companies. If the U.S. Micro Cap Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series. The U.S. Micro Cap Series may purchase securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series. There is some overlap in the companies in which the U.S. Micro Cap Series and U.S. Small Cap Series invest. Generally, it is the intention of the U.S. Micro Cap Series to purchase the stock of eligible companies using a market capitalization weighted approach. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”) The U.S. Micro Cap Series is authorized to invest in privately placed convertible debentures and the value thereof, together with the value of all other illiquid investments, may not exceed 10% of the value of the Series’ net assets at the time of purchase. The U.S. Micro Cap Series also may invest in ETFs and similarly structured pooled investments for the purpose of gaining exposure to the U.S. equity markets while maintaining liquidity. In addition to money market instruments and other short-term investments, the U.S. Micro Cap Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The Japanese Small Company Series

The Japanese Small Company Series (the “Japanese Series”) generally will purchase a broad and diverse group of readily marketable stocks of Japanese small companies. The Japanese Series also may invest in securities of Japanese companies listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or dual listed securities. The Advisor measures company size based primarily on market capitalization. The Advisor first ranks eligible companies by market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in Japan. As of December 31, 2006, the Advisor considered Japanese small companies to be those companies with a market capitalization below $1,160 million. This dollar amount will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Japanese Series will invest at least 80% of its net assets in securities of Japanese small companies. If the Japanese Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Japanese Series does not intend to purchase shares of any company whose market capitalization is less than $5 million. The Japanese Series intends to purchase the stock of eligible companies using a market capitalization weighted approach. The Japanese Series also may invest up to 5% of its assets in convertible debentures issued by Japanese small companies. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”) The Japanese Series may invest in ETFs and similarly structured pooled investments that provide exposure to the Japanese equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The Japanese Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Japanese Series may enter into futures contracts and options on futures contracts for Japanese equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Japanese Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The United Kingdom Small Company Series

The United Kingdom Small Company Series (the “United Kingdom Series”) generally will purchase a broad and diverse group of readily marketable stocks of United Kingdom small companies. The United Kingdom Series also may invest in securities of United Kingdom companies listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or dual listed securities. The Advisor measures company size based primarily on the market capitalization of companies in the United Kingdom. The Advisor first ranks eligible companies by market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in the United Kingdom. As of December 31, 2006, the Advisor considered United Kingdom small companies to be those companies with a market capitalization below $2,378 million. This dollar amount will change due to market conditions. The United Kingdom Series will not, however, purchase shares of any investment trust or of any company whose market capitalization is less than $5 million. As a non-fundamental policy, under normal circumstances, the United Kingdom Series will invest at least 80% of its net assets in securities of United Kingdom small companies. If the United Kingdom Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The United Kingdom Series intends to purchase the stock of eligible companies using a market capitalization weighted approach. The United Kingdom Series also may invest up to 5% of its assets in convertible debentures issued by United Kingdom small companies. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”) The United Kingdom Series may invest in ETFs and similarly structured pooled investments that provide exposure to the United Kingdom equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The United Kingdom Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The United Kingdom Series may enter into futures contracts and options on futures contracts for United Kingdom equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the United Kingdom Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The Continental Small Company Series

The Continental Small Company Series (the “Continental Series”) generally will purchase readily marketable stocks of a broad and diverse group of small companies organized under the laws of certain European countries. As of the date of this registration statement, the Continental Series may invest in small companies located in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, and Switzerland, whose shares are traded principally in securities markets located in those countries. The Continental Series also may invest in eligible companies listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or dual listed securities. The Advisor determines company size on a country or region specific basis and based primarily on market capitalization. In the countries or regions authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Continental Series with respect to each country or region. As of December 31, 2006, on an aggregate basis for the Continental Series, the Advisor considered small companies to be those companies with a market capitalization below $4,214 million. This threshold will vary by country or region. For example, as of December 31, 2006, the Advisor considered a small company in the European Monetary Union (“EMU”) to have a market capitalization below $2,684 million, a small company in Denmark to have a market capitalization below $1,948 million, and a small company in Sweden to have a market capitalization below $2,044 million. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Continental Series will invest at least 80% of its net assets in securities of small companies located in continental Europe. If the Continental Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Continental Series does not intend, however, to purchase shares of any company whose market capitalization is less than the equivalent of $5 million. The Continental Series intends to purchase the stock of eligible companies using a market capitalization weighted approach within each country. The Continental Series also may invest up to 5% of its assets in convertible debentures issued by European small companies. In addition, the Advisor may, in its discretion, either limit further investments in a particular country or divest the Continental Series of holdings in a particular country. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”) The Continental Series may invest in ETFs and similarly structured pooled investments that provide exposure to the continental European equity markets or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The Continental Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Continental Series may enter into futures contracts and options on futures contracts for continental European equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Continental Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The Asia Pacific Small Company Series

The Asia Pacific Small Company Series (the “Asia Pacific Series”) generally will purchase stocks of a broad and diverse group of small companies located in Australia, New Zealand and Pacific Rim Asian countries. The Asia Pacific Series also may invest in securities of eligible companies listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or dual listed securities. As of the date of this registration statement, the Asia Pacific Series may invest in small companies located in Australia, Hong Kong, New Zealand and Singapore. In addition, the Advisor may, in its discretion, either limit further investments in a particular country or divest the Asia Pacific Series of holdings in a particular country.

The Advisor measures company size on a country specific basis and based primarily on market capitalization. In the countries authorized for investment, the Advisor first ranks eligible companies listed based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Asia Pacific Series with respect to each country authorized for investment. This threshold will vary by country. As of December 31, 2006, the Advisor considered Pacific Rim small companies to be those companies with a market capitalization below $1,400 million in Australia, $1,517 million in Hong Kong, $752 million in New Zealand and $1,119 million in Singapore. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Asia Pacific Series will invest at least 80% of its net assets in securities of small companies located in Australia, New Zealand and Pacific Rim Asian countries. If the Asia Pacific Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Asia Pacific Series does not intend to purchase shares of any company whose market capitalization is less than $5 million. The Asia Pacific Series intends to acquire a portion of the stock of eligible companies using a market capitalization weighted approach within each country. The Asia Pacific Series also may invest up to 5% of its assets in convertible debentures issued by small companies located in the Asia Pacific. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”) The Asia Pacific Series may invest in ETFs and similarly structured pooled investments that provide exposure to Asia Pacific equity markets or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The Asia Pacific Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Asia Pacific Series may enter into futures contracts and options on futures contracts for Asia Pacific equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Asia Pacific Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The Canadian Small Company Series

The Canadian Small Company Series (the “Canadian Series”) generally will purchase a broad and diverse group of readily marketable stocks of Canadian small companies. The Canadian Series also may invest in securities of Canadian companies listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or dual listed securities. The Advisor measures company size based primarily on the market capitalization of companies. The Advisor first ranks eligible companies by market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in Canada. As of December 31, 2006, the Advisor considered Canadian small companies to be those companies with a market capitalization of $1,277 million or below. This dollar amount will change due to market conditions. The Canadian Series will not, however, purchase shares of any investment trust or of any company whose market capitalization is less than $5 million. As a non-fundamental policy, under normal circumstances, the Canadian Series will invest at least 80% of its net assets in securities of Canadian small companies. If the Canadian Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Canadian Series intends to purchase the stock of eligible companies using a market capitalization weighted approach. The Canadian Series also may invest up to 5% of its assets in convertible debentures issued by Canadian small companies. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”) The Canadian Series may invest in ETFs and similarly structured pooled investments that provide exposure to the Canadian equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The Canadian Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Canadian Series may enter into futures contracts and options on futures contracts for Canadian equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Canadian Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

Portfolio Structure

Each Small Company Series uses a market capitalization weighted approach as described below. The following discussion applies to the investment policies of the Small Company Series.

The decision to include or exclude the shares of an issuer will be made on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country or region. Company size is measured in terms of local currencies in order to eliminate the effect of variations in currency exchange rates. Even though a company’s stock may meet the applicable market capitalization criterion, it may not be purchased if: (i) in the Advisor’s judgment, the issuer is in extreme financial difficulty; (ii) the issuer is involved in a merger or consolidation or is the subject of an acquisition; (iii) a significant portion of the issuer’s securities are closely held; or (iv) the Advisor determines in its judgment that the purchase of such stock is inappropriate given other conditions. Further, securities of real estate investment trusts will not be acquired (except as a part of a merger, consolidation or acquisition of assets).

The portfolio structures of the Small Company Series involve market capitalization weighting in determining individual security weights and, where applicable, country or region weights. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization. Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as free float, momentum, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may deviate from market capitalization weighting to limit or fix the exposure of a Series to a particular issuer to a maximum proportion of the assets of the Series. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float adjusts market capitalization weighting to exclude the share capital of a company that is not freely available for trading in the public equity markets by international investors. For example, the following types of shares may be excluded: (i) those held by strategic investors (such as governments, controlling shareholders and management); (ii) treasury shares; or (iii) shares subject to foreign ownership restrictions.

Deviation from market capitalization weighting also will occur because the Advisor generally intends to purchase in round lots. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held may be reduced from time to time. A portion, but generally not in excess of 20%, of assets may be invested in interest-bearing obligations, such as money-market instruments, for this purpose, thereby causing further deviation from market capitalization weighting.

Block purchases of eligible securities may be made at opportune prices, even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, each Small Company Series may, in exchange for the issuance of shares, acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange. (See “In-kind Purchases” in Item 6(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of assets.

If securities must be sold in order to obtain funds to make redemption payments, such securities may be repurchased as additional cash becomes available. In most instances, however, management would anticipate selling securities that had appreciated sufficiently to be eligible for sale and, therefore, would not need to repurchase such securities. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Transactions.”)

Changes in the composition and relative ranking (in terms of market capitalization) of the stocks that are eligible for purchase take place with every trade when the securities markets are open for trading due, primarily, to price fluctuations of such securities. Common stocks whose market capitalizations are not greater than such company will be purchased. Additional investments generally will not be made in securities that have appreciated in value sufficiently to be excluded from the Advisor’s then current market capitalization requirement for eligible portfolio securities. This may result in further deviation from market capitalization weighting and such deviation could be substantial if a significant amount of holdings increase in value sufficiently to be excluded from the requirement for eligible securities, but not by a sufficient amount to warrant their sale. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY PORTFOLIOS—Portfolio Transactions.”) A further deviation from market capitalization weighting may occur if a Series invests a portion of its assets in convertible debentures.

Country weights may be based on the total market capitalization of companies within each country. The calculation of country market capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy. In addition, to maintain a satisfactory level of diversification, the Investment Committee may limit or fix the exposure to a particular country or region to a maximum proportion of the assets of the Series. Country weights may also deviate from target weights due to general day-to-day trading patterns and price movements. As a result, the weighting of certain countries may vary from their weighting in published international indices.

Generally, current income is not sought as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be selected for investment do pay dividends. It is anticipated, therefore, that dividend income will be received. Also, each Small Company Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See “Securities Loans” below.)

Portfolio Transactions

On a periodic basis, the Advisor will review the holdings of each Small Company Series and determine which, at the time of such review, are no longer considered small U.S., Japanese, United Kingdom, European, Asia Pacific or Canadian companies.

Securities that have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive, or due to an expected or realized general decline in securities prices. Securities may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances, such as (but not limited to) tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices, warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalizations.

The DFA International Value Series

The investment objective of The DFA International Value Series (the “International Value Series”) is to achieve long-term capital appreciation. The Series operates as a diversified investment company and seeks to achieve its objective by purchasing the stocks of large non-U.S. companies that the Advisor believes to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value (a “book-to-market ratio”). In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time. The Series intends to purchase the stocks of large companies in countries with developed markets. As of the date of this registration statement, the Series may purchase the stocks of large companies in Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The Advisor will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, such as asset growth in the Series and characteristics of each country’s markets. In addition to the countries listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but had been authorized for investment in the past. The Investment Committee of the Advisor may authorize other developed markets for investment in the future, in addition to the countries identified above.

Under normal market conditions, the Series intends to invest its assets in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S. countries and no more than 40% of the Series’ assets will be invested in such companies in any one country. The International Value Series invests its assets in securities listed on bona fide securities exchanges or traded on the over-the-counter markets, including securities listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or dual listed securities.

The International Value Series intends to purchase the stocks of large companies in countries with developed markets. The Advisor determines company size on a country or region specific basis and based primarily on market capitalization. In the countries or regions authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the minimum market capitalization of a large company that may be purchased by the International Value Series with respect to each country or region. As of December 31, 2006, on an aggregate basis for the International Value Series, the Advisor considered large companies to be those companies with a market capitalization of at least $752 million. This threshold will vary by country or region. For example, as of December 31, 2006, the Advisor considered a large company in the EMU to have a market capitalization of at least $2,684 million, a large company in Australia to have a market capitalization of at least $1,400 million and a large company in Hong Kong to have a market capitalization of at least $1,517 million. These dollar amounts will change due to market conditions.

The International Value Series intends to purchase securities within each applicable country using a market capitalization weighted approach. The Advisor, using this approach and its judgment, will set country weights based on the relative market capitalizations of eligible large companies within each country. As a result, the weightings of certain countries in the Series may vary from their weightings in international indices, such as those published by FTSE International, Morgan Stanley Capital International or Citigroup.

The International Value Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The International Value Series may enter into futures contracts and options on futures contracts for foreign or U.S. equity securities and indices. In addition to money market instruments and other short-term investments, the International Value Series may invest in affiliated and unaffiliated unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The portfolio structure of the International Value Series involves market capitalization weighting in determining individual security weights and country or region weights. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization. Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as free float, momentum, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may deviate from market capitalization weighting to limit or fix the exposure of a Series to a particular issuer to a maximum proportion of the assets of the Series. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float adjusts market capitalization weighting to exclude the share capital of a company that is not freely available for trading in the public equity markets by international investors. For example, the following types of shares may be excluded: (i) those held by strategic investors (such as governments, controlling shareholders and management); (ii) treasury shares; or (iii) shares subject to foreign ownership restrictions.

Deviation from market capitalization weighting also will occur because the Series generally intends to purchase in round lots. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by the Series may be reduced, from time to time. A portion, but generally not in excess of 20%, of the Series’ assets may be invested in interest-bearing obligations, such as money-market instruments, thereby causing further deviation from market capitalization weighting. Such investments would be made on a temporary basis pending investment in equity securities pursuant to the Series’ investment objective.

The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise represented in its portfolio at the time of the exchange in exchange for the issuance of its shares. (See “In-kind Purchases” in Item 6(b).) While such transactions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of the Series.

Changes in the composition and relative ranking (in terms of market capitalization and book-to-market ratio) of the stocks that are eligible for purchase by the Series take place with every trade when the securities markets are open for trading, due primarily to price fluctuations of such securities. On not less than a semi-annual basis, the Advisor will prepare a list of eligible large companies with high book-to-market ratios whose stock are eligible for investment. Additional investments will not be made in securities that have depreciated in value to such an extent that they are not then considered by the Advisor to be large companies. This may result in further deviation from market capitalization weighting and such deviation could be substantial if a significant amount of the Series’ holdings decreases in value sufficiently to be excluded from the then current market capitalization requirement for eligible securities, but not by a sufficient amount to warrant sale of the holdings.

Country weights may be based on the total market capitalization of companies within each country. The calculation of country market capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy. In addition, to maintain a satisfactory level of diversification, the Investment Committee may limit or fix the exposure to a particular country or region to a maximum proportion of the assets of that vehicle. Country weights may also deviate from target weights due to general day-to-day trading patterns and price movements. As a result, the weighting of certain countries may vary from their weighting in published international indices.

The Series does not seek current income as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be owned by the Series do pay dividends. It is anticipated, therefore, that the Series will receive dividend income. The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See “Securities Loans” below.)

Securities which have depreciated in value since their acquisition will not be sold by the Series solely because prospects for the issuer are not considered attractive, or due to an expected or realized general decline in securities prices. Securities may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, such as tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year, and will be held until such times as they are no longer considered an appropriate holding in light of the policy of maintaining a portfolio of companies with large market capitalizations and high book-to-market ratios.

In addition to the policies discussed in response to this Item, investment limitations have been adopted by each Series and are noted in response to Items 11(b) and (c) of Part B.

INVESTMENT OBJECTIVES AND POLICIES - GLOBAL SERIES

The investment objective of each Global Series is to achieve long-term capital appreciation. The Global Value Series provides investors with access to securities portfolios consisting of stocks of large U.S. and non-U.S. companies that have high book-to-market ratios. The Global Large Company Series provides investors with access to securities portfolios consisting of stocks that comprise the S&P 500® Index and stocks of large non-U.S. companies in Europe, Australia and the Far East. The Global Small Company Series provides investors with access to securities portfolios consisting of stocks of small Japanese, United Kingdom, European, Asia Pacific, Canadian and U.S. companies.

Each Global Series seeks to achieve its investment objective by investing virtually all of its assets in other Series of the Trust, or in portfolios of other registered investment companies that are managed by the Advisor, including DFA Investment Dimensions Group Inc. (“DFAIDG”). (The Series of the Trust, the portfolios of DFAIDG, and the series of any other registered investment company that is advised by the Advisor in which the Global Series may invest, from time to time, are referred to as the “Master Series.”) As a non-fundamental policy, under normal circumstances, The Global Large Company Series will indirectly invest at least 80% of its net assets in the securities of large companies by purchasing shares of Master Series that purchase the securities of large companies. Similarly, as a non-fundamental policy, under normal circumstances, The Global Small Company Series will indirectly invest at least 80% of its net assets in shares of Master Series that purchase the securities of small companies. If either The Global Large Company Series or The Global Small Company Series changes its respective investment policy, the Series will notify its shareholders at least 60 days before the change and change its name. The Global Series sell their shares to institutional investors located in the

United States and abroad. These institutional investors may include registered and unregistered investment companies. Investors that, for a variety of reasons, may choose not to make substantial, or any, direct investment in the companies whose securities will be held by the Master Series, may participate in the investment performance of those companies through ownership of shares in one or more Global Series.

Portfolio Structure. The Global Series will invest in the Master Series in such relative proportions as determined by the Trust’s management from time to time. As of the date of this registration statement, each Global Series intends to purchase the shares of the following Master Series:

The Global Value Series

    Large Cap Value Series

    International Value Series

The Global Large Company Series

    The U.S. Large Company Series

    Large Cap International Portfolio of DFAIDG

The Global Small Company Series

    U.S. Small Cap Series

    Japanese Series

    Continental Series

    United Kingdom Series

    Asia Pacific Series

    Canadian Series

For a complete description of the investment objectives and policies, portfolio construction and portfolio transactions for each Master Series, see “Investment Objectives, Principal Investment Strategies, and Related Risks - The U.S. Large Company Series,” “INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES” and “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES” in this registration statement.

The Global Large Company Series intends to purchase shares of the Large Cap International Portfolio of DFAIDG (the “Large Cap International Portfolio”). The investment objective of the Large Cap International Portfolio is to achieve long-term capital appreciation by purchasing the stocks of non-U.S. large companies in Europe, Australia and the Far East. The Large Cap International Portfolio intends to purchase securities using a market capitalization weighted approach within each applicable country. The Advisor, using its judgment, will seek to set country weights based on the relative market capitalizations of eligible large companies within each country. As a result, the weightings of certain countries in the Portfolio may vary from their weightings in international indices such as those published by FTSE International, Morgan Stanley Capital International or Citigroup. Generally, the companies whose stocks will be selected by the Advisor for the Large Cap International Portfolio will be in the largest 80% in terms of market capitalization for each country. Under normal market conditions, the Large Cap International Portfolio intends to invest its assets in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S.

countries. Under normal circumstances, the Large Cap International Portfolio will invest at least 80% of its net assets in securities of large cap companies in the particular markets in which the Portfolio invests. If the Large Cap International Portfolio changes this investment policy, it will notify shareholders at least 60 days before the change, and will change the name of the Portfolio. The Large Cap International Portfolio also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on the Master Series’ uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Large Cap International Portfolio may enter into futures contracts and options on futures contracts for foreign or U.S. equity securities and indices. In addition to money market instruments and other short-term investments, the Large Cap International Portfolio may invest in affiliated and unaffiliated unregistered money market funds to manage the Portfolio’s cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses. The Large Cap International Portfolio does not seek current income as an investment objective and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be included in the Large Cap International Portfolio do pay dividends. It is anticipated, therefore, that the Large Cap International Portfolio will receive dividend income.

While each Global Series currently intends to invest in the specific Master Series identified above, each Global Series may invest in other Master Series, in such portions as may be determined from time to time by the Trust’s management. In addition, each Global Series may invest in U.S. government obligations, U.S. government agency obligations, bank obligations and commercial paper. (See “INVESTMENT OBJECTIVES AND POLICIES—FIXED INCOME SERIES—Description of Investments” in this registration statement.) Each Global Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

Periodically, the Trust’s management will determine the allocation of the assets by each Global Series in the corresponding Master Series. In setting the target allocations, the Trust’s management will first consider the market capitalizations of all eligible companies in each Master Series. The Trust’s management will use the market capitalization weighted approach for each Master Series, other than The U.S. Large Company Series, in the manner described in this registration statement. The Trust’s management may also consider such other factors as it deems appropriate with respect to determining the target allocations. When the Trust’s management determines that market forces have caused fundamental changes in the relative values of companies owned by the Master Series, the Trust’s management intends to modify the target allocations of the Global Series. To maintain target weights during the period, adjustments may be made by applying future purchases by the respective Global Series in proportion necessary to rebalance the investment portfolio of the Global Series.

The Emerging Markets Series and The Emerging Markets Small Cap Series

The investment objective of both The Emerging Markets Series and The Emerging Markets Small Cap Series is to achieve long-term capital appreciation. Each Series seeks to achieve its investment objective by investing in companies associated with emerging markets designated by the Investment Committee of the Advisor (“Approved Markets”). Each Series invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets. These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country. For example, the securities may be listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or dual listed securities.

Series’ Characteristics and Policies. The Emerging Markets Series will seek to purchase a broad market coverage of larger companies within each Approved Market. The Advisor’s definition of large varies across countries and is based primarily on market capitalization. In each country authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalizations. The Advisor then defines the minimum market capitalization for a large company in that country. As of December 31, 2006, Brazil had the highest size threshold, $3,522 million, and the lowest size threshold, $588 million, was in Thailand. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, The Emerging Markets Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as Approved Market securities. If The Emerging Markets Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Emerging Markets Small Cap Series will seek to purchase a broad market coverage of smaller companies within each Approved Market. The Advisor’s definition of small varies across countries and is based primarily on market capitalization. In each country authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalizations. The Advisor then defines the maximum market capitalization for a small company in that country. As of December 31, 2006, Brazil had the highest size threshold, $3,522 million, and the lowest size threshold $588 million was in Thailand. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, The Emerging Markets Small Cap Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as small company Approved Market securities. If The Emerging Markets Small Cap Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

Each Series may not invest in all such companies or Approved Markets described above or achieve approximate market weights, for reasons which include constraints imposed within Approved Markets (e.g., restrictions on purchases by foreigners), and each Series’ policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined as securities that are associated with an Approved Market, and include, among others: (a) securities of companies that are organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (f) Approved Markets equity securities in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in Approved Markets securities or derivative instruments that derive their value from Approved Markets securities; or (h) securities included in the Series’ benchmark index. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Markets securities.

In determining what countries are eligible markets for each Series, the Advisor may consider various factors, including without limitation, the data, analysis, and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank), the International Finance Corporation, FTSE International, Morgan Stanley Capital International, Citigroup and the Heritage Foundation. Approved emerging markets may not include all such emerging markets. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, investor information, government regulation, including fiscal and foreign exchange repatriation rules and the availability of other access to these markets by each of the Series.

As of the date of this registration statement, the Series invest in the following countries that are designated as Approved Markets: Brazil, Chile, Czech Republic (for The Emerging Markets Series only), Hungary, India, Indonesia, Israel, Malaysia, Mexico, the Philippines, Poland, South Africa, South Korea, Taiwan, Thailand and Turkey. In addition, the Series are authorized to invest in China. Countries that may be approved in the future include, but are not limited to, Argentina, Colombia, Egypt and Venezuela. In addition to the Approved Markets listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but that had been authorized for investment in the past.

Pending the investment of new capital in Approved Markets securities, each Series will typically invest in money market instruments or other highly liquid debt instruments, including those denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, each Series may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although neither Series expects the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances. Each Series may also invest in ETFs and similarly structured pooled investments that provide exposure to Approved Markets or other equity markets, including the United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity. In addition to money market instruments and other short-term investments, each Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

To the extent permitted by the Investment Company Act of 1940, both Series also may purchase shares of other investment companies that invest in one or more Approved Markets, although they intend to do so only where access to those markets is otherwise significantly limited. In some Approved Markets, it will be necessary or advisable for a Series to establish a wholly-owned subsidiary or a trust for the purpose of investing in the Approved Markets. Each Series also may invest up to 5% of its assets in convertible debentures issued by companies organized in Approved Markets.

Both Series may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Series may enter into futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States.

Portfolio Structure. Each Series’ policy of seeking broad market diversification means that the Advisor will not utilize “fundamental” securities research techniques in identifying securities selections. The decision to include or exclude the shares of an issuer will be made primarily on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country. Company size is measured in terms of reference to other companies located in the same country and in terms of local currencies in order to eliminate the effect of variations in currency exchange rates. Even though a company’s stock may meet the applicable market capitalization criterion, it may not be included in a Series for one or more of a number of reasons. For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a “passive foreign investment company” (as defined in the Code). The Advisor will also exercise discretion in purchasing securities in an Approved Market and in determining the allocation of investments among Approved Markets.

Neither Series seeks current income as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be included in a Series do pay dividends. It is anticipated, therefore, that both Series will receive dividend income.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities may be disposed of at any time when, in the Advisor’s judgment, circumstances warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, each Series may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative values of foreign currencies, each Series may purchase foreign currency futures contracts. However, the Series generally do not hedge foreign currency risk. A Series will only enter into such futures contracts if it is expected that the Series will be able readily to close out such contracts. There can, however, be no assurance that it will be able in any particular case to do so, in which case the Series may suffer a loss.

INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES

The DFA One-Year Fixed Income Series

The investment objective of The DFA One-Year Fixed Income Series (“One-Year Fixed Income Series”) is to achieve a return in excess of the rate of inflation with a minimum of risk. The Series will pursue its objective by investing its assets in U.S. government obligations, U.S. government agency obligations, dollar-denominated obligations of foreign issuers issued in the U.S., foreign government and agency obligations, bank obligations, including U.S. subsidiaries and branches of foreign banks, corporate obligations, commercial paper, repurchase agreements and obligations of supranational organizations. Generally, the Series will acquire obligations that mature within one year from the date of settlement, but substantial investments may be made in obligations maturing within two years from the date of settlement when greater returns are available. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in fixed income securities and maintain a weighted average portfolio maturity that will not exceed one year. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series. The Series principally invests in certificates of deposit, commercial paper, bankers’ acceptances, notes and bonds. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (‘banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the NYSE is open for trading. (See “Investments in the Banking Industry” in this Item 4 below.)

The DFA Two-Year Global Fixed Income Series

The investment objective of The DFA Two-Year Global Fixed Income Series (“Two-Year Global Fixed Income Series”) is to maximize total returns consistent with preservation of capital. The Series will invest in obligations issued or guaranteed by the U.S. and foreign governments, their agencies and instrumentalities, corporate debt obligations, bank obligations, commercial paper, repurchase agreements, obligations of other domestic and foreign issuers having quality ratings meeting the minimum standards described in “Description of Investments,” securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States, and obligations of supranational organizations, such as the World Bank, the European Investment Bank, European Economic Community and European Coal and Steel Community. As of the date of this registration statement, the Advisor expects that most investments will be made in the obligations of issuers that are in developed countries, such as those countries that are members of the Organization of Economic Cooperation and Development. However, in the future, the Advisor anticipates investing in issuers located in other countries as well. Under normal market conditions, the Series intends to invest in issuers organized or having a majority of their assets in, or deriving a majority of their operating income in, at least three different countries, one of which may be the United States.

As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in fixed income securities that mature within two years from the date of settlement. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series. It is the policy of the Series that the weighted average length of maturity of investments will not exceed two years. However, investments may be made in obligations maturing in a shorter time period (from overnight, to up to less than two years from the date of settlement). Because many of the Series’ investments will be denominated in foreign currencies, the Series will also enter into forward foreign currency contracts solely for the purpose of hedging against fluctuations in currency exchange rates. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (‘banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the NYSE is open for trading. (See “Investments in the Banking Industry” in this Item 4 below.)

Description of Investments

The following is a description of the categories of investments which may be acquired by the One-Year Fixed Income Series and the Two-Year Global Fixed Income Series (together, the “Fixed Income Series”).

Permissible Categories
One-Year Fixed Income Series	1-8, 11
Two-Year Global Fixed Income Series	1-11

1. U.S. Government Obligations - Debt securities issued by the U.S. Treasury that are direct obligations of the U.S. government, including bills, notes and bonds.

2. U.S. Government Agency Obligations - Issued or guaranteed by U.S. government-sponsored instrumentalities and federal agencies, which have different levels of credit support. The U.S. government agency obligations include, but are not limited to, securities issued by agencies and instrumentalities of the U.S. Government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, including Ginnie Mae pass-through certificates. Other securities issued by agencies and instrumentalities sponsored by the U.S. government may be supported only by the issuer’s right to borrow from the U.S. Treasury, subject to certain limits, such as securities issued by Federal Home Loan Banks, or are supported only by the credit of such agencies and not guaranteed by the U.S. government, such as Freddie Mac and Fannie Mae.

3. Corporate Debt Obligations - Non-convertible corporate debt securities (e.g., bonds and debentures) which are issued by companies whose commercial paper is rated Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or A-1 by S&P and dollar-denominated obligations of foreign issuers issued in the U.S. If the issuer’s commercial paper is unrated, then the debt security would have to be rated at least AA by S&P or Aa2 by Moody’s. If there is neither a commercial paper rating nor a rating of the debt security, then the Advisor must determine that the debt security is of comparable quality to equivalent issues of the same issuer rated at least AA or Aa2.

4. Bank Obligations - Obligations of U.S. banks and savings and loan associations and dollar-denominated obligations of U.S. subsidiaries and branches of foreign banks, such as certificates of deposit (including marketable variable rate certificates of deposit) and bankers’ acceptances. Bank certificates of deposit will only be acquired from banks having assets in excess of $1,000,000,000.

5. Commercial Paper - Rated, at the time of purchase, A-1 or better by S&P or Prime-1 by Moody’s, or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated Aaa by Moody’s or AAA by S&P.

6. Repurchase Agreements - Instruments through which the Series purchase securities (“underlying securities”) from a bank or a registered U.S. government securities dealer, with an agreement by the seller to repurchase the securities at an agreed price, plus interest at a specified rate. The underlying securities will be limited to U.S. government and agency obligations described in (1) and (2) above. The Series will not enter into a repurchase agreement with a duration of more than seven days if, as a result, more than 10% of the value of the Series’ total assets would be so invested. The Series will invest in repurchase agreements with banks having at least $1,000,000,000 in assets and that are approved by the Investment Committee of the Advisor. The Advisor will monitor the market value of the underlying securities plus any accrued interest thereon so that they will at least equal the repurchase price.

7. Foreign Government and Agency Obligations - Bills, notes, bonds and other debt securities issued or guaranteed by foreign governments, or their agencies and instrumentalities.

8. Supranational Organization Obligations - Debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

9. Foreign Issuer Obligations - Debt securities of non-U.S. issuers rated AA or better by S&P or Aa2 or better by Moody’s.

10. Eurodollar Obligations - Debt securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States.

11. Money Market Funds - The Fixed Income Series may invest in affiliated and unaffiliated unregistered money market funds. Investments in money market funds may involve a duplication of certain fees and expenses.

Investments by the Fixed Income Series may include both fixed and floating rate securities. Floating rate securities bear interest at rates that vary with prevailing market rates. Interest rate adjustments are made periodically (e.g., every six months), usually based on a money market index such as the London Interbank Offered Rate (LIBOR) or the Treasury bill rate.

Investors should be aware that the net asset values of the Fixed Income Series may change as general levels of interest rates fluctuate. When interest rates increase, the value of a portfolio of fixed income securities can be expected to decline. Conversely, when interest rates decline, the value of a portfolio of fixed income securities can be expected to increase.

Investments in the Banking Industry

Each Fixed Income Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (‘banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the NYSE is open for trading. For purposes of this policy, the Advisor considers eligible portfolio investments to be those securities that are on the Advisor’s then current buy list that are available for purchase. For the purpose of this policy, which is a fundamental policy of each Series and can only be changed by a vote of the shareholders of each Series, banks and bank holding companies are considered to constitute a single industry, the banking industry. When investment in such obligations exceeds 25% of the total net assets of either Series, such Series will be considered to be concentrating its investments in the banking industry. Once a Series concentrates its investments in the banking industry, a Series may remain concentrated in the banking industry until the purchase of new investments in the normal course of executing the Series’ investment strategy result in less than 25% of the Series’ total assets consisting of banking industry securities. As of the date of this registration statement, the One-Year Fixed Income Series is and the Two-Year Global Fixed Income Series is not concentrating its investments in the banking industry. The types of bank and bank holding company obligations in which the Fixed Income Series may invest include: certificates of deposit, bankers’ acceptances, commercial paper and other debt obligations issued in the United States that mature within two years of the date of settlement, provided such obligations meet each Series’ established credit rating criteria as stated under “Description of Investments.” In addition, both Series are authorized to invest more than 25% of their total assets in Treasury bonds, bills and notes, and obligations of federal agencies and instrumentalities.

Portfolio Strategy

The Fixed Income Series will be managed with a view to capturing credit risk premiums and term or maturity risk premiums. The term “credit risk premium” means the anticipated incremental return on investment for holding obligations considered to have greater credit risk than direct obligations of the U.S. Treasury, and “maturity risk premium” means the anticipated incremental return on investment for holding securities having maturities of longer than one month compared to securities having a maturity of one month. The Advisor believes that credit risk premiums are available largely through investment in high grade commercial paper, certificates of deposit and corporate obligations. The holding period for assets of the Series will be chosen with a view to maximizing anticipated returns, net of trading costs.

The Fixed Income Series are expected to have high portfolio turnover rates due to the relatively short maturities of the securities to be acquired. The rates of portfolio turnover will depend upon market and other conditions; it will not be a limiting factor when management believes that portfolio changes are appropriate. While the Fixed Income Series acquire securities in principal transactions and, therefore, do not pay brokerage commissions, the spread between the bid and asked prices of a security may be considered to be a “cost” of trading. Such costs ordinarily increase with trading activity. However, as stated above, securities ordinarily will be sold when, in the Advisor’s judgment, the monthly returns of the Fixed Income Series will be increased as a result of portfolio transactions, after taking into account the cost of trading. It is anticipated that short-term instruments will be acquired in the primary and secondary markets.

Securities Loans

Each Series of the Trust may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While a Series may earn additional income from lending securities, such activity is incidental to the investment objective of the Series. The value of securities loaned may not exceed 33 1/3% of the value of a Series’ total assets, which includes the value of collateral received. To the extent a Series loans a portion of its securities, a Series will receive collateral consisting generally of cash or U.S. government securities, which will be maintained, by marking to market daily, in an amount equal to at least: (i) 100% of the current market value of the loaned securities with respect to U.S. government securities or its agencies; (ii) 102% of the current market value of the loaned securities with respect to securities of the U.S. government or its agencies; and (iii) 105% of the current market value of the loaned securities with respect to foreign securities. Subject to their stated investment policies, the Series may invest the collateral received for the loaned securities in securities of the U.S. government or its agencies, repurchase agreements collateralized by securities of the U.S. government or its agencies, and registered and unregistered money market funds. For purposes of this paragraph, agencies include both agency debentures and agency mortgage backed securities. In addition, the Series will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. However, dividend income received from loaned securities may not be eligible to be taxed at qualified dividend income rates. See Part B for a further discussion of the tax consequences related to securities lending. A Series will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote securities if the Series knows a material event will occur. In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value. See “Risks” in Item 4(c) for a discussion of the risks related to securities lending. While the Global Series are authorized to lend securities, it is not presently anticipated that the Series will do so, in light of their investment strategies.

Item 4(b) Other Investment Practices. The U.S. Small Cap Series and U.S. Micro Cap Series may purchase securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of each Series.

The U.S. Large Company Series may invest generally not more than 5% of its net assets in the same types of short-term fixed income obligations as may be acquired by the One-Year Fixed Income Series, in order to maintain liquidity or to invest temporarily uncommitted cash balances.

(See “INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES—The DFA One-Year Fixed Income Series” in Item 4(a).)

The Series are operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, such person is not subject to registration or regulation as a pool operator under the CEA. (See “Risks” in Item 4(c).)

Each of The U.S. Large Company Series, Large Cap Value Series, U.S. Small Cap Series, International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, Canadian Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Two-Year Global Fixed Income Series will not rely on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the Investment Company Act of 1940 to operate as a fund of funds.

4(c) Risks. Please note that while the following discussion relates to the principal risks of certain investments by certain Series, it should be understood that, with respect to the Global Series, the discussion applies to the Master Series in which the Global Series invest.

Market Risk

Economic, political and issuer specific events will cause the value of securities, and the Series that own them, to rise and fall. Because the value of an investment in a Series will fluctuate, there is the risk that an investor may lose money.

Small Company Securities

Securities of small companies are often less liquid than those securities of large companies. As a result, small company stocks may fluctuate relatively more in price.

Foreign Securities

The Japanese, United Kingdom, Continental, Asia Pacific, Canadian, The Enhanced U.S. Large Company, the Fixed Income, International Value, and the Global Series (in the case of the Global Series, through their investments in the Master Series), and the Large Cap International Portfolio, invest in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the value of the assets held by the Series. (Also see “Foreign Currencies and Related Transactions” below.) Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies and there may be less publicly available information about such companies than comparable U.S. companies. The Enhanced U.S. Large Company and the Fixed Income Series also may invest in obligations of supranational organizations. The value of the obligations of these organizations may be adversely affected if one or more of their supporting governments discontinue their support. Also, there can be no assurance that any Series will achieve its investment objective.

The economies of many countries in which the Japanese, United Kingdom, Continental, Asia Pacific, The Enhanced U.S. Large Company, the Fixed Income, International Value, the Global Series and Large Cap International Portfolio invest are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for those commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of a Series that holds the foreign securities. The net asset values of the Series are denominated in U.S. dollars, and therefore, declines in market price of both the foreign securities held by a Series and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Series’ shares.

Investing in Emerging Markets

The investments of The Emerging Markets Series and The Emerging Markets Small Cap Series involve risks that are in addition to the usual risks of investing in developed foreign markets. A number of emerging market securities markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter rather than longer term holdings. While The Emerging Markets Series and The Emerging Markets Small Cap Series will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to a Series’ investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, a Series may, among other things, discontinue the purchasing of securities in that country. Such restrictions will be considered in relation to the Series’ liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. Further, some attractive equity securities may not be available to the Series because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging market securities markets in which The Emerging Markets Series and The Emerging Markets Small Cap Series may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets, there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a Series to make intended securities purchases due to settlement problems could cause the Series to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a Series, due to subsequent declines in value of the portfolio security or, if a Series has entered into a contract to sell the security, could result in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a Series’ portfolio securities in such markets may not be readily available. The Series’ portfolio securities in the affected markets will be valued at fair value in good faith, in accordance with procedures adopted by the Board of Trustees.

Government involvement in the private sector varies in degrees among the emerging securities markets contemplated for investment by the Series. Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures which could be detrimental to the investments of a Series.

Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that The Emerging Markets Series and The Emerging Markets Small Cap Series could in the future become subject to local tax liability that the Series had not reasonably anticipated in conducting their investment activities or valuing their assets.

Foreign Currencies and Related Transactions

Investments of the Japanese, United Kingdom, Continental, Canadian, Asia Pacific and International Value Series, Large Cap International Portfolio, The Emerging Markets Series, The Emerging Markets Small Cap Series, many of the investments of the Two-Year Global Fixed Income Series, and the investments of The Enhanced U.S. Large Company Series will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Series. The Series may purchase or sell foreign currency futures contracts, forward contracts and/or options in order to hedge against changes in the level of foreign currency exchange rates, but typically, only the Two-Year Global Fixed Income Series and The Enhanced U.S. Large Company Series will do so. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and enable the Series to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of Series securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures, forwards and options thereon depend on the direction of exchange rates, interest rates and other economic factors.

Securities Lending

The Series may lend their portfolio securities to generate additional income. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. Securities lending may have certain potential adverse tax consequences. See “Securities Loans” for further information on securities lending.

Borrowing

Each Series may borrow up to 5% of its gross assets from banks as a temporary measure for extraordinary or emergency purposes. Each Series, except the U.S. Micro Cap Series, Japanese Series and One-Year Fixed Income Series, has reserved the right to borrow amounts not exceeding 33% of its net assets for the purposes of making redemption payments. When advantageous opportunities to do so exist, the Series may purchase securities when borrowings exceed 5% of the value of the Series’ net assets. Such purchases can be considered to be “leveraging,” and in such circumstances, the net asset value of the Series may increase or decrease at a greater rate than would be the case if the Series had not leveraged. The interest payable on the amount borrowed would increase the Series’ expenses and if the appreciation and income produced by the investments purchased when the Series has borrowed are less than the cost of borrowing, the investment performance of the Series will be reduced as a result of leveraging.

Portfolio Strategies

The method employed by the Advisor to manage each Series, except the Large Company Series and the Fixed Income Series, will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions, rather than rely on this technique to select securities. Further, because securities generally will be held long term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors. The U.S. Large Company Series will operate as an index fund and, therefore, represents a passive method of investing in all stocks that comprise the S&P 500® Index, which does not entail selection of securities based on the individual investment merits of their issuers. The investment performance of The U.S. Large Company Series is expected to approximate the investment performance of the S&P 500® Index, which tends to be cyclical in nature, reflecting periods when stock prices generally rise or fall.

Futures Contracts and Options on Futures

All Series, except the U.S. Micro Cap Series, U.S. Small Cap Series and One-Year Fixed Income Series, may invest in index futures contracts and options on index futures. These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Series and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting a Series’ ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of a Series to invest in futures contracts and options on futures contracts.

Options on Stock Indices

The Enhanced U.S. Large Company Series may purchase put and call options and write put and call options on stock indices and stock index futures listed on national securities exchanges or traded OTC. The Enhanced U.S. Large Company Series may use these techniques to hedge against changes in securities prices or as part of its overall investment strategy. An option on an index is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the cash value of the index at a specified exercise price at any time during the term of the option. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect specified facets of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.) A stock index fluctuates with changes in the market values of the stocks included in the index.

With respect to the writing of options, the writer has no control over the time when it may be required to fulfill its obligation. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option on the same series. There can be no assurance, however, that a closing purchase or sale transaction can be effected when The Enhanced U.S. Large Company Series desires.

The Enhanced U.S. Large Company Series may write covered straddles consisting of a combination of a call and a put written on the same index. A straddle will be covered when sufficient assets are deposited to meet The Enhanced U.S. Large Company Series’ immediate obligations. The Series may use the same liquid assets to cover both the call and put options where the exercise price of the call and the put are the same or the exercise price of the call is higher than that of the put. In such cases, the Series will also segregate liquid assets equivalent to the amount, if any, by which the put is “in the money.”

The effectiveness of purchasing stock index options will depend upon the extent to which price movements in The Enhanced U.S. Large Company Series’ portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Series will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. If The Enhanced U.S. Large Company Series takes positions in options instruments contrary to prevailing market trends, the Series could be exposed to the risk of a loss. Certain restrictions imposed on The Enhanced U.S. Large Company Series by the Code may limit the ability of the Series to invest in options.

Swaps

The Enhanced U.S. Large Company Series may enter into equity index swap agreements for purposes of attempting to obtain a particular desired return at a lower cost to the Series than if the Series had invested directly in an instrument that yielded that desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested in a group of securities representing a particular index.

The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by The Enhanced U.S. Large Company Series would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Series’ current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Enhanced U.S. Large Company Series’ current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Series) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of liquid assets to avoid any potential leveraging of the Series’ portfolio. The Enhanced U.S. Large Company Series will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Series’ assets.

Because they are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid, and, therefore, swap agreements entered into by The Enhanced U.S. Large Company Series and other illiquid securities will be limited to 15% of the net assets of the Series. Moreover, The Enhanced U.S. Large Company Series bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Advisor will cause The Enhanced U.S. Large Company Series to enter into swap agreements only with counterparties that the Investment Committee of the Advisor has approved. Certain restrictions imposed on The Enhanced U.S. Large Company Series by the Code may limit the Series’ ability to use swap agreements. The swap market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect The Enhanced U.S. Large Company Series’ ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Banking Industry Concentrations

Each Fixed Income Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (‘banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the NYSE is open for trading. Concentrating in obligations of the banking industry may involve additional risk by foregoing the safety of investing in a variety of industries. Changes in the market’s perception of the riskiness of banks relative to non-banks could cause more fluctuations in the net asset values of the Fixed Income Series than might occur in less concentrated portfolios.

Interest Rate Risk

The Fixed Income Series invest primarily in fixed income securities, which are subject to interest rate risk because the prices of fixed income securities tend to move in the opposite direction of interest rates. When interest rates rise, fixed income security prices fall. When interest rates fall, fixed income security prices rise. In general, fixed income securities with longer maturities are more sensitive to these price changes.

Credit Risk

The Fixed Income Series are subject to credit risk. Credit risk is the risk that the issuer of a security may be unable to make interest payments and/or repay principal when due. A downgrade to an issuer’s credit rating or a perceived change in an issuer’s financial strength may affect a security’s value, and thus, impact a Fixed Income Series’ performance. While securities directly issued or guaranteed by the U.S. Treasury and agencies and instrumentalities that are backed by the full faith and credit of the U.S. government present little credit risk, securities issued or guaranteed by other agencies or instrumentalities or by private issuers may have greater credit risks. U.S. government agency securities issued or guaranteed by the credit of the agency may still involve a risk of non-payment of principal and/or interest.

Call Risk

The Fixed Income Series are subject to call risk. Call risk is the risk that during periods of falling interest rates, a bond issuer will call or repay a higher-yielding bond before its maturity date, forcing a Fixed Income Series to reinvest in bonds with lower interest rates than the original obligations.

Item 4(d) Portfolio Holdings. Each Series (and with respect to the Global Series, their Master Series) generally will disclose up to its twenty-five largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent of the total assets of the Series or Master Series, as of the most recent month-end by presenting this information for portfolios that invest in the Series or Master Series. This information is disclosed online at the Advisor’s Web site, http://www.dfaus.com, which is accessible by shareholders, within twenty days after the end of each month. Each Series and Master Series also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s Web site, which is accessible by shareholders, three months following the month-end. Please see Item 11(f) for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Series and Master Series.

Item 5. Management, Organization, and Capital Structure.

Item 5(a)(1) Investment Adviser.

Item 5(a)(1)(i) Dimensional Fund Advisors LP, 1299 Ocean Avenue, Santa Monica, California 90401, serves as investment advisor to each Series, except the Global Series, for which it serves as the administrator. The Advisor is organized as a Delaware limited partnership and is controlled and operated by its general partner, Delaware Holdings Inc., a Delaware corporation. Prior to November 3, 2006, the Advisor was named Dimensional Fund Advisors Inc. and was organized as a Delaware corporation. The Advisor has been engaged in the business of providing investment management services since 1981. As of the date of this registration statement, assets under management total approximately $130 billion.

Pursuant to an investment management agreement with the Trust with respect to each Series except the Global Series, the Advisor manages the investment and reinvestment of their assets. The Advisor also provides the Trust with records concerning the Advisor’s activities, which the Trust is required to maintain, and renders regular reports to the Trust’s officers and the Board of Trustees. The Advisor also provides the Series with a trading department and selects brokers and dealers to effect securities transactions.

Investment Services - United Kingdom and Continental Series

Pursuant to Sub-Advisory Agreements with the Advisor, Dimensional Fund Advisors Ltd. (“DFAL”), 7 Down Street, London, W1J7AJ, United Kingdom, a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the United Kingdom and Continental Series. DFAL’s duties include the maintenance of a trading desk for the Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the United Kingdom and Continental Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities that are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFAL. DFAL maintains and furnishes to the Advisor information and reports on United Kingdom and European small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Series. DFAL is a member of the Financial Services Authority, a self-regulatory organization for investment managers operating under the laws of England. The Advisor controls DFAL.

Investment Services - Japanese and Asia Pacific Series

Pursuant to Sub-Advisory Agreements with the Advisor, DFA Australia Limited (“DFA Australia”), Level 29 Gateway, 1 MacQuarie Place, Sydney, New South Wales 2000, Australia, has the authority and responsibility to select brokers and dealers to execute securities transactions for the Japanese and Asia Pacific Series. DFA Australia’s duties include the maintenance of a trading desk for each Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the Japanese and Asia Pacific Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities that are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFA Australia. DFA Australia maintains and furnishes to the Advisor information and reports on Japanese and Asia Pacific small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by each Series. The Advisor controls DFA Australia.

Consulting Services - International Value Series, The Emerging Markets Series and The Emerging Markets Small Cap Series

The Advisor has entered into a Consulting Services Agreement with DFAL and DFA Australia. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to the International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Canadian Series.

Item 5(a)(1)(ii) For the fiscal year ended November 30, 2006, the Advisor received a fee for its services which, on an annual basis, equaled the following percentage of the average daily net assets of each Series:

Series	Management Fee
The U.S. Large Company	0.025%
The Enhanced U.S. Large Company	0.05%
Large Cap Value	0.10%
Tax-Managed Value	0.20%
Small Cap Value	0.20%
Tax-Managed Equity	0.05%
U.S. Small Cap	0.03%
U.S. Micro Cap	0.10%
International Value	0.20%
Japanese	0.10%
Asia Pacific	0.10%
United Kingdom	0.10%
Continental	0.10%
Canadian	0.10%
The Emerging Markets	0.10%
The Emerging Markets Small Cap	0.20%
One-Year Fixed Income	0.05%
Two-Year Global Fixed Income	0.05%

While the Global Series are not subject to a management fee, investments by the Global Series in the Master Series are subject to the management fees charged by the respective Master Series. The Large Cap International Portfolio pays a management fee equal to 0.25% of its average daily net assets on an annual basis.

Item 5(a)(1)(iii) A discussion regarding the basis for the Board of Trustees approving the investment management agreements with respect to the Series, except the Canadian Series, is available in the Trust’s semi-annual report for the six-month period ending May 31, 2006. The Canadian Series is new and has not yet filed annual or semi-annual reports that would include the discussion of the approval of the investment management agreements.

Item 5(a)(2) Portfolio Manager. The Advisor serves as investment advisor to each of the Series. As such, the Advisor is responsible for the management of their respective assets. Each of the Series is managed using a team approach. The investment team includes the Investment Committee of the Advisor, portfolio managers and all other trading personnel.

The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually. As of the date of this registration statement, the Investment Committee has seven members. Investment strategies for all Series are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues. The Investment Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types and brokers.

In accordance with the team approach used to manage the Series, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily investment decisions regarding the portfolios including running buy and sell programs based on the parameters established by the Investment Committee. The portfolio managers named below coordinate the efforts of all other portfolio managers with respect to the day-to-day management of the category of portfolios indicated.

Domestic equity Series	Robert T. Deere
International equity Series	Karen E. Umland
Fixed income Series	David A. Plecha

Mr. Deere is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. Mr. Deere received his MBA from the University of California at Los Angeles in 1991. He also holds a BS and a BA from the University of California at San Diego. Mr. Deere joined the Advisor in 1991 and has been responsible for the domestic equity portfolios since 1994.

Ms. Umland is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. She received her BA from Yale University in 1988 and her MBA from the University of California at Los Angeles in 1993. Ms. Umland joined the Advisor in 1993 and has been responsible for the international equity portfolios since 1998.

Mr. Plecha is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. Mr. Plecha received his BS from the University of Michigan at Ann Arbor in 1983 and his MBA from the University of California at Los Angeles in 1987. Mr. Plecha has been responsible for the fixed income portfolios since the end of 1991.

Item 15 of Part B provides information about each portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of Series shares.

Item 5(a)(3) Legal Proceedings. Not applicable.

Item 5(b) Capital Stock. Not applicable.

Item 6. Shareholder Information.

Item 6(a) Pricing of Fund Shares. The net asset value per share of each Series is calculated after the close of the NYSE (normally, 1:00 p.m. PT) by dividing the total value of the Series’ investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Series. Note: The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PT.

The value of the shares of each Series will fluctuate in relation to its own investment experience. Securities held by the Series will be valued in accordance with applicable laws and procedures adopted by the Board of Trustees, and generally, as described below.

Securities held by the Series (including over-the-counter securities) are valued at the last quoted sale price of the day. Securities held by the Series that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”). If there is no last reported sale price or NOCP of the day, the Series value the securities at the mean of the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Generally, securities issued by open-end investment companies, such as the Series, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.

The value of the shares of the Fixed Income Series will tend to fluctuate with interest rates because, unlike money market funds, these Series do not seek to stabilize the value of their respective shares by use of the “amortized cost” method of asset valuation. Net asset value includes interest on fixed income securities that is accrued daily. Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities. Securities that are traded over-the-counter and on a stock exchange generally will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities, this ordinarily will be the over-the-counter market.

The value of the securities and other assets of the Series for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board of Trustees. Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated. When fair value pricing is used, the prices of securities used by the Series may differ from the quoted or published prices for the same securities on their primary markets or exchanges.

To the extent that a Series holds large numbers of securities, it is likely that it will have a larger number of securities that may be deemed illiquid and therefore must be valued pursuant to special procedures adopted by the Board of Trustees, than would a fund that holds a smaller number of securities. The U.S. Small Cap Series and U.S. Micro Cap Series are more likely to hold illiquid securities than would a fund that invests in larger capitalization companies.

As of the date of this registration statement, the Series holding foreign equity securities (the “Foreign Equity Funds”) will also fair value price in the circumstances described below. Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (normally, 11:00 p.m. PT), which is fourteen hours prior to the close of the NYSE (normally, 1:00 p.m. PT) and the time that the net asset values of the Foreign Equity Funds are computed. Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Foreign Equity Funds price their shares at the close of the NYSE, the Foreign Equity Funds will fair value their foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available. The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Foreign Equity Funds’ foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. For these purposes, the Board of Trustees of the Series have determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing. Consequently, fair valuation of portfolio securities may occur on a daily basis. The fair value pricing by the Series utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments). The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the net asset value of a Series. When a Foreign Equity Fund uses fair value pricing, the values assigned to the Foreign Equity Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges. The Board of Trustees of the Series monitor the operation of the method used to fair value price the Foreign Equity Funds’ foreign investments.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that a Series (or, with respect to the Global Series, the Master Series) could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Series or Master Series determines its net asset value per share. As a result, the sale or redemption by a Series or Master Series of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The net asset values per share of the Japanese Series, Asia Pacific Series, Continental Series, Canadian Series, United Kingdom Series, International Value Series, Two-Year Global Fixed Income Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and the Large Cap International Portfolio (the “International Series”) are expressed in U.S. dollars by translating the net assets of each International Series using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources. Since the International Series own securities that are primarily listed on foreign exchanges which may trade on days when the International Series do not price their shares, the net asset values of the International Series may change on days when shareholders will not be able to purchase or redeem shares.

Most Series generally calculate their net asset values per share and accept purchase and redemption orders on days that the NYSE is open for trading. The Japanese Series, United Kingdom Series and Continental Series are each closed on days that the foreign securities exchange(s) on which their portfolio securities are principally traded are closed. Purchase and redemption orders for shares of such Series will not be accepted on those days.

Certain of the securities holdings of The Emerging Markets Series and The Emerging Markets Small Cap Series in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities. For example, such Series might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). These Series may also be subject to certain contractual arrangements with investment authorities in an Approved Market, which require a Series to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by a Series is determined each day as of such close.

The Trust bears all of its own costs and expenses, including: services of its independent public accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and trustees, the cost of filing its registration statement under federal securities law, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees. Expenses allocable to a particular Series are so allocated and expenses of the Trust that are not allocable to a particular Series are borne by each Series on the basis of its relative net assets.

Item 6(b) Purchase of Fund Shares. The Trust’s shares have not been registered under the Securities Act of 1933, which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder’s account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

In-kind Purchases. If accepted by the Trust, shares of the Series may be purchased in exchange for securities which are eligible for purchase or otherwise represented in the Series’ portfolios at the time of the exchange as described in this registration statement or in exchange for local currencies in which such securities of the Japanese, United Kingdom, Asia Pacific, Continental, Canadian, International Value, The Emerging Markets, The Emerging Markets Small Cap, Two-Year Global Fixed Income and The Enhanced U.S. Large Company Series are denominated. Subject to approval by the Advisor, shares of the Global Series may be purchased in any freely convertible currency and the necessary foreign exchange transactions will be arranged on behalf of, and at the expense of, the investor. Investors settling in any currency other than U.S. dollars are advised that a delay in processing a purchase of shares of a Global Series may occur to allow for currency conversion. Securities and local currencies which are accepted by the Trust for exchange and Trust shares to be issued in the exchange will be valued, as set forth under “Pricing of Fund Shares” in Item 6(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Japanese Series, United Kingdom Series, Asia Pacific Series, Continental Series, Canadian

Series, the Global Series, International Value Series or Two-Year Global Fixed Income Series with local currencies should first contact the Advisor for wire instructions.

The Trust will not accept securities in exchange for shares of a Series unless: (1) such securities are eligible to be included, or otherwise represented, in the Series’ portfolios at the time of exchange and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; and (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Series, will not exceed 5% of the net assets of the Series immediately after the transaction. (See Items 4(a) and (b) above.) Investors interested in such exchanges should contact the Advisor. Investors should also know that an in-kind purchase of shares of a Series may result in taxable income; an investor desiring to make an in-kind purchase should consult its tax advisor.

Item 6(c) Redemption of Fund Shares. As stated above in response to Item 6(b), “Purchase of Fund Shares,” the Trust’s shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.

Investors who desire to redeem shares of a Series must first contact the Advisor at (310) 395-8005. Redemptions are processed on any day on which the Trust is open for business and are effected at the Series’ net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the Investment Company Act of 1940. The amount received upon redemption may be more or less than the amount paid for the shares, depending upon the fluctuations in the market value of the assets owned by the Series.

When in the best interests of a Series, the Series (other than the Tax-Managed Series and the Global Series) may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the Investment Company Act of 1940. Each Global Series is authorized to make redemption payments solely by a distribution of portfolio securities that the Global Series receives from a Master Series (or to pay the redemption price with a combination of securities and cash), when it is determined by the Advisor, in its capacity as administrator to the Global Series, to be in the best interests of the Global Series. Each Tax-Managed Series is authorized to make redemption payments solely by a distribution of portfolio securities (or to pay the redemption price with a combination of securities or cash) when it is determined by the Advisor to be in the best interests of the Series. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Japanese, United Kingdom, Continental, Asia Pacific, Canadian, The Emerging Markets, The Emerging Markets Small Cap, Two-Year Global Fixed Income and International Value Series reserve the right to redeem their shares in the currencies in which their investments are denominated. The

Global Series reserve the right to redeem their shares in the currencies in which their respective Master Series’ investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares that were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

The Trust reserves the right to involuntarily redeem shares of a Series owned by an investor if the investment advisory agreement between the investor and the Advisor is terminated.

For additional information about redemption of Trust shares, see Item 18 in Part B.

Item 6(d) Dividends and Distributions. Except for the Partnership Series (defined below) and the One-Year Fixed Income Series and the Global Series, dividends from ordinary income of the Series are distributed quarterly and also in November of each year, and any investment company taxable income and capital gain net income are distributed annually in December. Ordinary income will be distributed monthly (except for January) by the One-Year Fixed Income Series. The One-Year Fixed Income Series will distribute annually in December any capital gain net income. The Global Series will distribute dividends from ordinary income and capital gain net income annually in December.

Shareholders of the Trust (other than shareholders of the Partnership Series) will automatically receive all income dividends and capital gains distributions in additional shares of the Series whose shares they hold at net asset value (as of the business date following the dividend record date), unless, upon written notice to the Advisor, the shareholder selects one of the following options: (i) Income Option - to receive income dividends in cash and capital gains distributions in additional shares at net asset value; (ii) Capital Gains Option - to receive capital gains distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option - to receive both income dividends and capital gains distributions in cash.

Item 6(e) Frequent Purchases and Redemptions of Series Shares. The Series (and with respect to the Global Series, the Master Series) are designed for long-term investors (except as described below) and are not intended for investors that engage in excessive short-term trading activity that may be harmful to the Series, including but not limited to market timing. Short-term or excessive trading into and out of the Series or Master Series can disrupt portfolio management strategies, harm performance and increase Series expenses for all shareholders, including long-term shareholders who do not generate these costs.

In addition, certain Series and Master Series may be more susceptible to the risks of short-term trading than other Series and Master Series. The nature of the holdings of the international Series and international Master Series may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of a Series’ or Master Series’ holdings and the reflection of those changes in the Series’ net asset value

(called “arbitrage market timing”). Such delays may occur because an international Series or its Master Series, if applicable, has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Series and/or the Master Series calculate their net asset values. In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the international Series calculates its net asset value. The Small Cap Value Series, U.S. Small Cap Series and U.S. Micro Cap Series also may be subject to arbitrage market timing because the Series have significant holdings in small cap securities, which may have prices that do not accurately reflect the latest indications of value of these securities at the time the Series calculate their net asset values due to, among other reasons, infrequent trading or illiquidity. There is a possibility that arbitrage market timing may dilute the value of a Series’ shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.

The Board of Trustees of the Trust and the Board of Directors of DFAIDG (collectively, the “Board”) have adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities Inc. (collectively, “Dimensional”) and their agents have implemented the following procedures, which are designed to discourage and prevent market timing or excessive short-term trading in the Series: (i) trade activity monitoring and purchase blocking procedures, and (ii) use of fair value pricing.

The Trust, DFAIDG, Dimensional and their agents monitor trades and flows of money in and out of the Series from time to time in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy. The Trust reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase or exchange orders for any reason, without prior notice, particularly purchase or exchange orders that the Trust believes are made on behalf of market timers. The Trust, Dimensional and their agents reserve the right to restrict, refuse or cancel any purchase or exchange request made by an investor indefinitely if the Trust or Dimensional believe that any combination of trading activity in the accounts is potentially disruptive to a Series. In making such judgments, the Trust and Dimensional seek to act in a manner that is consistent with the interests of shareholders. For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Series, and accounts under common ownership, influence or control.

In addition to the Trust’s general ability to restrict potentially disruptive trading activity as described above, the Trust also has adopted purchase blocking procedures. Under the Trust’s purchase blocking procedures, where an investor has engaged in any two purchases and two redemptions (including redemptions that are part of an exchange transaction) in a Series in any rolling 30 calendar day monitoring period (i.e., two “round trips”), the Trust and Dimensional intend to block the investor from making any additional purchases in that Series for 90 calendar days (a “purchase block”). If implemented, a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Trust, Dimensional, or their agents. The Trust and Dimensional are permitted to implement a longer purchase block, or permanently bar future purchases by an investor, if they determine that it is appropriate.

Under the Trust’s purchase blocking procedures, the following purchases and redemptions will not trigger a purchase block: (i) purchases and redemptions of shares having a value in each transaction of less than $5,000; (ii) purchases and redemptions by U.S. registered investment companies that operate as fund of funds pursuant to Section 12(d)(1)(G) of the 1940 Act or an SEC exemptive order, and non-U.S. investment companies that operate as fund of funds (subject to monitoring by Dimensional); (iii) purchases and redemptions by a feeder portfolio of a master fund’s shares; (iv) systematic or automated transactions where the shareholder, financial advisor or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions, loans, loan repayments and distributions (including hardship withdrawals) identified as such in the retirement plan recordkeeper’s system; (vi) purchase transactions involving transfers of assets, rollovers, Roth IRA conversions and IRA recharacterizations; (vi) purchases of shares with Series dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the same Series and (ix) transactions by 529 Plans. Notwithstanding the Trust’s purchase blocking procedures, all transactions in Series shares are subject to the right of the Trust and Dimensional to restrict potentially disruptive trading activity (including purchases and redemptions described above that will not be subject to the purchase blocking procedures).

As of the date of this registration statement, the ability of the Trust and Dimensional to apply the purchase blocking procedures on purchases by all investors is severely limited due to systems limitations of the Trust’s service providers. The Trust expects that the application of the Trading Policy as described above, including the purchase blocking procedures (subject to the limitations described above), will be able to be implemented on or after compliance with Rule 22c2 under the 1940 Act is required.

The One-Year Fixed Income Series is managed for both long-term investors and investors who may invest in the One-Year Fixed Income Series on a short-term basis. Dimensional and the Trust do not apply the purchase blocking procedures and may allow more frequent purchases and sales of shares by an investor in the One-Year Fixed Income Series than in the shares of other Series, in circumstances where the investor’s trading activity is not excessive and overly disruptive to the Series and portfolio management strategies, or undertaken for prohibited purposes (including market timing). In monitoring this activity, Dimensional, in its discretion, may determine that an investor’s frequent purchases and sales of shares of the One-Year Series are excessive and overly disruptive, or undertaken for prohibited purposes (including market timing), and therefore, inconsistent with the interests of the Series’ other shareholders. In those instances, Dimensional may refuse to process additional purchases or exchanges of shares of the One-Year Series by the investor. Permitting investors to purchase shares of the One-Year Series for short-term purposes may increase the costs of the Series and negatively impact the performance of the Series.

In addition, the purchase blocking procedures will not apply to a redemption transaction in which a Series distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Series/Master Series and the redemption is consistent with the interests of the remaining shareholders of the Series/Master Series.

In addition to monitoring trade activity, the Board has adopted fair value pricing procedures that govern the pricing of the securities of the Series and Master Series. These procedures are designed to help ensure that the prices at which Series’ and Master Series’ shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. See Item 6(a) Pricing of Fund Shares above for additional details regarding fair value pricing of the Series’ and Master Series’ securities.

Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually nor all of the procedures taken together can completely eliminate the possibility that excessive short-term trading activity in a Series may occur.

Item 6(f) Tax Consequences. Different tax rules apply, depending on whether, for federal income tax purposes, the Series are partnerships (the “Partnership Series,” including the Japanese Series, United Kingdom Series, Asia Pacific Series, Continental Series, Canadian Series, The U.S. Large Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series) or corporations (the “Corporate Series,” consisting of all the other Series, each of which has elected and qualified, or intends to elect and qualify, to be treated as a regulated investment company). Tax rules applicable to each type of entity affect the amount, timing, and character of the income received by an investor (i.e., a feeder portfolio) from each Series.

Series Classified as Corporations. Each Corporate Series has qualified, or intends to qualify, as a regulated investment company under the Code. As a regulated investment company, a Series generally pays no federal income tax on the income and gains it distributes to you.

Every January, a shareholder will receive a statement that shows the tax status of distributions the shareholder received the previous calendar year. Distributions declared in December to shareholders of record in such month, but paid in January, are taxable as if they were paid in December.

If you are a taxable investor and invest in a Corporate Series shortly before the record date of a taxable distribution, the distribution will lower the value of the Series’ shares by the amount of the distribution and, in effect, you will receive some of your investment back in the form of a taxable distribution.

In general, if you are a taxable investor, Corporate Series distributions are taxable to you at either ordinary income or capital gains tax rates. This is true whether you reinvest your distributions in additional Series shares or receive them in cash.

For federal income tax purposes, Corporate Series distributions of short-term capital gains are taxable to you as ordinary income. Corporate Series distributions of long-term capital gains are taxable to you as long-term capital gains no matter how long you have owned your shares. A portion of income dividends designated by a Corporate Series may be qualified dividend income eligible for taxation by individual shareholders at long-term capital gains rates provided certain holding period requirements are met.

Certain Corporate Series may be subject to foreign withholding taxes on income from foreign securities. If more than 50% in value of the total assets of a Corporate Series (or, in the case of a Global Series whose Master Series is classified as a partnership, more than 50% in value of the total assets of the Master Series) is invested in securities of foreign corporations, the Series may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Series. If this election is made, shareholders will be required to include in their gross income their pro rata share of these foreign taxes paid by the Series, and will be entitled either to deduct (as an itemized deduction in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code. A Global Series that invests its assets in a Master Series organized as a corporation will not be permitted to pass through a credit or deduction for its pro rata share of foreign withholding taxes paid by the Master Series.

The sale of shares of a Corporate Series is a taxable event and may result in a capital gain or loss to shareholders who are subject to tax. Capital gain or loss may be realized from an ordinary redemption of shares or an exchange of shares between two Series. Any loss incurred on sale or exchange of a Series’ shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

By law, a Corporate Series is required to withhold 28% of taxable dividends, capital gains distributions, and redemption proceeds paid to shareholders who do not provide their proper taxpayer identification number and certain required certifications. You may avoid this withholding requirement by providing and certifying on the account registration form your correct Taxpayer Identification Number and by certifying that you are not subject to backup withholding and are a U.S. person (including a U.S. resident alien). A Series must also withhold if the IRS instructs it to do so.

Non-U.S. investors are subject to U.S. withholding tax at a 30% or lower treaty rate on dividends paid by a Series, subject to limited exemptions for dividends designated as capital gain dividends, short-term capital gain dividends, and interest-related dividends. The exemptions from withholding for short-term capital gain dividends and interest-related dividends sunset and will no longer apply to dividends paid with respect to taxable years of a Series beginning after December 31, 2007 unless such exemptions are extended or made permanent. Notwithstanding such exemptions, non-U.S. investors are subject to backup withholding at a rate of 28% on dividends, capital gains distributions, and redemption proceeds paid to a shareholder who fails to properly certify they are not a U.S. person. Non-U.S. investors also may be subject to U.S. estate tax.

In addition to federal taxes, shareholders may be subject to state and local taxes on distributions from a Corporate Series and on gains arising on redemption or exchange of a Corporate Series’ shares.

Series Classified as Partnerships. The Partnership Series will not be subject to U.S. federal income tax. Instead, each investor in a Partnership Series reports separately on its own income tax return its distributive share of a Partnership Series’ income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on a Partnership Series). The Partnership Series’ taxable year-end will be November 30, but may be subject to change depending on the tax years of the investors in such Series. Although, as described above, the Partnership Series will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

Certain Partnership Series may be subject to foreign withholding taxes on income from foreign securities.

The sale of shares of a Partnership Series may result in a capital gain or loss. For tax purposes, an exchange of shares in a Partnership Series for shares of a different Series is the same as a sale. A distribution in partial or complete redemption of shares in a Partnership Series is taxable as a sale or exchange only to the extent the amount of money received exceeds an investor’s tax basis in the entire interest in the Partnership Series. Any loss may be recognized only if an investor redeems its entire interest in the Partnership Series for money.

An allocable share of a tax-exempt investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Partnership Series borrows money to acquire property or invests in assets that produce UBTI. The Partnership Series will not be “regulated investment companies” for federal income tax purposes.

In addition to federal taxes, shareholders may be subject to state and local taxes on their distributive share of a Partnership Series’ income and gains and on gains arising on redemption or exchange of a Partnership Series’ shares. Investors should consult their tax advisors to determine the applicability of state, local or foreign taxes to their distributive share of a Partnership Series’ income, gains, losses, deductions, and credits.

This discussion of “Tax Consequences” is not intended or written to be used as tax advice. Prospective investors should consult Item 19 hereof. Because everyone’s tax situation is unique, investors should consult their own tax professionals about federal, state, local or foreign tax consequences before making an investment in a Series.

Item 7. Distribution Arrangements.

Item 7(a) Sales Loads. Not applicable.

Item 7(b) Rule 12b-1 Fees. Not applicable.

Item 7(c) Master-Feeder Funds. Certain shareholders of the Series are open-end investment companies and unregistered investment companies that seek to achieve their investment objectives by investing all of their investable assets in one or more corresponding Series of the Trust (the “Feeder Portfolios”). Each Feeder Portfolio has the same investment objective, policies and limitations as the corresponding Series in which it invests. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each Feeder Portfolio will correspond directly with the investment experience of its corresponding Series, and the investment experience of each Global Series will correspond directly with the investment experience of its corresponding Master Series.

Responses to Item 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Part B:

Item 9. Cover Page and Table of Contents. Not applicable.

Item 10. Fund History.

Item 10(a) The Trust is a Delaware statutory trust (formerly known as a Delaware business trust), which was organized on October 27, 1992. Until August 1, 1997, The U.S. 6-10 Value Series was named The U.S. Small Cap Value Series. Until April 1, 2001, the Small Cap Value Series was known as The U.S. 6-10 Value Series; the U.S. Small Cap Series was known as The U.S. 6-10 Small Company Series; and the U.S. Micro Cap Series was known as The U.S. 9-10 Small Company Series. Until September 21, 2001, The Tax-Managed U.S. Equity Series was known as The Tax-Managed U.S. Marketwide Series. Until September 13, 2005, the Asia Pacific Series was known as The Pacific Rim Small Company Series.

Item 10(b) Not applicable.

Item 11. Description of the Fund and Its Investments and Risks.

Item 11(a) Classification. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940. Each Series operates as a diversified investment company. Further, no Series will invest more than 25% of its total assets in securities of companies in a single industry, except for the Fixed Income Series’ investments in obligations of banks and bank holding companies, as otherwise noted in this registration statement.

Item 11(b) and (c) Investment Strategies and Risks and Fund Policies. In addition to the policies stated in response to Item 4 of Part A, each of the Series has adopted certain investment limitations that may not be changed with respect to any Series without the approval of a majority of the outstanding voting securities of the Series. A “majority” is defined as the lesser of: (1) at least 67% of the voting securities of the Series (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Series are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Series.

The Series (except for the Canadian Series) will not:

(1)	invest in commodities or real estate, including limited partnership interests therein, although they may purchase and sell securities of companies which deal in real estate and securities which are secured by interests in real estate, and all Series except The U.S. Micro Cap and Small Cap Series and The DFA One-Year Fixed Income Series may purchase or sell financial futures contracts and options thereon; and The Enhanced U.S. Large Company Series may purchase, sell and enter into indices-related futures contracts, options on such futures contracts, securities-related swap agreements and other derivative instruments;

(2)	make loans of cash, except through the acquisition of repurchase agreements and obligations customarily purchased by institutional investors;

(3)	as to 75% of the total assets of a Series, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Series’ total assets, at market, would be invested in the securities of such issuer; provided that this limitation applies to 100% of the total assets of The U.S. Micro Cap Series;

(4)

purchase or retain securities of an issuer if those officers and trustees of the Trust or officers and directors of the Advisor owning more than  1/2 of 1% of such securities together own more than 5% of such securities; provided that The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(5)	borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 5% of a Series’ gross assets valued at the lower of market or cost; provided that each Series, except The DFA One-Year Fixed Income Series, U.S. Micro Cap Series and the Japanese Series, may borrow amounts not exceeding 33% of their net assets from banks and pledge not more than 33% of such assets to secure such loans;

(6)	pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as described in (5) above; provided that The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(7)	invest more than 10% of the value of the Series’ total assets in illiquid securities, which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments; provided that The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, Enhanced U.S. Large Company Series, The DFA Two-Year Global Fixed Income Series, and The Emerging Markets Small Cap Series are not subject to this limitation, and The DFA International Value Series, The U.S. Small Cap Value Series, The U.S. Large Cap Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The U.S. Small Cap Series and The Emerging Markets Series may invest not more than 15% of their total assets in illiquid securities;

(8)	engage in the business of underwriting securities issued by others;

(9)	invest for the purpose of exercising control over management of any company; provided that The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(10)	invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization; provided that

(a) The Emerging Markets Series, Emerging Markets Small Cap Series, Japanese Series, United Kingdom Series, Asia Pacific Series and Continental Series are not subject to this limitation; (b) each of The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, Enhanced U.S. Large Company Series, Emerging Markets Series, Emerging Markets Small Cap Series, Japanese Series, United Kingdom Series, Asia Pacific Series, Continental Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series may invest assets in securities of investment companies and units of such companies such as, but not limited to, S&P Depository Receipts; and (c) the U.S. Micro Cap Series is not subject to this limitation;

(11)	invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years’ continuous operation; provided that The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(12)	acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Series’ total assets would be invested in securities of companies within such industry; except The DFA One-Year Fixed Income and The Two-Year Global Fixed Income Series shall invest more than 25% of their total assets in obligations of banks and bank holding companies in the circumstances described in this registration statement in “Investments in the Banking Industry” under Item 4 of Part A;

(13)	write or acquire options (except as described in (1) above) or interests in oil, gas or other mineral exploration, leases or development programs except that (a) the Enhanced U.S. Large Company Series may write or acquire options; (b) The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to these limitations; and (c) The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series may write or acquire options;

(14)	purchase warrants; however, each Series, except The DFA One-Year Fixed Income Series and Two-Year Global Fixed Income Series, may acquire warrants as a result of corporate actions involving its holdings of other equity securities; and The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(15)	purchase securities on margin or sell short; provided that The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to the limitation on selling securities short;

(16)	acquire more than 10% of the voting securities of any issuer; provided that (a) this limitation applies only to 75% of the assets of The U.S. Value Series, The

Emerging Markets Series and The Emerging Markets Small Cap Series, and (b) The U.S. Micro Cap Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to this limitation; or

(17)	issue senior securities (as such term is defined in Section 18(f) of the Investment Company Act of 1940), except to the extent permitted under the Act.

The investment limitations described in (3), (4), (7), (9), (10), (11), (12) and (16) above do not prohibit The Global Value Series, The Global Large Company Series and The Global Small Company Series from investing all or substantially all of their assets in the shares of other registered, open-end investment companies, such as the Master Series. The investment limitations of the Master Series are the same as those of the corresponding Global Series.

The investment limitations described in (1) and (15) above do not prohibit each Series that may purchase or sell financial futures contracts and options thereon from making margin deposits to the extent permitted under applicable regulations; and the investment limitations described in (1), (13) and (15) above do not prohibit The Enhanced U.S. Large Company Series from (i) making margin deposits in connection with transactions in options, and (ii) maintaining a short position, or purchasing, writing or selling puts, calls, straddles, spreads or combinations thereof in connection with transactions in options, futures, and options on futures and transactions arising under swap agreements or other derivative instruments.

For purposes of the investment limitation described in (5) above, The Emerging Markets Series and The Emerging Markets Small Cap Series may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. The only type of borrowing contemplated thereby is the use of a letter of credit issued on such Series’ behalf in lieu of depositing initial margin in connection with currency futures contracts, and the Series have no present intent to engage in any other types of borrowing transactions under this authority. Although (2) above prohibits cash loans, the Series are authorized to lend portfolio securities. (See “Securities Loans” in Item 4 of Part A.) With respect to (5) above, a Series will maintain asset coverage of at least 300% (as described in the Investment Company Act of 1940), inclusive of amounts borrowed, with respect to any borrowings made by a Series.

Although the investment limitation described in (2) above prohibits cash loans, the Global Series are authorized to lend portfolio securities. Inasmuch as the Global Series will only hold shares of the Master Series, the Global Series do not intend to lend those shares.

For the purposes of the investment limitation described in (7) above, the One-Year Fixed Income and the Two-Year Global Fixed Income Series may invest in commercial paper that is exempt from the registration requirements of the Securities Act of 1933 (the “1933 Act”) subject to the requirements regarding credit ratings stated in this registration statement under Item 4 of Part A. Further, pursuant to Rule 144A under the 1933 Act, the Series may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the 10% or 15% limitation on holdings of illiquid securities stated in (7) above. While maintaining oversight, the Board of Trustees has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Trustees and the Advisor will continue to monitor the liquidity of Rule 144A securities.

Although not a fundamental policy subject to shareholder approval: (1) the U.S. Small Cap Series, Japanese Series, United Kingdom Series, Asia Pacific Series and Continental Series and The Global Small Company Series (indirectly, through its investment in the Master Series), will not purchase interests in any real estate investment trust, and (2) the Series do not intend to invest more than 15% of their net assets in illiquid securities.

The Japanese Series, United Kingdom Series, Asia Pacific Series, Continental Series, International Value Series, Two-Year Global Fixed Income Series, The Enhanced U.S. Large Company Series, The Emerging Markets Series and The Emerging Markets Small Cap Series, The Global Small Company Series, The Global Value Series, and The Global Large Company Series (indirectly, through its investment in the Master Series) may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set in the contract.

Notwithstanding any of the above investment restrictions, The Emerging Markets Series and The Emerging Markets Small Cap Series may establish subsidiaries or other similar vehicles for the purpose of conducting their investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors, such as the Series, or whose use is otherwise considered by the Series to be advisable. Such Series would “look through” any such vehicle to determine compliance with their investment restrictions.

The Canadian Series will not:

(1)	purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Canadian Series from investing in issuers that invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein;

(2)	purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Canadian Series from engaging in transactions involving futures contracts and options thereon or investing in securities that are secured by physical commodities;

(3)	make loans to other persons, except: (a) through the lending of its portfolio securities; (b) through the purchase of debt securities, loan participations and/or engaging in direct corporate loans for investment purposes in accordance with its investment objectives and policies; and (c) to the extent the entry into a repurchase agreement is deemed to be a loan;

(4)	purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies) if immediately after such investment (a) more than 5% of the value of the Canadian Series’ total assets would be invested in such issuer or (b) more than 10% of the outstanding voting securities of such issuer would be owned by the Canadian Series, except that up to 25% of the value of the Canadian Series’ total assets may be invested without regard to such 5% and 10% limitations;

(5)	borrow money, except that: (a) it may borrow from banks (as defined in the 1940 Act) or other financial institutions in amounts up to 33 1/3% of its total assets (including the amount borrowed), and (b) to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes;

(6)	issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the 1940 Act;

(7)	engage in the business of underwriting securities issued by others; and

(8)	concentrate (invest more than 25% of its net assets) in securities of issuers in a particular industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or securities of other investment companies).

Additional Information on Investment Limitations

Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, “total assets” refers to the assets that the Series owns, and does not include assets which the Series does not own but over which it has effective control. For example, when applying a percentage investment limitation for an investment restriction list above that is based on total assets, the Series will exclude from its total assets those assets that represent collateral received by the Series for its securities lending transactions.

Unless otherwise indicated, all limitations applicable to the Series’ investments apply only at the time that a transaction is undertaken. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of a Series’ assets invested in certain securities or other instruments resulting from market fluctuations or other changes in a Series’ total assets will not require a Series to dispose of an investment until the Advisor determines that it is practicable to sell or closeout the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the higher of the several assigned ratings.

Because the structure of each Series, except the Fixed Income Series, is based on the relative market capitalizations of eligible holdings, it is possible that the Series might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Trust and the issuer would be deemed “affiliated persons” under the Investment Company Act of 1940 and certain requirements of the Act regulating dealings between affiliates might become applicable.

Options on Stock Indices

The Enhanced U.S. Large Company Series may purchase and sell options on stock indices. With respect to the sale of call options on stock indices, pursuant to published positions of the SEC, The Enhanced U.S. Large Company Series will either: (1) maintain with its custodian liquid assets equal to the contract value (less any margin deposits); (2) hold a portfolio of stocks substantially replicating the movement of the index underlying the call option; or (3) hold a separate call on the same index as the call written where the exercise price of the call held is: (a) equal to or less than the exercise price of the call written, or (b) greater than the exercise price of the call written, provided the difference is maintained by the Series in liquid assets in a segregated account. With respect to the sale of put options on stock indices, pursuant to published SEC positions, The Enhanced U.S. Large Company Series will either: (1) maintain liquid assets equal to the exercise price (less any margin deposits) in a segregated account, or (2) hold a put on the same index as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written, or (b) less than the exercise price of the put written, provided an amount equal to the difference is maintained by the Series in liquid assets in a segregated account.

Prior to the earlier of exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when The Enhanced U.S. Large Company Series desires.

The Enhanced U.S. Large Company Series will realize a gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Series will realize a loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying index in relation to the exercise price of the option, the volatility of the underlying index, and the time remaining until the expiration date.

If an option written by The Enhanced U.S. Large Company Series expires, the Series realizes a gain equal to the premium received at the time the option was written. If an option purchased by the Series expires unexercised, the Series realizes a loss equal to the premium paid.

The premium paid for a put or call option purchased by The Enhanced U.S. Large Company Series is an asset of the Series. The premium received for an option written by the Series is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

Risks Associated with Options on Indices. There are several risks associated with transactions in options on indices. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. The value of an option position will reflect, among other things, the current market price of the underlying index, the time remaining until expiration, the relationship of the exercise price, the term structure of interest rates, estimated price volatility of the underlying index and general market conditions. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

Options normally have expiration dates of up to 90 days. The exercise price of the options may be below, equal to or above the current market value of the underlying index. Purchased options that expire unexercised have no value. Unless an option purchased by The Enhanced U.S. Large Company Series is exercised or unless a closing transaction is effected with respect to that position, The Enhanced U.S. Large Company Series will realize a loss in the amount of the premium paid and any transaction costs.

A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although The Enhanced U.S. Large Company Series intends to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. Closing transactions may be effected with respect to options traded OTC only by negotiating directly with the other party to the option contract, or in a secondary market for the option if such a market exists. There can be no assurance that The Enhanced U.S. Large Company Series will be able to liquidate an OTC option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Series may be unable to liquidate an OTC option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that The Enhanced U.S. Large Company Series would have to exercise those options that it has purchased in order to realize any profit. With respect to options written by The Enhanced U.S. Large Company Series, the inability to enter into a closing transaction may result in material losses to the Series.

Index prices may be distorted if trading of a substantial number of securities included in the index is interrupted causing the trading of options on that index to be halted. If a trading halt occurred, The Enhanced U.S. Large Company Series would not be able to close out options that it had purchased and may incur losses if the underlying index moved adversely before trading resumed. If a trading halt occurred and restrictions prohibiting the exercise of options were imposed through the close of trading on the last day before expiration, exercises on that day would be settled on the basis of a closing index value that may not reflect current price information for securities representing a substantial portion of the value of the index.

The Enhanced U.S. Large Company Series’ activities in the options markets may result in higher fund turnover rates and additional brokerage costs; however, the Series may also save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

Investment Limitations on Options Transactions. The ability of The Enhanced U.S. Large Company Series to engage in options transactions is subject to certain limitations. The Enhanced U.S. Large Company Series will only invest in OTC options to the extent consistent with the 15% limit on investments in illiquid securities.

Futures Contracts

Please note that while the following discussion relates to the policies of certain Series with respect to futures contracts, it should be understood that, with respect to the Global Series, the discussion applies to the Master Series in which the Global Series invest.

All Series except the U.S. Micro Cap Series and U.S. Small Cap Series and One-Year Fixed Income Series may enter into index futures contracts and options on index futures contracts to gain market exposure on the Series’ uninvested cash pending investments in securities and to maintain liquidity to pay redemptions. In addition, The Enhanced U.S. Large Company Series may use futures contracts and options thereon to hedge against securities prices or as part of its overall investment strategy.

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Series will be required to make a margin deposit in cash or government securities with a futures commission merchant (an “FCM”) to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange, and FCMs may establish margin requirements that are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin to be held by the FCM will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to custodial accounts of the Series. Variation margin payments may be made to and from the futures broker for as long as the contract remains open. The Series expect to earn income on their margin deposits. Each Series intends to limit its futures-related investment activity so that other than with respect to bona fide hedging activity (as defined in Commodity Futures Trading Commission (“CFTC”) General Regulations Section 1.3 (z)): (i) the aggregate initial margin and premiums paid to establish commodity futures and commodity option contract positions (determined at the time the most recent position was established) does not exceed 5% of the liquidation value of the Series’ portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating such 5% limitation), or (ii) the aggregate net “notional value” (i.e., the size of a commodity futures or commodity option contract in contract units (taking into account any multiplier specified in the contract), multiplied by the current market price (for a futures contract) or strike price (for an option contract) of each such unit) of all non-hedge commodity futures and commodity option contracts that the Series has entered into (determined at the time the most recent position was established) does not exceed the liquidation value of the Series’ portfolio, after taking into account unrealized profits and unrealized losses on any such contracts that the Series has entered into.

Positions in futures contracts may be closed out only on an exchange that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close out a futures position and, in the event of adverse price movements, the Series would continue to be required to make variation margin deposits. In such circumstances, if the Series has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market. Pursuant to published positions of the SEC and interpretations of the staff of the SEC, the Series (or their custodians) are required to maintain segregated accounts or to segregate assets through notations on the books of the custodian, consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with their futures contract transactions in order to cover their obligations with respect to such contracts. These requirements are designed to limit the amount of the leverage the Series may use by entering into futures transactions.

Repurchase Agreements

In addition, all Series (directly or indirectly through the Master Series) may invest in repurchase agreements. In the event of the bankruptcy of the counter-party to a repurchase agreement, the Trust could experience delay in recovering the securities underlying such agreements. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

Item 11(d) Temporary Defensive Position. The information required by this item is provided in response to Item 4(b) of Part A.

Item 11(e) Portfolio Turnover. Generally, securities will be purchased by the Equity Series with the expectation that they will be held for longer than one year. Generally, securities will be held until such time as, in the Advisor’s judgment, the securities are no longer considered an appropriate holding for a Series.

Ordinarily, portfolio securities in The U.S. Large Company Series will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500® Index, including mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series’ shares.

The Fixed Income Series are expected to have high portfolio turnover rates due to the relatively short maturities of the securities to be acquired. The portfolio turnover rates for the Two-Year Global Fixed Income Series have varied from year to year due to market and other conditions. In addition, variations in turnover rates occur because securities are sold when, in the Advisor’s judgment, the return will be increased as a result of portfolio transactions after taking into account the cost of trading. There was no significant variation in any other Series’ portfolio turnover rate from that reported last fiscal year.

Item 11(f) Disclosure of Portfolio Holdings. The Advisor and the Board of Trustees of the Trust and the Board of Directors of DFAIDG (the “Boards”) have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Series and Master Series (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information. The Advisor has determined that the Policy and its procedures (1) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Series, and (2) appropriately address the potential for material conflicts of interest.

Disclosure of Holdings Information as Required by Applicable Law. Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.

Online Disclosure of Portfolio Holdings Information. Each Series and Master Series generally discloses up to its twenty-five largest portfolio holdings (“largest holdings”) and the percentages that each of these largest portfolio holdings represent of the Series’ or Master Series’ total assets, as of the most recent month-end by presenting this information for portfolios that invest in the Series or Master Series. This information is disclosed online at the Advisor’s Web site, http://www.dfaus.com, which is accessible by shareholders, within twenty days after the end of each month. This online disclosure may also include information regarding the Series’ or Master Series’ industry allocations. Each Series and Master Series generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, online at the Advisor’s Web site, http://www.dfaus.com, which is accessible by shareholders, three months following the month-end.

Disclosure of Holdings Information to Recipients. Each of the Advisor’s Chairmen, Director of Institutional Services, Head of Portfolio Management and Trading and General Counsel (together, the “Designated Persons”) may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who: (i) specifically request the more current non-public Holdings Information, and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”). Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information. Any non-public Holdings Information that is disclosed shall not include any material information about a Series’ or Master Series’ trading strategies or pending portfolio transactions. The non-public Holdings Information provided to a Recipient under a Nondisclosure Agreement, unless indicated otherwise, is not subject to a time delay before dissemination.

As of February 28, 2007, the Advisor and the Series had ongoing arrangements with the following Recipients to make available non-public Holdings Information:

Recipient	Series	Business Purpose	Frequency

PFPC Trust Company	All Domestic Series	Fund Custodian	Daily

Citibank, N.A.	All International Equity Series and Global Fixed Income Series	Fund Custodian	Daily

Recipient	Series	Business Purpose	Frequency

PFPC Inc.	All Series	Fund Administrator, Accounting Agent and Transfer Agent	Daily

Pricewaterhouse-Coopers LLP	All Series	Independent registered public accounting firm	Semi-annually (based on fiscal year)

Pricing Service Vendor	International Equity Series	Fair value information services	Daily

Citibank North American, Inc.	All Series	Middle office operational support service provider to the Advisor	Daily

AP1-Forsta AP Fondon	U.S. Small Cap Series and Small Cap Value Series	Monitoring investor exposure and investment strategy	Monthly

AP3-Tredje AP Fondon	U.S. Small Cap Series	Monitoring investor exposure and investment strategy	Monthly

California Institute of Technology	The Emerging Markets Series	Monitoring investor exposure and investment strategy	Upon request

Ontario Municipal Retirement System	Small Cap Value Series	Monitoring investor exposure and investment strategy	Monthly

Plan B Financial Services Ltd.	The Emerging Markets Series, Global Series	Monitoring investor exposure and investment strategy	Monthly*

Siemens Savings Plan	The Emerging Markets Series	Monitoring investor exposure and investment strategy	Upon request

South Dakota Investment Council	The Emerging Markets Small Cap Series	Monitoring investor exposure and investment strategy	Monthly

Stichting Shell Pensioenfonds	U.S. Small Cap Series	Monitoring investor exposure and investment strategy	Upon request

Texas Mutual Insurance Company	Small Cap Value Series	Monitoring investor exposure and investment strategy	Monthly

Recipient	Series	Business Purpose	Frequency

Victorian Fund Management Corporation	All Series	Monitoring investor exposure and investment strategy	Upon request

Verizon Investment Management Corp	U.S. Micro Cap Series	Monitoring investor exposure and investment strategy	Monthly

Northern Trust Company	All Series	Monitoring investor exposure and investment strategy	Upon request

Bank of New York	All Series	Monitoring investor exposure and investment strategy	Upon request

State Street Bank and Trust	Small Cap Value Series, Large Cap Value Series and International Value Series	Monitoring investor exposure and investment strategy	Monthly

Thomson Financial (Vestek)	U.S. Small Cap Series and U.S. Micro Cap Series	Monitoring investor exposure and investment strategy	Monthly

Callan Associates	Small Cap Value Series and Large Cap Value Series	Monitoring investor exposure and investment strategy	Monthly

Centrestone Wealth Advisers Ltd.	Global Series	Portfolio evaluation	Monthly*

Colonial Consulting Co.	Small Cap Value Series, Large Cap Value Series and U.S. Small Cap Series	Monitoring investor exposure and investment strategy	Monthly

Consulting Services Group LLC	All Series	Monitoring investor exposure and investment strategy	Upon request

Ennis, Knupp & Associates	U.S. Micro Cap Series and International Value Series	Monitoring investor exposure and investment strategy	Quarterly

Evaluation Associates LLC	All Series	Monitoring investor exposure and investment strategy	Quarterly

Recipient	Series	Business Purpose	Frequency

Fincom Technologies, LLC	Small Cap Value Series, Large Cap Value Series, U.S. Small Cap Series, U.S. Micro Cap Series, U.S. Large Company Series and Tax-Managed Value Series	Vendor to Advisor providing Portfolio analytics	Quarterly

Fund Evaluation Group, LLC	Small Cap Value Series	Monitoring investor exposure and investment strategy	Quarterly

Hammond Associates LLC	Small Cap Value Series, U.S. Small Cap Series, U.S. Micro Cap Series and The Emerging Markets Series	Monitoring investor exposure and investment strategy	Monthly

Hewitt Associates	Small Cap Value Series	Monitoring investor exposure and investment strategy	Upon request

Independent Fiduciary Services, Inc.	U.S. Micro Cap Series	Monitoring investor exposure and investment strategy	Upon request

Jeffrey Slocum & Associates	Small Cap Value Series	Monitoring investor exposure and investment strategy	Upon request

Madison Portfolio Consultants	Small Cap Value Series, Large Cap Value Series, U.S. Small Cap Series and International Value Series	Monitoring investor exposure and investment strategy	Quarterly

Marco Consulting Group	Small Cap Value Series, U.S. Micro Cap Series and U.S. Small Cap Series	Monitoring investor exposure and investment strategy	Monthly

Mercer Investment Consulting, Inc.	Small Cap Value Series, U.S. Micro Cap Series, International Value Series, Global Value Series and Global Large Company Series	Monitoring investor exposure and investment strategy	Quarterly

New England Pension	U.S. Micro Cap Series	Monitoring investor exposure and investment strategy	Quarterly

Recipient	Series	Business Purpose	Frequency

Russell Mellon Analytical Service	Small Cap Value Series, U.S. Micro Cap Series, U.S. Small Cap Series, International Value Series, The Emerging Markets Small Cap Series and Large Cap Value Series	Monitoring investor exposure and investment strategy	Monthly

Sparinvest	Large Cap Value Series	Monitoring investor exposure and investment strategy	Monthly

Strategic Investment Solutions	Large Cap Value Series and Small Cap Value Series	Monitoring investor exposure and investment strategy	Quarterly

Clark Strategic Advisors, Inc.	Small Cap Value Series	Monitoring investor exposure and investment strategy	Quarterly

Summitt Strategies, Inc.	Small Cap Value Series	Monitoring investor exposure and investment strategy	Quarterly

Watson Wyatt Investment Consulting	Small Cap Value Series, U.S. Small Cap Series and U.S. Micro Cap Series	Monitoring investor exposure and investment strategy	Monthly

Wilshire Associates	Small Cap Value Series, U.S. Small Cap Series, International Value Series and One-Year Fixed Income Series	Monitoring investor exposure and investment strategy	Quarterly

Wurts & Associates	All Series	Monitoring investor exposure and investment strategy	Monthly

Yanni Partners, Inc.	U.S. Small Cap Series	Monitoring investor exposure and investment strategy	Quarterly

Vermogens Adries Administratie (VAA) BV	Small Cap Value Series	Monitoring investor exposure and investment strategy	Monthly

Finance-Doc AG	All Series	Monitoring investor exposure and investment strategy	Upon request

Recipient	Series	Business Purpose	Frequency

Segal Advisors, Inc.	All Series	Monitoring investor exposure and investment strategy	Upon request

CTC Consulting, Inc.	All Series	Monitoring investor exposure and investment strategy	Quarterly

*	Receive top 500 holdings 15 to 20 days after month-end.

In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly or daily basis, or upon request, in order to perform their business functions. None of the Series, the Master Series, the Advisor or any other party receives any compensation in connection with these arrangements.

The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS or any affiliated person of the Trust, the Advisor or DFAS, on the other. In order to protect the interests of shareholders, the Series, and to ensure no adverse effect on shareholders, in the limited circumstances where a Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Institutional Services and the Chief Compliance Officer will consider any conflicts of interest. If the Chief Compliance Officer, following appropriate due diligence, determines that (1) the Series or Master Series, as applicable, has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (2) disclosure of non-public Holdings Information to the Recipient would be in the best interests of shareholders and will not adversely affect the shareholders, then the Chief Compliance Officer may approve the proposed disclosure.

The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the Boards on such arrangements. The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information. Such arrangements are reviewed by the Chief Compliance Officer on an annual basis. Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement. Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.

The Boards exercise continuing oversight of the disclosure of Holdings Information by: (1) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Trust; (2) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (3) considering whether to approve or ratify any amendments to the Policy. The Advisor and the Boards reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.

Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation. No person is authorized to disclose Holdings Information or other investment positions (whether online at http://www.dfaus.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the Policy. In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.

The Policy prohibits a Series, a Master Series, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions. “Consideration” includes any agreement to maintain assets in the Series or Master Series or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.

The Policy and its procedures are intended to provide useful information concerning the Series and Master Series to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information. However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.

Item 12. Management of the Fund.

Item 12(a), (b) and (c) The Board of Trustees (the “Board”) of the Trust is responsible for establishing the Trust’s policies and for overseeing the management of the Trust. The Board has two standing committees, an Audit Committee and a Portfolio Performance and Service Review Committee (the “Performance Committee”). The Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson and Abbie J. Smith. Each member of the Audit Committee is a disinterested Trustee. The Audit Committee for the Board oversees the Trust’s accounting and financial reporting policies and practices, the Trust’s internal controls, the Trust’s financial statements and the independent audits thereof and performs other oversight functions as requested by the Board. The Audit Committee for the Board recommends the appointment of the Trust’s independent registered public accounting firm and also acts as a liaison between the Trust’s independent registered public accounting firm and the full Board. There were four Audit Committee meetings for the Trust held during the fiscal year ended November 30, 2006.

The Performance Committee is comprised of Messrs. Constantinides and Ibbotson, Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton. Each member of the Trust’s Performance Committee is a disinterested Trustee. The Performance Committee regularly reviews and monitors the investment performance of the Trust’s series and reviews the performance of the Trust’s service providers. There were three Performance Committee meetings held during the fiscal year ended November 30, 2006.

Certain biographical information for each disinterested Trustee and each interested Trustee of the Trust is set forth in the tables below, including a description of each Trustee’s experience as a Trustee of the Trust and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Trustees

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2]† Overseen	Other Directorships of Public Companies Held

George M. Constantinides Graduate School of Business, University of Chicago 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 59	Trustee	Since Inception	Leo Melamed Professor of Finance, Graduate School of Business, University of Chicago.	84 portfolios in 4 investment companies

John P. Gould Graduate School of Business, University of Chicago 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 68	Trustee	Since Inception	Steven G. Rothmeier Distinguished Service Professor of Economics, Graduate School of Business, University of Chicago (since 1965). Member of the Board of Milwaukee Mutual Insurance Company (since 1997). Member Competitive Markets Advisory Committee, Chicago Mercantile Exchange (futures trading exchange) (since 2004). Formerly, Director of UNext Inc. (1999-2006). Formerly, Senior Vice President, Lexecon Inc. (economics, law, strategy, and finance consulting) (1994-2004). Formerly, President, Cardean University (division of UNext) (1999-2001).	84 portfolios in 4 investment companies	Trustee, Harbor Fund (registered investment company) (14 Portfolios) (since 1994).

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2]† Overseen	Other Directorships of Public Companies Held

Roger G. Ibbotson Yale School of Management P.O. Box 208200 New Haven, CT 06520-8200 Age: 63	Trustee	Since Inception	Professor in Practice of Finance, Yale School of Management (since 1984). Director, BIRR Portfolio Analysis, Inc. (software products) (since 1990). Consultant to Morningstar, Inc. (since 2006). Chairman, CIO and Partner, Zebra Capital Management, LLC (hedge fund manager) (since 2001). Formerly, Chairman, Ibbotson Associates, Inc., Chicago, IL (software, data, publishing and consulting) (1977-2006).	84 portfolios in 4 investment companies

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2]† Overseen	Other Directorships of Public Companies Held

Robert C. Merton Harvard Business School 353 Baker Library Soldiers Field Boston, MA 02163 Age: 62	Trustee	Since 2003	John and Natty McArthur University Professor, Graduate School of Business Administration, Harvard University (since 1998). George Fisher Baker Professor of Business Administration, Graduate School of Business Administration, Harvard University (1988-1998). Co-founder, Chief Science Officer and Director, Trinsum Group, a successor to Integrated Finance Limited (investment banking advice and strategic consulting) (since 2002). Director, MFRisk, Inc. (risk management software) (since 2001). Director, Peninsula Banking Group (bank) (since 2003). Director, Community First Financial Group (bank holding company) (since 2003). Advisory Board Member, Alpha Simplex Group (hedge fund) (since 2001). Member Competitive Markets Advisory Council, Chicago Mercantile Exchange (futures trading exchange) (since 2004). Formerly, Advisory Board Member, NuServe (insurance software) (2001-2003).	84 portfolios in 4 investment companies	Director, Vical Incorporated (biopharmaceutical product development) (since 2002).

Myron S. Scholes Platinum Grove Asset Management, L.P. Reckson Executive Park 1100 King Street, Building 4 Rye Brook, NY 10573 Age: 65	Trustee	Since Inception	Frank E. Buck Professor Emeritus of Finance, Stanford University (since 1981). Chairman, Platinum Grove Asset Management L.P. (hedge fund) (formerly, Oak Hill Platinum Partners) (since 1999). Formerly, Managing Partner, Oak Hill Capital Management (private equity firm) (until 2004). Director, Chicago Mercantile Exchange (since 2001).	84 portfolios in 4 investment companies	Director, American Century Fund Complex (registered investment companies) (37 Portfolios) (since 1981); and Director, Chicago Mercantile Exchange Holdings Inc. (since 2000).

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2]† Overseen	Other Directorships of Public Companies Held

Abbie J. Smith Graduate School of Business, University of Chicago 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 53	Trustee	Since 2000	Boris and Irene Stern Professor of Accounting, Graduate School of Business, University of Chicago (since 1980). Formerly, Marvin Bower Fellow, Harvard Business School (2001-2002).	84 portfolios in 4 investment companies	Director, HNI Corporation (formerly known as HON Industries Inc.) (office furniture) (since 2000) and Director, Ryder System Inc. (transportation, logistics and supply-chain management) (since 2003).

Interested Trustees

The following Interested Trustees are described as such because they are deemed to be “interested persons,” as that term is defined in the Investment Company Act of 1940, due to their positions with the Advisor.

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2]† Overseen	Other Directorships of Public Companies Held

David G. Booth 1299 Ocean Avenue Santa Monica, CA 90401 Age: 60	Chairman, Director, President, and Chief Executive Officer	Since Inception	Chairman, Director/Trustee, President, Chief Executive Officer and, formerly, Chief Investment Officer (2003 to 3/30/2007) of the following companies: Dimensional Fund Advisors LP, DFA Securities Inc., Dimensional Emerging Markets Value Fund Inc., DFAIDG, DIG and The DFA Investment Trust Company. Chairman, Director, President, Chief Executive Officer, and Chief Investment Officer of Dimensional Holdings Inc. Director of Dimensional Fund Advisors Ltd. and formerly, Chief Investment Officer. Director, President and Chief Investment Officer (beginning in 2003) of DFA Australia Limited. Formerly, Director of Dimensional Funds PLC. Limited Partner, Oak Hill Partners. Director, University of Chicago Business School. Formerly, Director, SA Funds (registered investment company). Chairman, Director and Chief Executive Officer of Dimensional Fund Advisors Canada Inc. Formerly, Director of Assante Corporation (investment management).	84 portfolios in 4 investment companies

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2]† Overseen	Other Directorships of Public Companies Held

Rex A. Sinquefield The Show Me Institute 7777 Bonhomme Ave., Suite 2150 Clayton, MO 63105 Age: 62	Trustee	Since Inception	Director/Trustee (and prior to 2006, Chairman, and prior to 2003, Chief Investment Officer) of the following companies: Dimensional Fund Advisors LP, Dimensional Emerging Markets Value Fund Inc., DFAIDG, DIG and The DFA Investment Trust Company. Director of Dimensional Holdings Inc. Prior to 2006, Director (and prior to 2003, Chief Investment Officer) of DFA Australia Limited and DFA Securities Inc. Prior to 2006, Director of Dimensional Fund Advisors Ltd., Dimensional Funds PLC and Dimensional Fund Advisors Canada Inc. Trustee and Member of Investment Committee, St. Louis University (since 2003). Life Trustee and Member of Investment Committee, DePaul University. Director, The German St. Vincent Orphan Home. Member of Investment Committee, Archdiocese of St. Louis. Trustee and Member of Investment Committee, St. Louis Art Museum (since 2005). President and Director, The Show Me Institute (public policy research) (since 2006). Trustee, St. Louis Symphony Orchestra (since 2005). Trustee, Missouri Botanical Garden (since 2005).	84 portfolios in 4 investment companies

[1]	Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.
[2]

Each Trustee is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which include: the Trust; DFA Investment Dimensions Group Inc.; Dimensional Investment Group Inc.; and the Dimensional Emerging Markets Value Fund Inc.

†

The term DFA Fund Complex refers to all registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors on the boards of such companies.

Information relating to each Trustee’s ownership of shares of the Series of the Trust and in all registered investment companies in the DFA Fund Complex as of December 31, 2006 is set forth in the chart below.

Name	Dollar Range of Series Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies
Disinterested Trustees:
George M. Constantinides	None	None
John P. Gould	None	None
Roger G. Ibbotson	None	Over $100,000
Robert C. Merton	None	None
Myron S. Scholes	None	$50,001-100,000
Abbie J. Smith	None	None

Name	Dollar Range of Series Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustees in Family of Investment Companies
Interested Trustees:
David G. Booth	None	Over $100,000
Rex A. Sinquefield	None	Over $100,000

Compensation. Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Trust during the fiscal year ended November 30, 2006 and the total compensation received from all four registered investment companies for which the Advisor served as investment advisor or administrator during that same fiscal year. The table also provides the compensation paid by the Trust to the Trust’s Chief Compliance Officer for the fiscal year ended November 30, 2006.

Name and Position	Aggregate Compensation from the Trust	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefit upon Retirement	Total Compensation from Funds and DFA Fund Complex Paid to Trustees†
George M. Constantinides Trustee	$52,495	N/A	N/A	$130,000
John P. Gould Trustee	$52,495	N/A	N/A	$130,000
Roger G. Ibbotson Trustee	$55,488	N/A	N/A	$137,500

Name and Position	Aggregate Compensation from the Trust	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefit upon Retirement	Total Compensation from Funds and DFA Fund Complex Paid to Trustees†
Robert C. Merton Trustee	$52,495	N/A	N/A	$130,000
Myron S. Scholes Trustee	$52,495	N/A	N/A	$130,000
Abbie J. Smith Trustee	$52,495	N/A	N/A	$130,000
Christopher S. Crossan Chief Compliance Officer	$105,717	N/A	N/A	N/A

†

The term “DFA Fund Complex” refers to the four registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.

*

Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the disinterested Trustees of the Trust may defer receipt of all or a portion of the compensation for serving as members of the four Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”). Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds”). The amounts ultimately received by the disinterested Trustees under the Plan will be directly linked to the investment performance of the Reference Funds. Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any disinterested Trustee or to pay any particular level of compensation to the disinterested Trustee. The total amount of deferred compensation accrued by the disinterested Trustees from the DFA Fund Complex who participated in the Plan during the fiscal year ended November 30, 2006 is as follows: $130,000 (Mr. Gould), $137,500 (Mr. Ibbotson); $130,000 (Mr. Scholes); and $130,000 (Ms. Smith). A disinterested Trustee’s deferred compensation will be distributed at the earlier of: (a) January in the year after the disinterested Trustee’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability, or (b) five years following the first deferral, in such amounts as the disinterested Trustee has specified. The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

Below is the name, age, information regarding positions with the Trust and the principal occupation for each officer of the Trust. The address of each officer is 1299 Ocean Avenue, Santa Monica, CA 90401. Each officer listed below holds the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors LP, DFA Securities Inc., Dimensional Holdings Inc., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., The DFA Investment Trust Company, and Dimensional Emerging Markets Value Fund Inc. (collectively, the “DFA Entities”).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

M. Akbar Ali Age: 35	Vice President	Since 2005	Vice President of all the DFA Entities. Portfolio Manager of Dimensional Fund Advisors LP (since August 2002). Formerly, Graduate Student at the University of California, Los Angeles (August 2000 to June 2002); Senior Technology Office at JPMorgan Chase & Co. (February 1997 to June 2000).

Darryl Avery Age: 40	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, institutional client service representative of Dimensional Fund Advisors LP (June 2002 to January 2005); institutional client service and marketing representative for Metropolitan West Asset Management (February 2001 to February 2002); institutional client service and marketing representative for Payden & Rygel (June 1990 to January 2001).

Arthur H. Barlow Age: 51	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Scott A. Bosworth Age: 38	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since November 1997).

Valerie A. Brown Age: 40	Vice President and Assistant Secretary	Since 2001	Vice President and Assistant Secretary of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada Inc. Legal counsel for Dimensional Fund Advisors LP.

David P. Butler Age: 42	Vice President	Since 2007	Vice President of all the DFA Entities. Director of US Financial Services of Dimensional Fund Advisors LP (since January 2005). Formerly, Regional Director of Dimensional Fund Advisors LP (January 1995 to January 2005).

Patrick Carter Age: 45	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since March 2006). Formerly, Director of Merrill Lynch Retirement Group (December 1998 to March 2006).

Stephen A. Clark Age: 34	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Portfolio Manager of Dimensional Fund Advisors LP (April 2001 to April 2004); Graduate Student at the University of Chicago (September 1998 to March 2001).

Truman A. Clark Age: 64	Vice President	Since 1996	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Robert P. Cornell Age: 58	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Financial Services Group of Dimensional Fund Advisors LP (since August 1993).

Christopher S. Crossan Age: 41	Vice President and Chief Compliance Officer	Since 2004	Vice President and Chief Compliance Officer of all the DFA Entities. Formerly, Senior Compliance Officer of INVESCO Institutional, Inc. and its affiliates (August 2000 to January 2004).

James L. Davis Age: 50	Vice President	Since 1999	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Robert T. Deere Age: 49	Vice President	Since 1994	Vice President of all the DFA Entities and DFA Australia Limited.

Robert W. Dintzner Age: 37	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to April 2001, marketing supervisor and marketing coordinator for Dimensional Fund Advisors LP.

Kenneth Elmgren Age: 52	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Managing Principal of Beverly Capital (May 2004 to September 2006); Principal of Wydown Capital (September 2001 to May 2004).

Richard A. Eustice Age: 41	Vice President and Assistant Secretary	Since 1998	Vice President and Assistant Secretary of all the DFA Entities and DFA Australia Limited. Formerly, Vice President of Dimensional Fund Advisors Ltd.

Eugene F. Fama, Jr. Age: 46	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Gretchen A. Flicker Age: 35	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, institutional client service representative of Dimensional Fund Advisors LP.

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

Glenn S. Freed Age: 45	Vice President	Since 2001	Vice President of all the DFA Entities. Formerly, Professor and Associate Dean of the Leventhal School of Accounting (September 1998 to August 2001) and Academic Director Master of Business Taxation Program (June 1996 to August 2001) at the University of Southern California Marshall School of Business.

Jennifer Fromm Age: 33	Vice President	Since 2006	Vice President of all of the DFA Entities. Prior to July 2006, counsel of Dimensional Fund Advisors LP. Formerly, Vice President, Secretary and Chief Compliance Officer for SA Funds-Investment Trust, an investment company (September 2000 to February 2005), and various positions including Associate General Counsel for Loring Ward Group Inc. and its registered investment advisor subsidiaries (September 2000 to September 2004). Prior to September 2004, Associate Counsel for State Street Corporation.

Mark R. Gochnour Age: 39	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP.

Henry F. Gray Age: 39	Vice President	Since 2000	Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager of Dimensional Fund Advisors LP. Formerly, Vice President of DFA Australia Limited.

John T. Gray Age: 32	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional Director of Dimensional Fund Advisors LP (January 2005 to February 2007); Client Services Coordinator of Dimensional Fund Advisors LP (December 1999 to December 2002).

Darla Hastings Age: 51	Vice President	Since 2007	Vice President of all the DFA Entities. Chief Marketing Officer of Dimensional Fund Advisors LP. Formerly, Senior Vice President, Customer Experience for Benchmark Assisted Living (May 2005 to April 2006); Executive Vice President and Chief Marketing Officer of State Street Corporation (September 2001 to October 2005).

Joel H. Hefner Age: 39	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since June 1998).

Julie C. Henderson Age: 33	Vice President and Fund Controller	Since 2005	Vice President and Fund Controller of all the DFA Entities. Formerly, Senior Manager at PricewaterhouseCoopers LLP (July 1996 to April 2005).

Kevin B. Hight Age: 39	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Regional Director of Dimensional Fund Advisors LP (March 2003 to March 2005); Vice President and Portfolio Manager for Payden & Rygel (July 1999 to February 2003).

Christine W. Ho Age: 39	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Assistant Controller of Dimensional Fund Advisors LP.

Jeff J. Jeon Age: 33	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Counsel of Dimensional Fund Advisors LP. Formerly, Associate at Gibson, Dunn & Crutcher LLP (September 1997 to August 2001).

Patrick M. Keating Age: 52	Vice President	Since 2003	Vice President of all the DFA Entities and Chief Operating Officer of Dimensional Fund Advisors LP. Director and Vice President of Dimensional Fund Advisors Canada Inc. Formerly, Director, President and Chief Executive Officer of Assante Asset Management Inc. (October 2000 to December 2002); Director of Assante Capital Management (October 2000 to December 2002); President and Chief Executive Officer of Assante Capital Management (October 2000 to April 2001); Executive Vice President of Assante Corporation (May 2001 to December 2002); Director of Assante Asset Management Ltd. (September 1997 to December 2002); President and Chief Executive Officer of Assante Asset Management Ltd. (September 1998 to May 2001).

Joseph F. Kolerich Age: 35	Vice President	Since 2004	Vice President of all the DFA Entities. Portfolio Manager for Dimensional Fund Advisors LP (April 2001 to April 2004). Prior to April 2004, a trader at Lincoln Capital Fixed Income Management (formerly Lincoln Capital Management Company).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

Michael F. Lane Age: 39	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Vice President of Advisor Services at TIAA-CREF (July 2001 to September 2004); President of AEGON, Advisor Resources (September 1994 to June 2001).

Kristina M. LaRusso Age: 31	Vice President	Since 2006	Vice President of all DFA Entities. Formerly, Operations Supervisor of Dimensional Fund Advisors LP (March 2003 to December 2006); Operations Coordinator of Dimensional Fund Advisors LP (March 1998 to March 2003).

Juliet H. Lee Age: 36	Vice President	Since 2005	Vice President of all the DFA Entities. Human Resources Manager of Dimensional Fund Advisors LP (since January 2004). Formerly, Assistant Vice President for Metropolitan West Asset Management LLC (February 2001 to December 2003); Director of Human Resources for Icebox, LLC (March 2000 to February 2001).

Natalie Maniaci Age: 37	Vice President	Since 2005	Vice President of all the DFA Entities. Counsel of Dimensional Fund Advisors LP (since July 2003). Formerly, Associate at Gibson Dunn & Crutcher LLP (October 1999 to July 2003).

David R. Martin Age: 50	Vice President, Chief Financial Officer and Treasurer	Since 2007	Vice President, Chief Financial Officer and Treasurer of all the DFA Entities. Formerly, Executive Vice President and Chief Financial Officer of Janus Capital Group Inc. (June 2005 to March 2007); Senior Vice President of Finance at Charles Schwab & Co., Inc. (March 1999 to May 2005).

Heather E. Mathews Age: 37	Vice President	Since 2004	Vice President of all the DFA Entities and Dimensional Fund Advisors Ltd. Prior to April 2004, Portfolio Manager for Dimensional Fund Advisors LP; Graduate Student at Harvard University (August 1998 to June 2000).

David M. New Age: 47	Vice President	Since 2003	Vice President of all the DFA Entities. Formerly, Client Service Manager of Dimensional Fund Advisors LP. Formerly, Director of Research, Wurts and Associates (investment consulting firm) (December 2000 to June 2002).

Catherine L. Newell Age: 42	Vice President and Secretary	Vice President since 1997 and Secretary since 2000	Vice President and Secretary of all the DFA Entities. Vice President and Assistant Secretary of DFA Australia Limited. Director, Vice President and Secretary of Dimensional Fund Advisors Ltd. (since February 2002, April 1997, and May 2002, respectively). Vice President and Secretary of Dimensional Fund Advisors Canada Inc. Director of Dimensional Funds PLC. Formerly, Assistant Secretary of all DFA Entities and Dimensional Fund Advisors Ltd.

Gerard K. O’Reilly Age: 30	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Research Associate of Dimensional Fund Advisors LP (2004 to 2006); Research Assistant in PhD program, Aeronautics Department California Institute of Technology (1998 to 2004).

Carmen Palafox Age: 32	Vice President	Since 2006	Vice President of all the DFA Entities. Operations Manager of Dimensional Fund Advisors LP (since May 1996).

Sonya K. Park Age: 34	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Institutional client service representative of Dimensional Fund Advisors LP (February 2002 to January 2005); Associate Director at Watson Pharmaceuticals Inc. (January 2001 to February 2002); Graduate student at New York University (February 2000 to December 2000).

David A. Plecha Age: 45	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Ltd.

Eduardo A. Repetto Age: 40	Vice President and Chief Investment Officer	Vice President Since 2002 and Chief Investment Officer since 2007	Chief Investment Officer (beginning March 2007) and Vice President of all the DFA Entities and Dimensional Fund Advisors LP. Formerly, Research Associate for Dimensional Fund Advisors LP (June 2000 to April 2002); Research scientist (August 1998 to June 2000), California Institute of Technology.

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

L. Jacobo Rodríguez Age: 35	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Institutional client service representative of Dimensional Fund Advisors LP (August 2004 to July 2005); Financial Services Analyst, Cato Institute (September 2001 to June 2004); Book Review Editor, Cato Journal, Cato Institute (May 1996 to June 2004); Assistant Director, Project on Global Economic Liberty, Cato Institute (January 1996 to August 2001).

Michael T. Scardina Age: 51	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada Inc. Director of Dimensional Fund Advisors Ltd. (since February 2002) and Dimensional Funds PLC (since January 2002). Formerly, Chief Financial Officer and Treasurer of all the DFA Entities (1993 to March 2007).

David E. Schneider Age: 61	Vice President	Since 2001	Vice President of all the DFA Entities. Director of Institutional Services. Prior to 2001, Regional Director of Dimensional Fund Advisors LP.

Ted R. Simpson Age: 38	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors (since December 2002). Formerly, contract employee with Dimensional Fund Advisors LP (April 2002 to December 2002).

Bryce D. Skaff Age: 32	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional Director of Dimensional Fund Advisors (December 1999 to January 2007).

Grady M. Smith Age: 51	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Portfolio Manager of Dimensional Fund Advisors LP (August 2001 to April 2004); Principal of William M. Mercer, Incorporated (July 1995 to June 2001).

Carl G. Snyder Age: 43	Vice President	Since 2000	Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager of Dimensional Fund Advisors LP. Formerly, Vice President of DFA Australia Limited.

Lawrence R. Spieth Age: 59	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Regional Director of Dimensional Fund Advisors LP.

Bradley G. Steiman Age: 34	Vice President	Since 2004	Vice President of all the DFA Entities and Director and Vice President of Dimensional Fund Advisors Canada Inc. Prior to April 2002, Regional Director of Dimensional Fund Advisors LP. Formerly, Vice President and General Manager of Assante Global Advisors (July 2000 to April 2002); Vice President of Assante Asset Management Inc. (March 2000 to July 2000); Private Client Manager at Loring Ward Investment Counsel Ltd. (June 1997 to February 2002).

Karen E. Umland Age: 41	Vice President	Since 1997	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada Inc.

Carol W. Wardlaw Age: 48	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Regional Director of Dimensional Fund Advisors LP.

Weston J. Wellington Age: 56	Vice President	Since 1997	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited.

Daniel M. Wheeler Age: 62	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to 2001 and currently, Director of Global Financial Advisor Services of Dimensional Fund Advisors LP. Director of Dimensional Fund Advisors Ltd. (since October 2003) and President of Dimensional Fund Advisors Canada Inc. (since June 2003).

Ryan Wiley Age: 30	Vice President	Since 2007	Vice President of all the DFA Entities. Senior Trader of Dimensional Fund Advisors LP. Formerly, Portfolio Manager (2006 to 2007); Trader (2001 to 2006); and Trading Assistant of Dimensional Fund Advisors LP (1999 to 2001).

Paul E. Wise Age: 52	Vice President	Since 2005	Vice President of all the DFA Entities. Chief Technology Officer for Dimensional Fund Advisors LP (since 2004). Formerly, Principal of Turnbuckle Management Group (January 2002 to August 2004); Vice President of Information Technology of AIM Management Group (March 1997 to January 2002).

[1]	Each officer holds office for an indefinite term at the pleasure of the Board of Trustees and until his or her successor is elected and qualified.

Item 12(d) Sales Loads. Not applicable.

Item 12(e) Code of Ethics. The Trust, the Advisor and DFA Securities Inc. have adopted a Code of Ethics, under Rule 17j-1 of the Investment Company Act of 1940, for certain access persons of the Series. The Code of Ethics is designed to ensure that access persons act in the best interests of the Series and their shareholders with respect to any personal trading of securities. Under the Code of Ethics, access persons are generally prohibited from knowingly buying or selling securities (except for shares of mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by a Series unless the access persons’ proposed purchases are approved in advance. The Code of Ethics also contains certain reporting requirements and securities trading clearance procedures.

Item 12(f) Proxy Voting Policies. The Board of Trustees of the Trust and the Board of Directors of DFAIDG and have delegated the authority to vote proxies for the portfolio securities held by the Series and Master Series to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor.

The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee has formed a Corporate Governance Committee composed of certain officers, directors and other personnel of the Advisor and has delegated to its members authority to (i) oversee the voting of proxies, (ii) make determinations as to how to vote certain specific proxies, and (iii) verify the on-going compliance with the Voting Policies. The Corporate Governance Committee may designate one or more of its members to oversee specific, ongoing compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Series and Master Series, including all authorized traders of the Advisor.

The Advisor votes (or refrains from voting) proxies in a manner consistent with the best interests of the Series and Master Series as understood by the Advisor at the time of the vote. Generally, the Advisor analyzes proxy statements on behalf of the Series and Master Series in accordance with the Voting Policies and the Voting Guidelines. Most proxies that the Advisor receives will be voted in accordance with the Voting Guidelines. Since most proxies are voted in accordance with the Voting Guidelines, it normally will not be necessary for the Advisor to make an actual determination of how to vote a particular proxy, thereby largely eliminating conflicts of interest for the Advisor during the proxy voting process. However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Series or the Master Series, and the interests of the Advisor or its affiliates. If the Corporate Governance Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines, the Advisor, prior to voting, will fully disclose the conflict to the Board of Trustees/Directors of the applicable Series or Master Series, or an authorized committee of such Board, and vote the proxy in accordance with the direction of the Board or its authorized committee.

The Advisor will usually vote proxies in accordance with the Voting Guidelines. The Voting Guidelines provide a framework for analysis and decision making, however, the Voting Guidelines do not address all potential issues. In order to be able to address all the relevant facts and circumstances related to a proxy vote, the Advisor reserves the right to vote counter to the Voting Guidelines if, after a review of the matter, the Advisor believes that the best interests of the Series or Master Series would be served by such a vote. In such a circumstance, the analysis will be documented in writing and periodically presented to the Corporate Governance Committee. To the extent that the Voting Guidelines do not cover potential voting issues, the Advisor will vote on such issues in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interests of the Series or Master Series.

Examples of some of the Voting Guidelines are described below. Under the Voting Guidelines proxies will usually be voted for: (i) the ratification of independent auditors (ii) the elimination of anti-takeover measures; and (iii) re-incorporation when the economic factors outweigh any negative governance changes. Pursuant to the Voting Guidelines proxies will usually be voted against: (i) the institution of anti-takeover measures (such as the institution of classified boards of directors and the creation of super majority provisions) and (ii) proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution and other rights. The Voting Guidelines also provide that certain proposals will be considered on a case-by-case basis, including: (i) mergers and acquisitions, which will be assessed to determine whether the transaction enhances shareholder value; (ii) proposals with respect to management compensation plans; (iii) proposals increasing the authorized common stock of a company and (iv) proposals with respect to the composition of a company’s Board of Directors. The Advisor may, but will not ordinarily, take social concerns into account in voting proxies with respect to securities held by a Series or Master Series.

The Advisor votes (or refrains from voting) proxies in a manner that the Advisor determines is in the best interests of a Series or Master Series and which seeks to maximize the value of that Series’ or Master Series’ investments. In some cases, the Advisor may determine that it is in the best interests of a Series or Master Series to refrain from exercising proxy voting rights. The Advisor may determine that voting is not in the best interest of a Series or Master Series and refrain from voting if the costs, including the opportunity costs, of voting would, in the view of the Advisor, exceed the expected benefits of voting. For securities on loan, the Advisor will balance the revenue-producing value of loans against the difficult-to-assess value of casting votes. It is the Advisor’s belief that the expected value of casting a vote generally will be less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor recalling loaned securities in order to ensure they are voted. The Advisor does intend to recall securities on loan if it determines that voting the securities is likely to materially affect the value of the Series’ or Master Series’ investment and that it is in the Series’ or Master Series’ best interests to do so. In cases where the Advisor does not receive a solicitation or enough information within a sufficient time (as reasonably determined by the Advisor) prior to the proxy-voting deadline, the Advisor may be unable to vote.

With respect to non-U.S. securities, it is typically both difficult and costly to vote proxies due to local restrictions, customs, and other requirements or restrictions. The Advisor does not vote proxies of non-U.S. companies if the Advisor determines that the expected economic costs from voting outweigh the anticipated economic benefit to a Series or Master Series associated with voting. The Advisor determines whether to vote proxies of non-U.S. companies on a portfolio-by-portfolio basis, and generally implements uniform voting procedures for all proxies of a country. The Advisor periodically reviews voting logistics, including costs and other voting difficulties, on a portfolio by portfolio and country by country basis, in order to determine if there have been any material changes that would affect the Advisor’s decision of whether or not to vote.

The Advisor is in the process of retaining Institutional Shareholder Services (“ISS”), an independent third party service provider, to provide certain services with respect to proxy voting. ISS will provide information on shareholder meeting dates and proxy materials; translate proxy materials printed in a foreign language; provide research on proxy proposals and voting recommendations in accordance with the Voting Guidelines; effect votes on behalf of the Series and Master Series; and provide reports concerning the proxies voted. Although the Advisor may consider the recommendations of ISS on proxy issues, the Advisor remains ultimately responsible for all proxy voting decisions.

Information regarding how each of the Series and Master Series voted proxies related to its portfolio securities during the 12 month period ended June 30 of each year is available, no later than August 31 of each year, without charge, (i) upon request, by calling collect: (310) 395-8005 or (ii) on the Advisor’s website at http://www.dfaus.com and (iii) on the Commission’s website at http://www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

Item 13(a) Control Persons. As of February 28, 2007, there were no persons who may be deemed to control the following Series either by owning more than 25% of the voting securities of a Series directly, or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of a feeder portfolio investing its assets in a Series.

Item 13(b) Principal Holders. As of February 28, 2007, the following shareholders owned beneficially at least 5% of the outstanding shares of the Series, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299 Ocean Avenue, Santa Monica, CA 90401.

The U.S. Large Company Series

DFA Investment Dimensions Group Inc. - U.S. Large Company Portfolio	59.35%

BlackRock Funds - Index Equity Portfolio c/o PFPC 400 Bellevue Parkway Wilmington, DE 19809	20.99%

Dimensional Investment Group Inc. - U.S. Large Company Institutional Index Portfolio	18.01%

The Enhanced U.S. Large Company Series

DFA Investment Dimensions Group Inc. - Enhanced U.S. Large Company Portfolio	100%

Tax-Managed Equity Series

DFA Investment Dimensions Group Inc. - Tax-Managed U.S. Equity Portfolio	100%

Large Cap Value Series

DFA Investment Dimensions Group Inc. - U.S. Large Cap Value Portfolio	73.05%

Dimensional Investment Group Inc. - U.S. Large Cap Value Portfolio III	16.95%

Dimensional Investment Group Inc. - U.S. Large Cap Value Portfolio II	5.57%

Tax-Managed Value Series

DFA Investment Dimensions Group Inc. - Tax-Managed U.S. Marketwide Value Portfolio	71.25%

Dimensional Investment Group Inc. - Tax-Managed U.S. Marketwide Value Portfolio II	28.75%

The Global Value Series

Global Value Trust	100%

Small Cap Value Series

DFA Investment Dimensions Group Inc. - U.S. Small Cap Value Portfolio	92.67%

Dimensional Investment Group Inc. - U.S. Small Cap Value Portfolio II	7.33%

U.S. Small Cap Series

DFA Investment Dimensions Group Inc. - U.S. Small Cap Portfolio	91.39%

The DFA Investment Trust Company The Global Small Company Series	5.50%

U.S. Micro Cap Series

DFA Investment Dimensions Group Inc. - U.S. Micro Cap Portfolio	100%

International Value Series

Dimensional Investment Group Inc. - DFA International Value Portfolio	60.35%

Dimensional Investment Group Inc. - DFA International Value Portfolio III	12.80%

Dimensional Investment Group Inc. DFA International Value Portfolio II	8.52%

Dimensional Investment Group Inc. - DFA International Value Portfolio IV	8.04%

Japanese Series

DFA Investment Dimensions Group Inc. - International Small Company Portfolio	83.18%

DFA Investment Dimensions Group Inc. - Japanese Small Company Portfolio	12.72%

Asia Pacific Series

DFA Investment Dimensions Group Inc. - International Small Company Portfolio	85.78%

DFA Investment Dimensions Group Inc. - Asia Pacific Small Company Portfolio	10.46%

United Kingdom Series

DFA Investment Dimensions Group Inc. - International Small Company Portfolio	92.62%

Continental Series

DFA Investment Dimensions Group Inc. - International Small Company Portfolio	90.00%

DFA Investment Dimensions Group Inc. - Continental Small Company Portfolio	5.50%

The Emerging Markets Series

DFA Investment Dimensions Group Inc. - Emerging Markets Portfolio	96.95%

The Emerging Markets Small Cap Series

DFA Investment Dimensions Group Inc. - Emerging Markets Small Cap Portfolio	93.75%

South Dakota Retirement System 4009 W. 49th Street, Suite 300 Sioux Falls, SD 57105	5.86%

One-Year Fixed Income Series

DFA Investment Dimensions Group Inc. - DFA One-Year Fixed Income Portfolio	100%

Two-Year Global Fixed Income Series

DFA Investment Dimensions Group Inc. - DFA Two-Year Global Fixed Income Portfolio	94.07%

The Global Large Company Series

Global Large Company Trust	100%

The Global Small Company Series

Global Small Company Trust	100%

*	Owner of record only.

Item 13(c) Management Ownership. As of February 28, 2007, the Trustees and officers as a group owned less than 1% of each Series’ outstanding stock.

Item 14. Investment Advisory and Other Services.

Item 14(a) Investment Advisers. The information provided in response to this item includes the response to Item 12(b)(10) and is in addition to the information provided in response to Items 5(a)(1) and (2) in Part A and Items 12(a), (b) and (c) in this Part B.

David G. Booth and Rex A. Sinquefield, directors and/or officers of the Advisor and Trustees and/or officers of the Trust, and shareholders of the outstanding voting stock of the Advisor’s general partner, may be considered controlling persons of the Advisor.

For the services it provides as investment advisor to each Series of the Trust, the Advisor is paid a monthly fee calculated as a percentage of average daily net assets of the Series. For the fiscal years ended November 30, 2004, 2005 and 2006, as applicable, the Series paid management fees as set forth in the following table:

Series	2004	2005	2006
	(000)	(000)	(000)
U.S. Large Company	$823	$967	$1,122
The Enhanced U.S. Large Company	$88	$134	$164
Large Cap Value	$3,190	$4,847	$7,124
Tax-Managed Value	$2,738	$4,112	$5,973
Small Cap Value	$10,497	$13,703	$16,724
U.S. Small Cap	$534	$786	$972
U.S. Micro Cap	$2,821	$3,497	$4,419
International Value	$4,209	$7,219	$11,736
Japanese	$448	$857	$1,369
Asia Pacific	$202	$356	$568
United Kingdom	$283	$495	$888
Continental	$547	$856	$1,446
The Emerging Markets	$844	$1,478	$2,146
The Emerging Markets Small Cap	$337	$741	$1,431
One-Year Fixed Income	$884	$1,003	$1,136

Series	2004	2005	2006
	(000)	(000)	(000)
Two-Year Global Fixed Income	$748	$941	$1,163
Tax-Managed Equity Series	$240	$400	$622

While the Global Series are not subject to a management fee, investments by the Global Series in the Master Series are subject to the management fees charged by the respective Master Series. Pursuant to the Fee Waiver and Expense Assumption Agreement for the Global Series, the Advisor has agreed to waive its fees and to assume each Series’ expenses (including the expenses the Series bears as a shareholder of its Master Series but excluding the expenses the Series bears as a shareholder of other investment companies) (“Series Expenses”) to the extent necessary to limit the Series Expenses to the following rates as a percentage of average net assets on an annualized basis: 0.375% for The Global Value Series; 0.25% for The Global Large Company Series; and 0.375% for The Global Small Company Series. At any time that the annualized expenses of a Series are less than the rate listed above for such Series on an annualized basis, the Advisor retains the right to seek reimbursement for any fees previously waived and/or expenses previously assumed to the extent that such reimbursement will not cause the Series’ annualized expenses to exceed the applicable percentage of average net assets as listed above. The Series are not obligated to reimburse the Advisor for fees waived or expenses assumed by the Advisor more than thirty-six months prior to the date of such reimbursement. The Fee Waiver and Expense Assumption Agreement will remain in effect for a period of one year from April 1, 2007 to April 1, 2008, and shall continue in effect from year to year thereafter unless terminated by the Trust or the Advisor.

The Advisor pays DFAL quarterly fees of 12,500 pounds sterling for services to each of the United Kingdom and Continental Series. The Advisor pays DFA Australia fees of $13,000 per year for services to each of the Japanese and Asia Pacific Series.

Item 14(b) Principal Underwriter. The Trust’s shares are distributed by DFA Securities Inc. (“DFAS”), a wholly-owned subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The principal business address of DFAS is 1299 Ocean Avenue, Santa Monica, California 90401.

DFAS acts as an agent of the Trust by serving as the principal underwriter of the Trust’s shares. Pursuant to the Trust’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Trust, which are continuously offered. No sales charges are paid by investors or the Trust. No compensation is paid by the Trust to DFAS under the Distribution Agreement.

Item 14(c) Services Provided by Each Investment Adviser and Expenses Paid by Third Parties. The information provided in response to this item is in addition to the information provided in response to Item 5(a)(1) and (2) of Part A.

Initially, the investment management agreement with respect to each Series is in effect for a period of two years. Thereafter, each agreement may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Trust’s Board of Trustees, or by a vote of the holders of a majority of the Series’ outstanding voting securities, and in either event by a majority of the trustees who are not parties to the agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for that purpose. An investment management agreement may be terminated without penalty at any time by the Series or by the Advisor on 60 days’ written notice and will automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940.

Item 14(d) Service Agreements. Not applicable.

Item 14(e) Other Investment Advice. Not applicable.

Item 14(f) Dealer Reallowances. Not applicable.

Item 14(g) Rule 12b-1 Plans. Not applicable.

Item 14(h) Other Service Providers.

Item 14(h)(1) and (2) PFPC Inc. (“PFPC”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the administrative and accounting services, dividend disbursing and transfer agent for all Trust Series. The services provided by PFPC are subject to supervision by the executive officers and the Board of Trustees of the Trust, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with the Trust’s custodians, and transfer and dividend disbursing agency services. For the administrative and accounting services provided by PFPC, each Series pays PFPC annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate assets in the Fund Complex, which included four registered investment companies and a group trust. The fee schedule is set forth below:

.0110% of the Fund Complex’s first $50 billion of average net assets;

.0085% of the Fund Complex’s next $25 billion of average net assets; and

.0075% of the Fund Complex’s average net assets in excess of $75 billion.

The fees charged to each Series under the fee schedule are allocated to the Series based on the Series’ pro rata portion of the aggregate net assets of the Fund Complex.

The Series are also subject to monthly base fees. The following domestic equity and fixed income Series are subject to a monthly base fee of $1,666: the Large Company Series, Large Cap Value Series, the Tax-Managed Series, Small Cap Value Series, U.S. Small Cap Series, U.S. Micro Cap Series and One-Year Fixed Income Series. The following international equity and fixed income Series are subject to a monthly base fee of $2,083: The International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, Canadian Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Two-Year Global Fixed Income Series. The following funds of funds are subject to a monthly base fee of

$1,000: The Global Value Series, The Global Large Company Series and The Global Small Company Series.

The Series also pays separate fees to PFPC with respect to the services PFPC provides as transfer agent and dividend disbursing agent of the Series.

Item 14(h)(3) Citibank, N.A., 111 Wall Street, New York, New York 10005, is the global custodian for the following Series: International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, the Canadian Series, the Two-Year Global Fixed Income Series, The Enhanced U.S. Large Company Series (co-custodian with PFPC Trust Company), The Emerging Markets Series and The Emerging Markets Small Cap Series, and PFPC Trust Company, 301 Bellevue Parkway, Wilmington, DE 19809, serves as the custodian for all other Series of the Trust. The custodians maintain separate accounts for the Series; make receipts and disbursements of money on behalf of the Series; and collect and receive income and other payments and distributions on account of the Series’ portfolio securities. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, Pennsylvania 19103-7042, the Trust’s independent registered public accounting firm, audits the Trust’s financial statements on an annual basis.

Item 14(h)(4) Not applicable.

Item 15. Portfolio Managers

In accordance with the team approach used to manage the Series (or for the Global Series, their respective Master Series), the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily investment decisions regarding the Series (or for the Global Series, their respective Master Series) including running buy and sell programs based on the parameters established by the Investment Committee. The portfolio managers named below coordinate the efforts of all other portfolio managers with respect to the day-to-day management of the category of portfolios indicated.

Domestic equity Series	Robert T. Deere
International equity Series	Karen E. Umland
Fixed income Series	David A. Plecha

Item 15(a) Other Accounts Managed. In addition to the Series (or with respect to the Global Series, the Master Series in which the Global Series invest), each portfolio manager manages: (i) other U.S. registered investment companies advised or sub-advised by the Advisor; (ii) other pooled investment vehicles that are not U.S. registered mutual funds; and (iii) other accounts managed for organizations and individuals. The following table sets forth information regarding the total accounts for which each portfolio manager has the primary responsibility for coordinating the day-to-day management responsibilities.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of November 30, 2006
Robert T. Deere

•      23 U.S. registered mutual funds with $45,702 million in total assets under management.

•      8 unregistered pooled investment vehicles with $10,498 million in total assets under management. Out of these unregistered pooled investment vehicles, one client with an investment of $304 million in an unregistered pooled investment vehicle pays a performance-based advisory fee.

•      41 other accounts with $ 3,371 million in total assets under management.

Karen E. Umland

•      24 U.S. registered mutual funds with $35,356 million in total assets under management.

•      4 unregistered pooled investment vehicles with $557 million in total assets under management.

•      7 other accounts with $2,896 in total assets under management.

David A. Plecha

•      13 U.S. registered mutual funds with $11,079 million in total assets under management.

•      7 unregistered pooled investment vehicles with $1,612 million in total assets under management.

•      7 other accounts with $209 million in total assets under management.

Potential Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to more than one Series and other accounts. Other accounts include registered mutual funds (other than the Series (or Master Series in which the Global Series invest) in this registration statement), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”). An Account may have similar investment objectives to a Series, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by a Series. Actual or apparent conflicts of interest include:

•

Time Management. The management of multiple Series and/or Accounts may result in a portfolio manager devoting unequal time and attention to the management of each Series and/or Accounts. The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most Accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the Series.

•

Investment Opportunities. It is possible that at times identical securities will be held by more than one Series and/or Account. However, positions in the same security may vary and the length of time that any Series or Account may choose to hold its investment in the same security may likewise vary. If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one Series or Account, a Series may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible Series and Accounts. To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across multiple Series and Accounts.

•

Broker Selection. With respect to securities transactions for the Series, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for a Series and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Series or the Account.

•

Performance-Based Fees. For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee. These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.

•

Investment in a Series. A portfolio manager or his/her relatives may invest in a Series that he or she manages (or in a Feeder Portfolio that he or she manages the corresponding Master Fund) and a conflict may arise where he or she may therefore have an incentive to treat the Series (or the corresponding Feeder Portfolio) in which the portfolio manager or his/her relatives invest preferentially as compared to other Series or Accounts for which they have portfolio management responsibilities.

The Advisor, the Trust and DFAIDG have adopted certain compliance procedures that are reasonably designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Item 15(b) Compensation. Portfolio managers receive a base salary and bonus. Compensation of a portfolio manager is determined at the discretion of the Advisor and is based on a portfolio manager’s experience, responsibilities, the perception of the quality of his or her work efforts and other subjective factors. The compensation of portfolio managers is not directly based upon the performance of the Series or other accounts that the portfolio managers manage. The Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as it deems necessary to reflect changes in the market. Each portfolio manager’s compensation consists of the following:

•	Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.

•	Semi-Annual Bonus. Each portfolio manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.

Portfolio managers may be awarded the right to purchase restricted shares of the Advisor’s stock as determined from time to time by the Board of Directors of the Advisor or its delegees. Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.

Item 15(c) Ownership of Securities. Information relating to each portfolio manager’s ownership (including the ownership of his or her immediate family) in the Series (or their respective Feeder Portfolios) in this registration statement as of November 30, 2006 is set forth in the chart below.

Robert T. Deere

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
U.S. Large Company Series	None
The Enhanced U.S. Large Company Series	None
Large Cap Value Series[1]	$50,001 -$100,000
Tax-Managed Value Series	None
Tax-Managed Equity Series	None
Small Cap Value Series[1]	$100,001 - $500,000
U.S. Small Cap Series	None
U.S. Micro Cap Series[1]	$50,001 - $100,000

[1]	Robert T. Deere does not invest in this Series but invests in a Feeder Portfolio that invests all its assets in this Series.

Karen E. Umland

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
International Value Series[2]	$100,001 - $500,000
Japanese Series[2]	$10,001 - $50,000
Asia Pacific Series[2]	$1 - $10,000
United Kingdom Series	None
Continental Series[2]	$10,001 - $50,000
Canadian	None
Global Value Series	None
Global Large Company Series	None
Global Small Company Series	None
The Emerging Markets Series[2]	$10,001 - $50,000

The Emerging Markets Small Cap Series	None

[2]	Karen E. Umland does not invest in this Series but invests in a Feeder Portfolio that invests all its assets in this Series.

David A. Plecha

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
One-Year Fixed Income Series	None
Two-Year Global Fixed Income Series	None

Item 16. Brokerage Allocation and Other Practices.

Item 16(a) and (c) Brokerage Transactions and Brokerage Selection. The following table depicts brokerage commissions paid by the following Series:

Brokerage Commissions

Fiscal Years Ended November 30, 2004, 2005 and 2006

	2004	2005	2006
U.S. Large Company	$44,268	$95,999	$61,034
The Enhanced U.S. Large Company	$28,630	$44,492	$49,839
Large Cap Value	$1,320,039	$1,721,122	$2,648,808
Tax-Managed Value	$734,136	$1,284,021	$1,942,517
Small Cap Value	$8,305,249	$8,031,978	$7,545,756
U.S. Small Cap	$2,082,149	$2,245,396	$1,743,204
U.S. Micro Cap	$3,308,172	$4,070,667	$3,422,009
International Value	$892,643	$1,088,052	$1,247,749
Japanese	$611,595	$801,063	$439,939
Asia Pacific	$287,362	$350,328	$470,185
United Kingdom	$449,354	$346,542	$281,425
Continental	$374,278	$827,366	$944,970
The Emerging Markets	$1,214,171	$1,778,688	$966,487
The Emerging Markets Small Cap	$416,307	$1,033,960	$934,592
Tax-Managed Equity	$231,453	$407,833	$587,886

During the fiscal year ended November 30, 2006, the Large Cap International Portfolio, a portfolio of DFAIDG, paid brokerage commissions of $179,646. The Global Series will not incur any brokerage costs in connection with their purchases and redemptions of shares of the Master Series.

The substantial increases or decreases in the amount of brokerage commissions paid by certain Series from year to year indicated in the foregoing table resulted primarily from asset changes requiring increases or decreases in the amount of securities bought and sold by those Series.

The Fixed Income Series acquire and sell securities on a net basis with dealers which are major market makers in such securities. The Investment Committee of the Advisor selects dealers on the basis of their size, market making and credit analysis ability. When executing portfolio transactions, the Advisor seeks to obtain the most favorable price for the securities being traded among the dealers with whom the Fixed Income Series effect transactions.

Portfolio transactions will be placed with a view to receiving the best price and execution. The Series will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers which effect transactions for the Series to determine the effect that their trading has on the market prices of the securities in which they invest. The Advisor also checks the rate of commission being paid by the Series to their brokers to ascertain that the rates are competitive with those charged by other brokers for similar services. Dimensional Fund Advisors Ltd. performs these services for the United Kingdom Series and the Continental Series, and DFA Australia Limited performs these services for the Japanese Series and The Asia Pacific Small Company Series.

Transactions also may be placed with brokers who provide the Advisor or the sub-advisors with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services. The investment advisory agreements permit the Advisor knowingly to pay commissions on these transactions that are greater than another broker, dealer or exchange member might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the accounts under its management. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Series.

Subject to obtaining best price and execution, transactions may be placed with brokers that have assisted in the sale of Series shares. The Advisor, however, pursuant to policies and procedures approved by the Board of Trustees of the Trust, is prohibited from selecting brokers and dealers to effect a Series’ portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by a Series or any other registered investment companies.

The over-the-counter market (the “OTC”) companies eligible for purchase by the U.S. Micro Cap Series, the U.S. Small Cap Series, the Small Cap Value Series and the Tax-Managed Series may be thinly traded securities. Therefore, the Advisor believes it needs maximum flexibility to effect OTC trades on a best execution basis. To that end, the Advisor places buy and sell orders for the Series with market makers, third market brokers, electronic communications networks (“ECNs”) and with brokers on an agency basis. Third market brokers enable the Advisor to trade with other institutional holders directly on a net basis. This allows the Advisor to sometimes trade larger blocks than would be possible by going through a single market maker.

ECNs, such as Instinet, are electronic information and communication networks whose subscribers include most market makers and many institutions. Such ECNs charge a commission for each trade executed on their systems. For example, on any given trade, a Series, by trading through an ECN, could pay a spread to a dealer on the other side of the trade plus a commission to the ECN. However, placing a buy (or sell) order on an ECN communicates to many (potentially all) market makers and institutions at once. This can create a more complete picture of the market and thus increase the likelihood that the Series can effect transactions at the best available prices.

Item 16(b) Commissions. No commissions were paid to affiliates or affiliates of affiliates during fiscal years 2004, 2005 and 2006.

Item 16(d) Directed Brokerage. During the fiscal year ended November 30, 2006, the following Series paid commissions for securities transactions to brokers that provided market price monitoring services, market studies and research services to the Series as follows:

	VALUE OF SECURITIES TRANSACTIONS	BROKERAGE COMMISSIONS
Large Cap Value	$2,404,470,834	$1,499,957
Small Cap Value	$395,144,576	$1,182,484
U.S. Small Cap	$96,065,385	$302,333
U.S. Micro Cap	$79,116,875	$365,021
Japanese	$124,988,678	$93,009
Tax-Managed Value	$570,166,596	$996,304
Tax-Managed Equity	$151,336,664	$226,531
United Kingdom	$142,046,322	$128,679
Continental	$38,703,366	$32,740

Item 16(e) Regular Broker Dealers. Certain Series may purchase securities of their regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act of 1940). The table below lists the regular brokers or dealers of each Series whose securities (or securities of the broker’s or dealer’s parent company) were acquired by the Series during the fiscal year ended November 30, 2006, as well as the value of such securities held by the Series as of November 30, 2006.

Series	Broker or Dealer	Value of Securities
U.S. Large Company Series	Lehman Brothers Inc	$15,352,828
U.S. Large Company Series	Morgan Stanley	$31,667,328
U.S. Small Cap Series	First Albany	$92,898
U.S. Small Cap Series	Knight Securities	$5,114,349
U.S. Small Cap Series	Sanders Morris Harris	$740,214
Small Cap Value Series	Knight Securities	$31,483,845
U.S. Micro Cap Series	First Albany	$248,445
U.S. Micro Cap Series	Sanders Morris Harris	$2,221,527
Tax-Managed Value Series	JP Morgan Securities Inc	$134,491,901
Tax-Managed Value Series	Sanders Morris Harris	$99,996
Tax-Managed Value Series	Suntrust Robinson Humphrey	$35,158,490
Tax-Managed Equity Series	Bear Stearns	$1,662,032
Tax-Managed Equity Series	ITG Inc.	$148,125
Tax-Managed Equity Series	Jefferies & Co	$368,173
Tax-Managed Equity Series	McDonald Securities	$1,454,830
Tax-Managed Equity Series	Knight Securities	$89,811
Tax-Managed Equity Series	Raymond James	$388,266
Tax-Managed Equity Series	Interstate Group	$2,677,356
Tax-Managed Equity Series	Sanders Morris Harris	$9,205
Tax-Managed Equity Series	Suntrust Robinson Humphrey	$2,597,858
International Value Series	ABN AMRO Securities	$53,876,303
International Value Series	Deutsche Bank Securities	$103,745,910
Japanese Series	Marusan Securities	$2,826,028
United Kingdom Series	Shore Capital	$726,479
United Kingdom Series	Evolution Securities	$2,615,042
One-Year Fixed Income Series	ABN-AMRO Bank	$15,976,685
One-Year Fixed Income Series	Bank of America Corporation	$60,838,596
One-Year Fixed Income Series	Barclays Bank	$68,400,330
One-Year Fixed Income Series	Citigroup Inc.	$38,339,424
One-Year Fixed Income Series	Deutsche Bank	$37,002,798
One-Year Fixed Income Series	UBS	$65,395,693
Two-Year Global Fixed Income Series	Bank of America Corporation	$58,689,382
Two-Year Global Fixed Income Series	Citigroup Inc.	$38,226,788
Two-Year Global Fixed Income Series	UBS	$63,718,545
The Enhanced U.S. Large Company Series	Citigroup Inc.	$8,686,434
The Enhanced U.S. Large Company Series	UBS	$8,996,063

Item 17. Capital Stock and Other Securities.

Item 17(a) Capital Stock. All twenty-five Series issue shares of beneficial interest without a sales load. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and nonassessable shares. Each share of beneficial interest of a Series represents an equal proportional interest in the assets and liabilities of the Series and has non-cumulative voting rights, except as described below, and no preferences as to conversion, exchange, dividends, redemptions or any other feature. In addition, the Trust has arranged with the Feeder Portfolios for voting rights as provided in Section 12(d)(1)(E)(iii)(a) of the Investment Company Act of 1940. If a shareholder of a Series that is taxed as a partnership becomes bankrupt, a majority in interest of the remaining shareholders in such Series must vote within 120 days to approve the continuing existence of the Series or the Series will be liquidated. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided however, if a matter to be voted on affects only the interests of some Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. Investments in the Series may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of the investor’s investment at any time at net asset value. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class. The Trust’s by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

The Trust does not intend to hold annual meetings; it may, however, hold a meeting if called by the Board. Shareholders may receive assistance in communicating with other shareholders in connection with the election or removal of Trustees similar to the provisions contained in Section 16(c) of the Investment Company Act of 1940.

Item 17(b) Other Securities. Not applicable.

Item 18. Purchase, Redemption and Pricing of Shares.

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.

Item 18(a) and (c) Purchase of Shares and Offering Price. The Trust will accept purchase and redemption orders on each day that the NYSE is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Trust will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day. Orders for redemptions and purchases will not be processed if the Trust is closed.

The Tokyo Stock Exchange (“TSE”) is closed on the following days in 2007: January 1, 2, 3 and 8, February 12, March 21, April 30, May 3 and 4, July 16, September 17 and 24, October 8, November 23, and December 24 and 31. In addition, in 2007 the TSE will have half-day trading on January 5 and December 28. Orders for the purchase and redemption of shares of the Japanese Series received on those days will be priced as of the close of the NYSE on the next day that the TSE is open for trading (provided that the NYSE is open on such day).

The London Stock Exchange (“LSE”) is closed on the following days in 2007: January 1, April 6 and 9, May 7 and 28, August 27, and December 25 and 26. Orders for the purchase and redemption of shares of the United Kingdom Series received on those days will be processed as of the close of the NYSE on the next day that the London Stock Exchange is open for trading.

In 2007, the foreign securities exchanges on which the Continental Series’ portfolio securities are principally traded are all closed on January 1, April 6 and 9 and December 25 and 26. Orders for the purchase and redemption of shares of the Continental Series received on this day will be priced at the close of the NYSE on the next business day.

Since the Japanese, Asia Pacific, United Kingdom, Continental, International Value, The Emerging Markets and The Emerging Markets Small Cap Series own securities that are primarily listed on foreign exchanges which may trade on days when the Series do not price their shares, the net asset values of such Series and the Global Series may change on days when shareholders will not be able to purchase or redeem shares.

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Trust or a Series. Securities accepted in exchange for shares of a Series will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Series.

The Trust may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the Exchange is restricted as determined by the SEC; (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Trust to dispose of securities owned by it, or fairly to determine the value of its assets; and (3) for such other periods as the SEC may permit.

Item 18(b) Fund Reorganizations. Not applicable.

Item 18(d) Redemption-in-kind. The Trust has filed a notice of election pursuant to Rule 18f-1 under the Investment Company Act of 1940. However, the Tax-Managed Series and the Global Series have opted out of this election. (See Item 6(c) of Part A.)

Item 18(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. The information required by this Item is provided in response to Item 6(e) of Part A.

Item 19. Taxation of the Fund.

The information provided in response to this item is in addition to the information provided in response to Items 6(d) and (f ) in Part A.

The following is a summary of some of the federal income tax consequences of investing in the Series. Shareholders should consider the tax implications of investing and consult their own tax advisor. Different tax rules may apply because, for federal income tax purposes, certain Series are classified as corporations for federal income tax purposes, and other Series are classified as partnerships. These rules could affect the amount, timing or character of the income distributed to shareholders of the Series.

A Series receives or derives income generally in the form of dividends and interest on its investments. In the case of a Global Series that invests in a Master Series, the Series income generally consists of its share of dividends and interest earned by the Master Series. This income, less expenses incurred in the operation of a Series, constitutes its net investment income from which, in the case of the Corporate Series, dividends may be paid to you. If you are a taxable investor, any distributions by a Corporate Series from such income (other than qualified dividends) will be taxable to you at ordinary income tax rates, whether you take them in cash or in additional shares. A portion of the income dividends paid to shareholders by the Corporate Series and a portion of the distributive share of a Partnership Series’ income may be qualified dividends eligible to be taxed at reduced rates.

A Series (or a Master Series in which a Global Series invests) may realize a capital gain or loss in connection with sales or other dispositions of its portfolio securities. The Global Series may also derive capital gains through their redemption of shares of the Master Series. In the case of the Corporate Series, distributions derived from the excess of net short-term capital gain over net long-term capital loss will be taxable to you as ordinary income. Also, distributions paid by the Corporate Series from the excess of net long-term capital gain over net short-term capital loss will be taxable to you as long-term capital gain, regardless of how long you have held your shares in a Series. In the case of the Corporate Series, any net capital gain of a Series generally will be distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate excise or income taxes on the Series.

If a Series’ distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution generally will not be taxable, but will reduce each shareholder’s cost basis in a Series and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold. Any return of capital in excess of a shareholder’s basis, however, is taxable as a capital gain.

Certain of the Series (or, in the case of the Global Series, the Master Series in which they invest) may be subject to foreign withholding taxes on income from certain foreign securities. This, in turn, could reduce a Series’ income dividends paid (or, in the case of a Partnership Series, allocated) to shareholders.

If more than 50% in value of the total assets of a Corporate Series (or, in the case of the Global Series whose Master Series are classified as partnerships, more than 50% in value of the total assets of the Master Series) is invested in securities of foreign corporations, the Series may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Series (or Master Series). If this election is made, a Corporate Series may report more taxable income to you than it actually distributes. You will then be entitled either to deduct your share of these taxes in computing your taxable income, or to claim a foreign tax credit for these taxes against your U.S. federal income tax (subject to limitations for certain shareholders). A Corporate Series will provide you with the information necessary to complete your personal income tax return if it makes this election. The Global Series that invest their assets in Master Series organized as corporations and any Feeder Portfolios classified as regulated investment companies that invest in a Corporate Series will not be permitted to pass through a credit or deduction for their pro rata share of foreign withholding taxes paid by the Master Series or Corporate Series, respectively.

The amount of any foreign tax credits available to you (as a result of the pass-through to you of your pro rata share of foreign taxes by paid by a Series) will be reduced if you receive from a Series qualifying dividends from qualifying foreign corporations that are subject to tax at reduced rates. Shareholders in these circumstances should talk with their personal tax advisors about their foreign tax credits and the procedures that they should follow to claim these credits on their personal income tax returns.

Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by a Series (or, in the case of the Global Series, the Master Series in which it invests). Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to you as ordinary income, and any losses reduce the Series’ (or Master Series’) ordinary income otherwise available for distribution (or, in the case of a Partnership Series, allocation) to you. This treatment could increase or decrease the Series’ ordinary income distributions (or, in the case of a Partnership Series, allocations) to you, and may cause some or all of a Corporate Series’ previously distributed income to be classified as a return of capital.

Certain Series (or, in the case of the Global Series, the Master Series in which they invest) may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (“PFICs”). When investing in PFIC securities, the Series (or Master Series) intends to mark-to-market these securities and will recognize any gains at the end of its fiscal year. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that a Series is required to distribute (or, in the case of a Partnership Series, allocate), even though it has not sold the securities. You should also be aware that the designation of a foreign security as a PFIC security will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends. These dividends generally will not qualify for the reduced rate of taxation on qualified dividends. In addition, if a Series (or a Master Series organized as a corporation) is unable to identify an investment as a PFIC and thus does not make a mark-to-market election, the Series (and in the case of a Partnership Series, its investors) may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed (or, in the case of the Partnership Series, allocated) as a taxable dividend by the Series to its shareholders. Additional charges in the nature of interest may be imposed on the Series (and in the case of a Partnership Series, its investors) in respect of deferred taxes arising from such distributions or gains.

The Trust may accept securities or local currencies in exchange for shares of a Series. A gain or loss for U.S. federal income tax purposes may be realized by investors who are subject to U.S. federal taxation upon the exchange, depending upon the U.S. dollar cost of the securities or local currency exchanged. Different rules apply in the case of a Corporate Series or a Partnership Series. Investors should consult their tax advisers. (See “In-kind Purchases” in Item 6(b).)

The Corporate Series will inform you of the amount and character of your distributions at the time they are paid, and will advise you of the tax status of such distributions for federal income tax purposes shortly after the close of each calendar year. If you have not held Series shares for a full year, a Series may designate and distribute to you, as ordinary income, qualified dividends, or capital gains, and in the case of non-U.S. shareholders a Series may further designate and distribute as interest-related dividends and short-term capital gain dividends, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Series. Taxable distributions declared by a Series in December to shareholders of record in such month, but paid in January, are taxable to you as if they were paid in December.

The Partnership Series will not be subject to any U.S. federal income tax. Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Partnership Series) of a Partnership Series’ income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Partnership Series. An allocable share of a tax-exempt investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that a Partnership Series borrows money to acquire property or invests in assets that produce UBTI. In addition to U.S. federal income taxes, investors in the Partnership Series may also be subject to state and local taxes on their distributive share of a Partnership Series’ income and on gains arising on redemption or exchange of a Partnership Series’ shares.

Each Corporate Series intends to qualify each year as a regulated investment company by satisfying certain distribution and asset diversification requirements under the Code. As a regulated investment company, each Corporate Series generally pays no federal income tax on the income and gains it distributes to its shareholders. The Board reserves the right not to distribute a Series’ net long-term capital gain or not to maintain the qualification of a Series as a regulated investment company if it determines such a course of action to be beneficial to shareholders. If net long-term capital gain is retained, a Series would be taxed on the gain, and shareholders would be notified that they are entitled to a credit or refund for the tax paid by the Series. If a Series fails to qualify as a regulated investment company, the Series would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you would be taxed as qualified dividend income to the extent of such Series’ earnings and profits.

In order to qualify as a regulated investment company for federal income tax purposes, each Corporate Series must meet certain specific requirements, including:

(i) A Series must maintain a diversified portfolio of securities, wherein no security, including the securities of a qualified publicly traded partnership (other than U.S. government securities and securities of other regulated investment companies) can exceed 25% of the Series’ total assets, and, with respect to 50% of the Series’ total assets, no investment (other than cash and cash items, U.S. government securities and securities of other regulated investment companies) can exceed 5% of the Series’ total assets or 10% of the outstanding voting securities of the issuer;

(ii) A Series must derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies, and net income derived from an interest in a qualified publicly traded partnership; and

(iii) A Series must distribute to its shareholders at least 90% of its investment company taxable income and net tax-exempt income for each of its fiscal years.

To avoid federal excise taxes, the Code requires a Corporate Series to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve-month period ending November 30; and 100% of any undistributed amounts from the prior year. Each Series intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December) but can give no assurances that its distributions will be sufficient to eliminate all taxes.

While the Partnership Series are not classified as “regulated investment companies” under Subchapter M of the Code, the Partnership Series’ assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Partnership Series for such Series’ entire fiscal year.

If you are a taxable investor, sales, exchanges and redemptions (including redemptions in kind) are taxable transactions for federal and state income tax purposes. If you redeem your Series shares the Internal Revenue Service requires you to report any gain or loss on your redemption. If you held your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you have held your shares.

Any loss incurred on a redemption of shares of a Corporate Series held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributed to you by the Series on those shares.

All or a portion of any loss that you realize on a redemption of your Corporate Series shares will be disallowed to the extent that you buy other shares in the Series (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares.

To the extent a Series (or in the case of a Global Series that invests in a Master Series classified as a partnership, the Master Series) invests in certain U.S. government obligations, dividends paid by the Series to shareholders that are derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Series (or the Master Series). To the extent a Master Series organized as a corporation invests in U.S. government obligations, dividends derived from interest on these obligations and paid to Global Series and, in turn, to you are unlikely to be exempt from state and local income tax. The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (GNMA) or Federal National Mortgage Association (FNMA) securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporate shareholders.

For individual shareholders, a portion of the dividends paid by a Corporate Series (or in the case of the Partnership Series, allocated from) may be qualified dividends eligible for taxation at long-term capital gain rates. This reduced rate generally is available for dividends paid by a Corporate Series out of dividends earned on (or in the case of the Partnership Series, allocated from) the Series’ (or, in the case of the Global Series, the Master Series’) investment in stocks of domestic corporations and qualified foreign corporations.

Both a Series (or in the case of a Global Series, the Master Series in which it invests) and the investor must meet certain holding period requirements to qualify Series dividends for this treatment. Specifically, a Series (or Master Series) must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend. Similarly, investors must hold their Series shares for at least 61 days during the 121-day period beginning 60 days before the Series distribution goes ex-dividend. The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment. When counting the number of days you held your Series shares, include the day you sold your shares but not the day you acquired these shares.

While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes. For example, you will not be allowed to offset your long-term capital losses against qualified dividend income on your federal income tax return. Any qualified dividend income that you elect to be taxed at these reduced rates also cannot be used as investment income in determining your allowable investment interest expense. For other limitations on the amount of or use of qualified dividend income on your income tax return, please contact your personal tax advisor.

After the close of its fiscal year, each Corporate Series will designate the portion of its ordinary dividend income that meets the definition of qualified dividend income taxable at reduced rates. If 95% or more of a Corporate Series’ income is from qualified sources, it will be allowed to designate 100% of its ordinary income distributions as qualified dividend income.

For corporate shareholders, a portion of the dividends paid or allocated by a Series may qualify for the dividends-received deduction. The portion of dividends paid or allocated by a Series that so qualifies will be designated each year in a notice mailed to the Series’ shareholders, and cannot exceed the gross amount of dividends received by the Series (or in the case of a Global Series, the Master Series in which it invests) from domestic (U.S.) corporations that would have qualified for the dividends-received deduction in the hands of a Series (or Master Series) if the Series (or Master Series) was a regular corporation. Dividends paid by certain Series from interest on debt securities (such as the dividends paid by the One-Year Fixed Income Series and the Two-Year Global Fixed Income Series) or dividends earned on portfolio securities of non-U.S. issuers are not expected to qualify for the corporate dividends-received deduction.

The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions imposed under the Code on the corporation claiming the deduction. The amount that a Series may designate as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Series (or in the case of a Global Series, the Master Series in which it invests) were debt-financed or held by the Series (or Master Series) for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend. Similarly, if your Series shares are debt-financed or held by you for less than a 46-day period then the dividends-received deduction for Series dividends on your shares may also be reduced or eliminated. Even if designated as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in your alternative minimum taxable income calculation.

Losses incurred on the sale of securities by one Series to another Series will be disallowed if, as of the date of sale, the same persons (or, in the case of a sale of securities by one Corporate Series to another Corporate Series, five or fewer persons) own directly or indirectly more than 50% of the outstanding shares in both the selling and purchasing Series. Various attribution rules apply in testing the ownership of a Series for purposes of the foregoing loss disallowance rule.

A Series or a Master Series may invest in complex securities and such investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains or losses recognized by a Series or a Master Series are treated as ordinary income or capital gain, accelerate the recognition of income to the Series or Master Series, defer a Series’ or Master Series’ ability to recognize losses, and subject a Series or Master Series to U.S. federal income tax on income from certain of the Series’ or Master Series’ foreign investments. In turn, these rules may affect the amount, timing and/or tax character of a Series’ income and, in turn, of the income distributed to you. With respect to the Global Series, the following discussion applies to the Master Series in which the Global Series invest.

Derivatives. Certain Series are permitted to invest in certain options, futures and foreign currency contracts. If a Series makes these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts. Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses. In determining its net income for excise tax purposes, a Series also would be required to mark-to-market these contracts annually as of November 30 (for capital gain net income and ordinary income arising from certain foreign currency contracts), and to realize and distribute any resulting income and gains.

Securities lending. A Series’ entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income and, to the extent that debt securities are loaned, will generally not qualify as qualified interest income for foreign withholding tax purposes.

Short sales. A Series’ entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

Tax straddles. A Series’ investment in options, futures and foreign currency contracts in connection with certain hedging transactions could cause a Series to hold offsetting positions in securities. If a Series’ risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds other securities, the Series could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

Investment in certain mortgage pooling vehicles (excess inclusion income). Certain Series may invest in REITs that invest in residual interests in certain mortgage pooling vehicles formed as real estate mortgage investment conduits (“REMICs”) or qualify as a taxable mortgage pool. The portion of a Series’ income received from REMIC residual interests, either directly or through an investment in a REIT that holds such interests or qualifies as a taxable mortgage pool (such income is referred to in the Code as “excess inclusion income”) generally is required to be allocated by the Series to the Series’ shareholders in proportion to the dividends paid to such shareholders with the same consequences as if the shareholders received the excess inclusion income directly.

Under these rules, a Series will be taxed at the highest corporate income tax rate on its excess inclusion income that is allocable to the percentage of its shares held in record name by “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on unrelated business taxable income. To the extent that Series shares owned by “disqualified organizations” are held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of the Series’ excess inclusion income allocable to Series shares held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” The Series expect that disqualified organizations own their shares. Because this tax is imposed at the Series level, all shareholders, including shareholders that are not disqualified organizations, will bear a portion of the tax cost associated with the Series’ receipt of excess inclusion income. However, to the extent permissible under the 1940 Act, regulated investment companies such as the Corporate Series are permitted under Treasury Regulations to specially allocate this tax expense to the disqualified organizations to which it is attributable, without a concern that such an allocation will constitute a preferential dividend.

In addition, with respect to Series shareholders who are not nominees, for Series taxable years beginning on or after January 1, 2007, a Series must report excess inclusion income to shareholders in two cases:

•

If the excess inclusion income received by a Series from all sources exceeds 1 % of the Series’ gross income, it must inform the non-nominee shareholders of the amount and character of excess inclusion income allocated to them; and

•

If a Series receives excess inclusion income from a REIT whose excess inclusion income in its most recent tax year ending not later than nine months before the first day of the Series’ taxable year exceeded 3% of the REIT’s total dividends, the Series must inform its non-nominee shareholders of the amount and character of the excess inclusion income allocated to them from such REIT.

Under these rules, the taxable income of any Series shareholder can in no event be less that the sum of the excess inclusion income allocated to that shareholder and any such excess inclusion income cannot be offset by net operating losses of the shareholder. If the shareholder is a tax-exempt entity and not a “disqualified organization,” then this income is fully taxable as unrelated business taxable income under the Code. Charitable reminder trusts do not incur UBTI by receiving excess inclusion income from a Series. If the shareholder is a non-U.S. person, such shareholder would be subject to U.S. federal income tax withholding at a rate of 30% on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, a regulated investment company, common trust fund or other pass-through entity, such shareholder’s allocable share of the Series’ excess inclusion income would be considered excess inclusion income of such entity and such entity would be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. Accordingly, investors should be aware that a portion of the Series’ income may be considered excess inclusion income.

Investments in securities of uncertain tax character. A Series may invest in securities the U.S. Federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by a Series, it could affect the timing or character of income recognized by the Series, requiring a Series to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Code.

By law, a Corporate Series must withhold a portion of your taxable dividends and sales proceeds unless you:

•	provide your correct social security or taxpayer identification number,

•	certify that this number is correct,

•	certify that you are not subject to backup withholding, and

•	certify that you are a U.S. person (including a U.S. resident alien).

A Series also must withhold if the IRS instructs it to do so. When withholding is required, the amount will be 28% of any dividends or proceeds paid.

Non-U.S. investors (shareholders who, as to the United States, are a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership) may be subject to U.S. withholding and estate tax and are subject to special U.S. tax certification requirements. Non-U.S. investors should consult their tax advisors about the applicability of U.S. tax withholding and the use of the appropriate forms to certify their status.

The United States imposes a flat 30% withholding tax (or a withholding tax at a lower treaty rate) on U.S. source dividends, including on income dividends paid to you by a Corporate Series, subject to certain exemptions for dividends designated as capital gain dividends, short-term capital gain dividends and interest-related dividends as described below. However, notwithstanding such exemptions from U.S. withholding at the source, any dividends and distributions of income and capital gains, including the proceeds from the sale of your Series shares, will be subject to backup withholding at a rate of 28% if you fail to properly certify that you are not a U.S. person.

In general, capital gain dividends paid or allocated by a Series from either long-term or short-term capital gains (other than gain realized on disposition of U.S. real property interests) are not subject to U.S. withholding tax unless you are a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.

Also, interest-related dividends paid or allocated by a Series from qualified interest income are not subject to U.S. withholding tax. “Qualified interest income” includes, in general, U.S. source (1) bank deposit interest, (2) short-term original discount and (3) interest (including original issue discount, market discount, or acquisition discount) on an obligation which is in registered form, unless it is earned on an obligation issued by a corporation or partnership in which a Series (or Master Series) is a 10-percent shareholder or is contingent interest, and (4) any interest-related dividend from another regulated investment company. On any payment date, the amount of an income dividend that is designated by a Series as an interest-related dividend may be more or less than the amount that is so qualified. This is because the designation is based on an estimate of a Series’ (or Master Series’) qualified interest income for its entire fiscal year, which can only be determined with exactness at fiscal year end. As a consequence, a Series may over withhold a small amount of U.S. tax from a dividend payment. In this case, the non-U.S. investor’s only recourse may be to either forgo recovery of the excess withholding, or to file a United States nonresident income tax return to recover the excess withholding.

It may not be practical in every case for a Series to designate, and each Series reserves the right in these cases to not designate, small amounts of interest-related or short-term capital gain dividends. Additionally, a Series’ designation of interest-related or short-term capital gain dividends may not be passed through to shareholders by intermediaries who have assumed tax reporting responsibilities for this income in managed or omnibus accounts due to systems limitations or operational constraints. The exemption from withholding for short-term capital gain dividends and interest-related dividends paid by a Corporate Series is effective for dividends paid with respect to taxable years of a Series beginning after December 31, 2004 and before January 1, 2008 unless such exemptions are extended or made permanent.

Ordinary dividends paid or allocated by a Series to non-U.S. investors on the income earned on portfolio investments in (i) the stock of domestic and foreign corporations, and (ii) the debt of foreign issuers continue to be subject to U.S. withholding tax. If you hold your Series shares in connection with a U.S. trade or business, your income and gains will be considered effectively connected income and taxed in the U.S. on a net basis, in which case you may be required to file a nonresident U.S. income tax return.

A Series may invest in equity securities of corporations that invest in U.S. real property, including REITs. The sale of a U.S. real property interest by a Series, or by a REIT or U.S. real property holding corporation in which a Series invests, may trigger special tax consequences to a Series’ non-U.S. shareholders. The Foreign Investment in Real Property Tax Act of 1980 (FIRPTA) makes non-U.S. persons subject to U.S. tax on disposition of a U.S. real property interest as if he or she were a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Code provides a look-through rule for distributions of FIRPTA gain by a regulated investment company (RIC) such as a Corporate Series Portfolio, as follows:

•

The RIC is classified as a qualified investment entity. A “qualified investment entity” includes a RIC if, in general, more than 50% of the RIC’s assets consists of interests in REITs and U.S. real property holding corporations;

•	You are a non-U.S. shareholder that owns more than 5% of a class of Series shares at any time during the one-year period ending on the date of the distribution; and

•

If these conditions are met, Series distributions to you are treated as gain from the disposition of a U.S. real property interest (USRPI), causing the distribution to be subject to U.S. withholding tax at a rate of 35%, and requiring that you to file a nonresident U.S. income tax return.

•

In addition, even if you are a non-U.S. shareholder that owns 5% or less of a class of shares of a Series classified as a qualified investment entity, Series distributions to you attributable to gain realized by the Series from disposition of USRPI will be treated as ordinary dividends (rather than short- or long-term capital gain) subject to withholding at a 30% or lower treaty rate.

Because each Series expects to invest less than 50% of its assets at all times, directly and indirectly, in U.S. real property interests, the Series do not expect to pay any dividends that would be subject to FIRPTA reporting and tax withholding.

Special U.S. tax certification requirements apply to non-U.S. shareholders both to avoid U.S. back up withholding imposed at a rate of 28% and to obtain the benefits of any treaty between the United States and the shareholder’s country of residence. In general, a non-U.S. shareholder must provide a Form W-8 BEN (or other applicable Form W-8) to establish that you are not a U.S. person, to claim that you are the beneficial owner of the income and, if applicable, to claim a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty. A Form W-8BEN provided without a U.S. taxpayer identification number will remain in effect for a period beginning on the date signed and ending on the last day of the third succeeding calendar year unless an earlier change of circumstances makes the information on the form incorrect.

An individual who, at the time of death, is a Non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exception applies. In the absence of a treaty, there is a $13,000 statutory estate tax credit. A partial exemption from U.S estate tax may apply to Series shares held by the estate of a nonresident decedent. The amount treated as exempt is based upon the proportion of the assets held by a Series at the end of the quarter immediately preceding the decedent’s death that are debt obligations, deposits, or other property that generally would be treated as situated outside the United States if held directly by the estate. Whether for this purpose a Global Series that invests in a Master Series organized as a corporation may look through to the exempt assets held by the Master Series is unclear. This provision applies to decedents dying after December 31, 2004 and before January 1, 2008, unless such provision is extended or made permanent. Transfers by gift of shares of a Series by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax. The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Series, including the applicability of foreign tax.

Investors in the Partnership Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by a Partnership Series on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors’ distributive share of a Partnership Series’ income. Non-U.S. investors may also wish to contact their tax advisors to determine the applicability of foreign tax laws.

There are certain other tax issues that will be relevant to only certain investors in the Series; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to a Series. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Series.

This discussion of “Taxation of the Fund” is not intended or written to be used as tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Shareholders should consult their own tax advisors regarding their particular circumstances before making an investment in a Series.

Item 20. Underwriters. See response to Item 14(b). Principal Underwriters.

Item 21. Calculation of Performance Data. Not applicable.

A Series may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable performance data is available. Such indices are generally unmanaged and are prepared by entities and organizations that track the performance of investment companies or investment advisors. Unmanaged indices often do not reflect deductions for administrative and management costs and expenses. The performance of a Series may also be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services. Any performance information, whether related to a Series or to the Advisor, should be considered in light of the Series’ investment objectives and policies, characteristics and the quality of the portfolio and market conditions during the time period indicated and should not be considered to be representative of what may be achieved in the future.

Item 22. Financial Statements.

Item 22(a), (b) and (c) The audited financial statements and financial highlights of the Trust for its fiscal year ended November 30, 2006 as set forth in the Trust’s annual reports to shareholders, including the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, are incorporated herein by reference.

THE DFA INVESTMENT TRUST COMPANY

(Amendment No. 36)

PART C

OTHER INFORMATION

Item 23.        Exhibits.

(a)	Charter.

(1)	Agreement and Declaration of Trust effective as of December 27, 1993.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	November 29, 1995

(2)	Certificate of Trust dated September 11, 1992.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(i)	Certificate of Amendment to Certificate of Trust dated January 15, 1993.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(b)	By-Laws.

(1)	By-Laws.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(c)	Instruments Defining the Rights of Security Holders.

(1)	No specimen securities are issued on behalf of the Registrant.

1

(2)	Relevant portion of Agreement and Declaration of Trust.
See Article V

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	November 29, 1995

(3)	Relevant portion of By-Laws.
See Article II

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(d)	Investment Advisory Contracts.

(1)	Investment Management Agreements.

(a)	Investment Management Agreement dated January 6, 1993 between the Registrant and Dimensional Fund Advisors Inc. (“DFA”) on behalf of The U.S. Small Cap Series (formerly The U.S. 6-10 Small Company Series).

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(i)	Addendum Number One dated March 27, 2001 re: the reflection of the following name change:
*	The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(b)	Amended and Restated Investment Management Agreement dated December 1, 1995 between the Registrant and DFA on behalf of The U.S. Large Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A

2

File No.:	811-07436
Filing Date:	March 29, 2004

(c)	Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The DFA One-Year Fixed Income Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(d)	Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. Large Cap Value Series (formerly The U.S. Large Cap High Book to Market Series).

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(e)	Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. Small Cap Value Series (formerly The U.S. 6-10 Value Series and The U.S. Small Cap High Book to Market Series).

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(i)	Addendum Number One dated March 27, 2001 re: the reflection of the following name change:
*	The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(f)	Investment Management Agreement dated December 1, 1993 between the Registrant and DFA on behalf of The DFA International Value Series.

3

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(g)	Investment Management Agreement dated October 18, 1996 between the Registrant and DFA on behalf of The Emerging Markets Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(h)	Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The Enhanced U.S. Large Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	February 7, 1996

(i)	Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The DFA Two-Year Global Fixed Income Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	February 7, 1996

(j)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Japanese Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(k)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The United Kingdom Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A

4

File No.:	811-07436
Filing Date:	August 7, 1996

(l)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Pacific Rim Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 7 to Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(i)	Addendum Number One dated October 21, 2005 re: the reflection of the following name change:
*	The Pacific Rim Small Company Series to The Asia Pacific Small Company Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 30, 2006

(m)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Continental Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(n)	Investment Management Agreement dated October 18, 1996 between the Registrant and DFA on behalf of The Emerging Markets Small Cap Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(o)	Investment Management Agreement dated November 28, 1997 between the Registrant and DFA on behalf of The U.S. Micro Cap Series (formerly The U.S. 9-10 Small Company Series).

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	November 28, 1997

(i)	Addendum Number One dated March 27, 2001 re: the reflection of the following name change:
*	The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

Incorporated herein by reference to:

5

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(p)	Investment Management Agreement dated November 28, 1997 between the Registrant and DFA on behalf of The U.S. Small XM Value Series (formerly The U.S. 4-10 Value Series).

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	November 28, 1997

(i)	Addendum Number One dated March 27, 2001 re: the reflection of the following name change:
*	The U.S. 4-10 Value Series to The U.S. Small XM Value Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(q)	Investment Management Agreement dated December 7, 1998 between the Registrant and DFA on behalf of the Tax-Managed U.S. Marketwide Value Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2004

(r)	Investment Management Agreement dated July 26, 2001 between

6

the Registrant and DFA on behalf of The Tax-Managed U.S. Equity Series (formerly The Tax-Managed U.S. Marketwide Series).

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(i)	Form of Addendum Number One re: the reflection of the following name change:
*	The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(s)	Form of Investment Management Agreement between the Registrant and DFA on behalf of The Canadian Small Company Series.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.d.1.s.

(2)	Sub-Advisory Agreements.

(a)	Sub-Advisory Agreement among the Registrant, DFA and Australia Pty Ltd. (“DFA-Australia”) dated August 7, 1996 on behalf of The Japanese Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(b)	Sub-Advisory Agreement among the Registrant, DFA and Dimensional Fund Advisors Ltd. (“DFAL”) dated August 7, 1996 on behalf of The United Kingdom Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(c)	Sub-Advisory Agreement among the Registrant, DFA and DFA-

7

Australia dated August 7, 1996 on behalf of The Pacific Rim Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(i)	Amendment Number Two dated October 21, 2005 re: the reflection of the following name change:
*	The Pacific Rim Small Company Series to The Asia Pacific Small Company Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 30, 2006

(d)	Sub-Advisory Agreement among the Registrant, DFA and DFAL dated August 7, 1996 on behalf of The Continental Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(e)	Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and Dimensional Fund Advisors Ltd. dated September 13, 1999 on behalf of:

THE DFA INVESTMENT TRUST COMPANY
* DFA International Value Series
* Emerging Markets Small Cap Series
* Emerging Markets Series
* Tax-Managed U.S. Marketwide Value Series

DFA INVESTMENT DIMENSIONS GROUP INC.
* DFA International Small Cap Value Portfolio
* VA International Value Portfolio
* Large Cap International Portfolio
* Tax-Managed DFA International Value Portfolio

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A
File No:	811-07436

8

Filing Date:	December 8, 1998

(f)	Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and DFA Australia Ltd. on behalf of:

THE DFA INVESTMENT TRUST COMPANY
* DFA International Value Series
* Emerging Markets Small Cap Series
* Emerging Markets Series
* Tax-Managed U.S. Marketwide Value Series

DFA INVESTMENT DIMENSIONS GROUP INC.
* DFA International Small Cap Value Portfolio
* VA International Value Portfolio
* Large Cap International Portfolio
* Tax-Managed DFA International Value Portfolio; and

DIMENSIONAL EMERGING MARKETS VALUE FUND, INC.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A
File No:	811-07436
Filing Date:	December 8, 1998

(e)	Underwriting Contracts.
Amended and Restated Distribution Agreement dated December 19, 2003 between the Registrant and DFA Securities Inc.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2004

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.

(1)	Custodian Agreement between the Registrant and PFPC Trust Company (“PFPC”) (formerly PNC Bank, N.A. and Provident National Bank N.A.) dated January 15, 1993.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(a)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the

9

Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration statement on Form N-1A
File No.:	811-07436
Filing Date:	March 24, 1999

(b)	Addendum Number Two dated May 28, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 18 to the Registrant’s Registration statement on Form N-1A
File No.:	811-07436
Filing Date:	May 28, 1999

(c)	Addendum Number Three dated September 13, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing: Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2004

(d)	Addendum Number Four dated July 27, 2000 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing: Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2004

(e)	Addendum Number Five dated March 27, 2001, between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:
*	The U.S. 4-10 Value Series to The U.S. Small XM Value Series
*	The U.S. 6-10 Value Series to The U.S. Small Cap Value Series
*	The U.S. 6-10 Small Company Series to The U.S. Small Cap Series
*	The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

10

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(f)	Addendum Number Six dated July 26, 2001 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
*	The Tax-Managed U.S. Marketwide Series; and
re: the reflection of the following name changes:
*	The LD U.S. Large Company Series to The LD U.S. Marketwide Series
*	The HD U.S. Large Company Series to The HD U.S. Marketwide Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(g)	Addendum Number Seven dated September 21, 2001 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2004

(2)	Form of Global Custody Agreement dated January 18, 1994 between the Registrant and The Chase Manhattan Bank, N.A. on behalf of The Emerging Markets Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(3)	Custodial Services Agreement dated January 13, 1998 between the Registrant and Citibank, N.A.

11

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998
(i)	Manual Transmission Authorization.
(ii)	Manual Transmission Procedures.

(h)	Other Material Contracts.

(1)	Transfer Agency Agreement dated January 15, 1993 between the Registrant and PFPC Inc. (formerly known as Provident Financial Processing Corporation) (“PFPC”).

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998
(i)	Appendix A: Authorized Persons to Give Oral and Written Instructions
(ii)	Schedule A: Listing of Statistical Reports

(a)	Amendments to the Transfer Agency Agreement.

(i)	Amendment Number One dated December 1, 1993 between the Registrant and PFPC on behalf of The DFA International Value Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(b)	Addendum to the Transfer Agency Agreement.

(i)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 24, 1999

12

(ii)	Addendum Number Two dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	May 28, 1999

(iii)	Addendum Number Three dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2004

(iv)	Addendum Number Four dated July 27, 2000 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2004

(v)	Addendum Number Five dated March 27, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:
*	The U.S. 4-10 Value Series to The U.S. Small XM Value Series
*	The U.S. 6-10 Value Series to The U.S. Small Cap Value Series
*	The U.S. 6-10 Small Company Series to The U.S. Small Cap Series
*	The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

13

(vi)	Addendum Number Six dated July 26, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
*	The Tax-Managed U.S. Marketwide Series; and
re: the reflection of the following name changes:
*	The LD U.S. Large Company Series to The LD U.S. Marketwide Series
*	The HD U.S. Large Company Series to The HD U.S. Marketwide Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(vii)	Addendum Number Seven dated September 21, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2004

(viii)	Form of Addendum Number Eight dated September 13, 2005 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Pacific Rim Small Company Series to the Asia Pacific Small Company Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 33 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 13, 2005

(2)	Administration and Accounting Services Agreement dated January 15, 1993 between the Registrant and PFPC.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

14

(a)	Amendments to the Administration and Accounting Services Agreement.

(i)	Amendment Number One dated December 1, 1993 between PFPC and the Registrant on behalf of The DFA International Value Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(b)	Addenda to the Administration and Accounting Services Agreement.

(i)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 24, 1999

(ii)	Addendum Number Two dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	May 28, 1999

(iii)	Form of Addendum Number Three dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 20 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 13, 1999

15

(iv)	Form of Addendum Number Four dated July 27, 2000 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 22 to the Registrant’s Registration Statement on Form N-1A
File No:	811-07436
Filing Date:	July 27, 2000

(v)	Addendum Number Five dated March 27, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:
*	The U.S. 4-10 Value Series to The U.S. Small XM Value Series
*	The U.S. 6-10 Value Series to The U.S. Small Cap Value Series
*	The U.S. 6-10 Small Company Series to The U.S. Small Cap Series
*	The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(vi)	Addendum Number Six dated July 26, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
*	The Tax-Managed U.S. Marketwide Series; and
re: the reflection of the following name changes:
*	The LD U.S. Large Company Series to The LD U.S. Marketwide Series
*	The HD U.S. Large Company Series to The HD U.S. Marketwide Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(vii)	Form of Addendum Number Seven dated September 21,

16

2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 27 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 21, 2001

(viiii)	Form of Addendum Number Eight dated September 13, 2005 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Pacific Rim Small Company Series to the Asia Pacific Small Company Series

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 33 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 13, 2005

(3)	Administration Agreement dated May 28, 1999 between DFA and the Registrant on behalf of The Global Value Series, The Global Large Company Series and The Global Small Company Series.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	May 28, 1999

(4)	Form of Amended and Restated Expense Waiver and Assumption Agreement between DFA and the Registrant on behalf of The Global Value Series, The Global Large Company Series and The Global Small Company Series.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.h.4.

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.j.

17

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Not applicable.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not Applicable.

(o)	Power-of-Attorney.

Power-of-Attorney dated as of March 30, 2007, appointing David G. Booth, David R. Martin, Catherine L. Newell, Valerie A. Brown and Jeff J. Jeon as attorneys-in-fact to David G. Booth, Rex A. Sinquefield, George M. Constantinides, John P. Gould, Roger G. Ibbotson, Robert C. Merton, Myron S. Scholes, Abbie J. Smith and David R. Martin.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.o.

(p)	Codes of Ethics.

Code of Ethics of the Registrant, Advisor and Underwriter.

Incorporated herein by reference to:

Filing:	Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A

File No.:	811-07436
Filing Date:	March 29, 2004

Item 24.	Persons Controlled by or under Common Control with Registrant.

If an investor beneficially owns more than 25% of the outstanding voting securities of a feeder fund that invests all of its investable assets in a Series of the Trust, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, certain feeder portfolios of DFA Investment Dimensions Group (“DFA IDG”) and Dimensional Investment Group (“DIG”), both Maryland corporations and registered investment companies, may be deemed to be under common control with their corresponding Series of the Trust. As of February 28, 2007, no person beneficially owned more than 25% of the outstanding voting securities of a feeder portfolio that controlled a Series of the Trust.

Item 25.	Indemnification.

18

Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust and to Article X of the Registrant’s By-Laws, which are incorporated herein by reference.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: “Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

Item 26.	Business and Other Connections of Investment Adviser.

Dimensional Fund Advisors LP, the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., Dimensional Emerging Markets Value Fund Inc. and Dimensional Investment Group Inc. The Advisor also serves as sub-advisor for certain other registered investment companies. For additional information, please see “Management of the Trust” in PART A and “Management of the Registrant” in PART B of this Registration Statement. Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 27.	Principal Underwriters.

(a)	DFA Securities Inc., (“DFAS”) is the principal underwriter for the Registrant. DFAS also serves as principal underwriter for DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Dimensional Emerging Markets Value Fund Inc.

(b)	The following table sets forth information as to the Distributor’s Directors, Officers, Partners and Control Persons:

19

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
M. Akbar Ali 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Darryl Avery 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Arthur H. Barlow 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Scott A. Bosworth 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Valerie A. Brown 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Assistant Secretary	Vice President and Assistant Secretary

David P. Butler 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Patrick Carter 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Stephen A. Clark 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Truman A. Clark 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert P. Cornell 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Christopher S. Crossan 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer

20

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
James L. Davis 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert T. Deere 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert W. Dintzner 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Kenneth Elmgren 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Richard A. Eustice 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Eugene F. Fama, Jr. 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Gretchen A. Flicker 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Glenn S. Freed 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Jennifer Fromm 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Mark R. Gochnour 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Henry F. Gray 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

21

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
John T. Gray 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Darla Hastings 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Joel H. Hefner 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Julie C. Henderson 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Fund Controller	Vice President and Fund Controller

Kevin B. Hight 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Christine W. Ho 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Jeff J. Jeon 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Patrick M. Keating 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Joseph F. Kolerich 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Michael F. Lane 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Kristina M. LaRusso 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

22

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Juliet H. Lee 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Natalie Maniaci 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

David R. Martin 1299 Ocean Avenue Santa Monica, CA 90401	Vice President, Chief Financial Officer and Treasurer	Vice President, Chief Financial Officer and Treasurer

Heather E. Mathews 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

David M. New 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Catherine L. Newell 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Secretary	Vice President and Secretary

Gerard K. O’Reilly 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Carmen Palafox 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Sonya K. Park 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

David A. Plecha 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Eduardo A. Repetto 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Chief Investment Officer	Vice President and Chief Investment Officer

23

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
L. Jacobo Rodríguez 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Michael T. Scardina 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

David E. Schneider 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Ted R. Simpson 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Bryce D. Skaff 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Grady M. Smith 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Carl G. Snyder 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Lawrence R. Spieth 10 South Wacker Drive Suite 2275 Chicago, IL 60606	Vice President	Vice President

Bradley G. Steiman Suite 910, 1055 West Hastings Vancouver, B.C. V6E 2E9	Vice President	Vice President

Karen E. Umland 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

24

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Carol W. Wardlaw 10 South Wacker Drive Suite 2275 Chicago, IL 60606	Vice President	Vice President

Weston J. Wellington 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Daniel M. Wheeler 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Ryan Wiley 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Paul E. Wise 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	Shareholder

(c)	Not applicable.

Item 28.	Location of Accounts and Records.

The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

Name	Address
The DFA Investment Trust Company	1299 Ocean Avenue
Santa Monica, CA 90401

PFPC Inc.	301 Bellevue Parkway
Wilmington, DE 19809

The Chase Manhattan Bank	4 Chase MetroTech Center
Brooklyn, NY 11245

Item 29.	Management Services.

25

There are no management-related service contracts not discussed in Part A or Part B.

Item 30.	Undertakings.

(a)	The Registrant undertakes to furnish each person to whom this Post-Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

(b)	The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant’s outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

26

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 36 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 30th day of March, 2007.

THE DFA INVESTMENT TRUST COMPANY
(Registrant)

By:	/s/ Valerie A. Brown
Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference)
Vice President and Assistant Secretary
(Signature and Title)

27

EXHIBIT INDEX

N-1A EXHIBIT NO.	EDGAR EXHIBIT NO.	DESCRIPTION
23(d)(1)(s)	EX-99.d.1.s	Form of Investment Management Agreement between the Registrant and DFA on behalf of The Canadian Small Company Series

23(h)(4)	EX-99.h.4	Form of Amended and Restated Expense Waiver and Assumption Agreement

23(j)	EX-99.j	Consent of PricewaterhouseCoopers LLP

23(o)	EX-99.o	Power-of-Attorney

28